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EXHIBIT 2.1

ASSET PURCHASE AGREEMENT

BETWEEN

MERCER INTERNATIONAL INC.

AND

0706906 B.C. LTD.

AND

KPMG INC.

Dated November 22, 2004

SANGRA MOLLER

FASKEN MARTINEAU DUMOULIN LLP

5.4	Filings	31
5.5	Disclosure of Information	32
5.6	Operations Until Closing	33
5.7	Negative Covenants of the Vendor	35
5.8	Efforts to Obtain Consents or Approvals	36
5.9	Court Approvals	38
5.10	Celgar Name	38
5.11	Notification Covenant regarding Representations	38
5.12	Execution of Other Documents	38
6.0	CONDITIONS OF CLOSING	38
6.1	Mutual Conditions	38
6.2	Conditions for the Benefit of the Purchaser	40
6.3	Conditions for the Benefit of the Vendor	41
6.4	Termination	41
6.5	Expense Payment	42
6.6	Consideration	43
7.0	CLOSING MATTERS	43
7.1	Vendor's Closing Documents	43
7.2	Mercer's and the Purchaser's Closing Documents	44
7.3	Assignment of Lock-up Agreement and Registration Rights Agreement	45
7.4	Terms of Closing	46
7.5	Books and Records	46
8.0	EMPLOYEE MATTERS	46
8.1	Definitions	46
8.2	Hourly Employees	47
8.3	Salaried Employees	48
8.4	Labour Disputes	48
8.5	Termination Compensation	48
8.6	Purchaser Not Responsible	48
8.7	Purchaser Responsible	49
8.8	Employee Loans	49
8.9	Payroll	49
9.0	MERCER OBLIGATIONS	49
9.1	Obligations of Mercer	49
10.0	RISK OF LOSS	49
10.1	Risk of Loss	49
10.2	Pre-Closing Loss	49
10.3	Material Loss	50
11.0	POST-CLOSING MATTERS	50
11.1	Possession Following Time of Closing	50
11.2	Maintain Existence	50
11.3	Post-Closing Access	50
11.4	Transitional Services	51
11.5	Administration of Pension Plans	51
12.0	MISCELLANEOUS	51
12.1	Amendment and Modification; Waiver	51

ii

12.2	Expenses	51
12.3	Public Disclosure	51
12.4	Assignment	52
12.5	Entire Agreement	52
12.6	Parties in Interest	52
12.7	Further Assurances	52
12.8	Counterparts	52
12.9	Performance on Holidays	52
12.10	Notices	53
12.11	Governing Law	55

EXHIBIT A — Representations and Warranties of the Vendor
EXHIBIT B — Representations and Warranties of the Purchaser and Mercer
EXHIBIT C — Vesting Order
EXHIBIT D — Registration Rights Agreement
EXHIBIT E — Lock-up Agreement
EXHIBIT F — Assumption Agreement

iii

ASSET PURCHASE AGREEMENT

THIS AGREEMENT is made the 22nd day of November, 2004.

BETWEEN:

      MERCER INTERNATIONAL INC., a business trust organized under the laws of the State of Washington, having an office at 14900 Interurban Avenue South, Suite 282, Seattle, Washington, 98168

      ("Mercer")

AND:

      0706906 B.C. LTD., a corporation organized under the laws of British Columbia, having an office at Suite 1790, 400 Burrard Street, Vancouver, B.C., V6C 3A6

      (the "Purchaser")

AND:

      KPMG INC., in its capacity as the receiver of all the assets and undertaking of Stone Venepal (Celgar) Pulp Inc. having an office at Suite 900, 777 Dunsmuir Street, Vancouver, B.C., V7Y 1K3

      (the "Vendor")

WHEREAS:

A.    The Company previously owned and operated the Northern Bleached Softwood Kraft ("NBSK") pulp mill situate at or near Castlegar, British Columbia (the "Pulp Mill");

B.    The Company was assigned into bankruptcy under the Bankruptcy and Insolvency Act (Canada) on or about July 23, 1998 and KPMG Inc. was appointed as the trustee in bankruptcy of the Company (the "Trustee");

C.    Concurrently with the Company being assigned into bankruptcy, the Banks appointed the Vendor as the receiver of all the assets and undertaking of the Company pursuant to the Indentures (the "Receiver");

D.    KPMG Inc., in its capacity as trustee in bankruptcy of the Company, has operated the Pulp Mill and the Business since August 28, 1998; and

E.    The Vendor wishes to sell substantially all of the assets and undertaking used in connection with and relating to the Business, and the Purchaser wishes to purchase such assets (other than certain excluded assets), on the terms and conditions set out herein.

NOW, THEREFORE, in consideration of the covenants, representations, warranties and agreements contained herein, the Parties hereto covenant and agree as follows:

1.     INTERPRETATION

1.1.    Definitions.    Unless otherwise specifically provided or the context otherwise requires, where used in this Agreement (including the Exhibits hereto) and the Recitals to this Agreement, the following terms shall have the meanings set forth or as referenced below:

  1.1.1
  "1933 Act" means the United States Securities Act of 1933, as amended.

  1.1.2
  "Accountants" means Deloitte & Touche LLP, Chartered Accountants.

  1.1.3
  "Accountants' Determination" has the meaning ascribed thereto in Section 2.6.

  1.1.4
  "Accrued Employee Liabilities" means the aggregate liabilities of the Vendor and the Company for accrued statutory and floating holiday pay and regular and supplementary vacation pay, sick pay, banked overtime, floater hours, alternative days off, deferred statutory holiday pay, personal days or other paid time-off as set forth in the Books and Records with respect to the Employees as at the Closing Date.

  1.1.5
  "Affiliate" with respect to any Person means another Person which is affiliated with the first mentioned person within the meaning thereof in the Securities Act (British Columbia).

  1.1.6
  "Agreement" means this agreement, the recitals hereto and all Exhibits attached hereto, in each case, as they may be amended or supplemented from time to time in accordance with this Agreement, and the expressions "hereof", "herein", "hereto", "hereunder", "hereby", and similar expressions, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

  1.1.7
  "Applicable Law" means any domestic or foreign statute, law (including the common law), ordinance (including any Environmental Laws), rule, regulation, by-law (zoning or otherwise), or Order that applies to the subject person, entity, property or securities.

  1.1.8
  "Arbitration Panel Determination" has the meaning ascribed thereto in Section 2.10.3.

  1.1.9
  "Assumption Agreement" means the assumption agreement to be entered into between the Vendor, the Purchaser and Mercer in the form attached hereto as Exhibit F.

  1.1.10
  "Assumed Obligations" has the meaning ascribed thereto in Section 3.3.

  1.1.11
  "Banks" mean Royal Bank of Canada and The Royal Bank of Scotland Plc, acting in its capacity as agent for, National Westminster Bank Plc (a chartered bank under the laws of England), being the lenders having the benefit of certain security over the assets of the Company which secure the indebtedness of the Company to the Banks or a trustee.

  1.1.12
  "Benefit Plans" means all bonus, deferred compensation, incentive compensation, share purchase, share appreciation and share option, severance or termination pay, hospitalization or other medical benefits, life or other insurance, dental, disability, salary continuation, vacation, supplemental unemployment benefits, profit-sharing, mortgage assistance, employee loan, employee assistance, pension, retirement or supplemental retirement plan or agreement (including any defined benefit or defined contribution pension plan and any group registered retirement savings plan), and each other employee benefit plan or agreement (whether oral or written, formal or informal, funded or unfunded, including any post-retirement benefits), sponsored, maintained or contributed to or required to be contributed to by the Vendor or the Company for the benefit of any of the employees of the Business, whether or not insured and whether or not subject to any Applicable Law, except that the term "Benefit Plans" shall not include the Canada Pension Plan or plans administered pursuant to applicable provincial health, workers' compensation and employment insurance legislation.

  1.1.13
  "Books and Records" means all books and records in the possession or control of the Vendor, or any of its Affiliates, related to the Business or the Purchased Assets or the Company including operating, inventory, personnel, payroll and customer records, any legal and accounting records, all sales and promotional literature, customer and supplier correspondence and files, and software systems related to the use and operation of the Business or the Purchased Assets, together with, in the case of any such information that is stored electronically, the media on which the same is stored, whether maintained at the Pulp Mill or otherwise.

  1.1.14
  "Business" means the business of producing NBSK pulp and other related business and operations carried on by the Vendor at the Pulp Mill including, without limitation, the marketing and sale of the NBSK pulp so produced.

  1.1.15
  "Business Day" means any day other than a Saturday, a Sunday or a statutory holiday in Vancouver, British Columbia, London, England or New York, New York.

  1.1.16
  "Certified Working Capital" means the Working Capital as shown on the Post-Closing Working Capital Statement or, if recalculated by the Accountants in accordance with Section 2.6 and/or by arbitration in accordance with Section 2.10, the final and binding determination of Working Capital pursuant to those Sections.

  1.1.17
  "Claims" has the meaning as ascribed thereto in Section 4.5.

  1.1.18
  "Closing" means the completion of the purchase and sale of the Purchased Assets as set out in Section 2.1.

  1.1.19
  "Closing Adjustments" means the financial adjustments referred to in Section 2.7.

  1.1.20
  "Closing Date" has the meaning as ascribed thereto in Section 3.1.

  1.1.21
  "Collective Agreement" means the collective agreement listed in the Disclosure Letter.

  1.1.22
  "Company" means Stone Venepal (Celgar) Pulp Inc., a corporation organized under the laws of Canada (formerly known as Power Consolidated (China) Pulp Inc.) and doing business as Celgar Pulp Company, and its predecessors.

  1.1.23
  "Confidentiality Agreement" means the confidentiality agreement dated July 16, 2004, between the Vendor and Mercer.

  1.1.24
  "Consents" means all necessary third party notices, consents and approvals to the assignment of the Contracts, Licences and Permits and Intellectual Property to the Purchaser and all necessary consents, authorizations, registrations and approvals required by any Governmental Authority relating to the transactions contemplated by this Agreement, including, but not limited to, those listed in the Disclosure Letter.

  1.1.25
  "Contaminants" means any pollutant, contaminant, waste, toxic, corrosive or hazardous substance, deleterious substance, dangerous substance, dangerous good or hazardous or special waste as defined in, or prohibited or regulated by, any Environmental Laws including, without limitation, asbestos, asbestos-containing materials, radioactive materials, urea formaldehyde and PCBs (polychlorinated biphenyls).

  1.1.26
  "Contamination" is as defined in Part 4 of the Environmental Management Act (British Columbia).

  1.1.27
  "Contracts" means, collectively, the Fibre Supply Agreements, the Material Contracts, the Leases and the Water Lots.

  1.1.28
  "Court" means the British Columbia Supreme Court having jurisdiction over the Proceedings.

  1.1.29
  "Current Liabilities" means the Accrued Employee Liabilities and the current portion of obligations under the capital leases related to or used in the Business.

  1.1.30
  "Dischargeable Encumbrances" means the list of specific Encumbrances set forth in the Disclosure Letter to be discharged by the Vendor on or before Closing.

  1.1.31
  "Disclosure Letter" means the disclosure letter dated November 22, 2004 relating to certain matters concerning the Vendor, the Company, the Business and the Purchased Assets and delivered by the Vendor to the Purchaser.

  1.1.32
  "Employees" means the employees listed in the Disclosure Letter related to the Business.

  1.1.33
  "Encroached Lands" means real property, fee simple title to which is held by third parties, being encroached upon by any portion of the Pulp Mill, and any buildings, structures, appurtenances, fixtures, private roads and other improvements utilized in connection with the Business and any portions thereof.

  1.1.34
  "Encumbrance" means any encumbrance of any kind whatsoever and includes, without limitation, a security interest, mortgage, lien, hypothec, pledge, assignment, charge, title retention agreement, option, security under Section 426 or Section 427 of the Bank Act (Canada), trust or deemed trust (whether contractual, statutory or otherwise arising), any covenant or other agreement, restriction or limitation relating to the transfer of the Purchased Assets and any (a) easement, (b) restrictive covenant, (c) right of way, (d) restriction, (e) encroachment, (f) title reservation of any kind with respect to real property, or (g) adverse claim of any kind or character whatsoever.

  1.1.35
  "Environment" means the air above the land, the water (including surfacewater and groundwater) in, on, adjoining and under the land and the land (including soil, sediments and lands submerged under water) as well as all animals, plants, fish and other species using or living in such areas.

  1.1.36
  "Environmental Laws" means all federal, provincial, municipal, or local laws, statutes, regulations, by-laws or rules, Orders, Environmental Permits issued or made by any Governmental Authority, as well as any standards, directions, policies, interpretations, codes, guidelines, or other requirements having the force of law and made by any Governmental Authority, now or hereafter in force, and the common law relating in whole or in part to the protection or preservation of the Environment, human health, occupational health and safety or transportation of dangerous goods and includes those laws relating to the storage, generation, use, handling, manufacture, processing, transportation, import, export, treatment, remediation, release or disposal of any Contaminants and includes, without limitation, the Canadian Environmental Protection Act (Canada), the Fisheries Act (Canada), the Hazardous Products Act (Canada), the Transportation of Dangerous Goods Act (Canada), the Transportation of Dangerous Goods Act (British Columbia), the Environmental Management Act (British Columbia), the Environmental Management Amendment Act (British Columbia), the Water, Land and Air Protection Statutes Amendment Act (British Columbia) and all rules and regulations promulgated from time to time thereunder including the Contaminated Sites Regulation (British Columbia) as amended or replaced from time to time hereafter.

  1.1.37
  "Environmental Liabilities" means any and all liability, claim, demand, obligation, cause of action, remediation, cost recovery action, investigation, proceeding, Order, violation, damage, Loss, cost, expense, judgment, penalty, or fine asserted by any third party (including, without limitation, any private party or Government Authority), arising out of, or relating to the Environment or Environmental Laws. "Environmental Liabilities" includes, without limitation, any cost of removing or disposing of any Contaminants, any cost relating to enforcement or remedial actions, and any other cost or expense whatsoever, related to emissions or effluent containing Contaminants, whether onto or from the Lands.

  1.1.38
  "Environmental Permits" means all permits, certificates, approvals, consents, authorizations, registrations, licences, exemptions, waivers or other Orders issued, granted, conferred, created or required by any Governmental Authority pursuant to any Environmental Laws including those listed in the Disclosure Letter.

  1.1.39
  "Estimated Working Capital Amount" means the amount set out in the Estimated Working Capital Statement, as determined in accordance with Section 2.5.

  1.1.40
  "Estimated Working Capital Statement" means the statement of estimated Working Capital prepared by the Vendor in accordance with GAAP applied on a basis consistent with the past practice of the Vendor (except as specifically contemplated by the definition of Working Capital and the valuation contemplated by Section 1.5) and certified by an authorized officer of the Vendor.

  1.1.41
  "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

  1.1.42
  "Excluded Assets" means the following assets of the Vendor, the Trustee and/or the Company used or related to the Business:

1.1.42.1	cash on hand, term deposits and similar cash items derived from the operation of the Business prior to the Closing Date;
1.1.42.2	accounts receivable arising from the operation of the Business prior to the Closing Date, including sales of NBSK pulp or the sale of products produced by the Business prior to the Closing Date;
1.1.42.3	all income tax instalments and the entitlement, if any, to the return or rebate of taxes for the period prior to the Closing Date, including input tax credits under the Excise Tax Act (Canada);
1.1.42.4	inventories of Finished Goods produced at the Pulp Mill prior to the Closing Date and which are stamped as "KPMG" or an equivalent marking;
1.1.42.5
any Contract or Licence and Permit, the assignment of which to the Purchaser requires the consent of a third party, and where such consent has not been obtained as at the Closing Date or within the period of 90 days referred to in Section 3.10, together with those contracts of the Vendor and/or the Company which by their terms are not assignable and which are identified as such in the Disclosure Letter;
1.1.42.6	insurance policies and unfulfilled purchase orders relating to the volumes of Finished Goods produced prior to the Closing Date which are stamped as "KPMG" or an equivalent marking;
1.1.42.7	pre-paid insurance, pre-paid freight relating to the Finished Goods produced prior to the Closing Date and any other pre-paid expenses, if any, relating to an Excluded Asset;
1.1.42.8	the benefit of any claims of the Vendor in respect of the litigation pertaining to the "IMO Turbine" and the lime kiln insurance claim;
1.1.42.9
proceeds of insurance arising from any insured loss occurring prior to the Closing Date and payable: (a) in reimbursement of repair and replacement expenses paid by the Vendor; or (b) in respect of business interruption or similar damages incurred by the Vendor; and
1.1.42.10
any of the Vendor's internally generated reports, accounts, valuations, communications and reports to the Banks, correspondence and other materials to and from legal counsel and other solicitor-client privileged information, and any other records relating to the administration of the receivership of the Company.
  1.1.43
  "Excluded Liabilities" has the meaning ascribed thereto in Section 3.4.

  1.1.44
  "Fibre Supply Agreements" means the agreements listed in the Disclosure Letter for the supply of wood chips, pulp logs, pulpwood and wood residues for processing at the Pulp Mill.

  1.1.45
  "Financial Statements" means the financial statements of the Company as defined in paragraph 14 of Exhibit A hereto and attached to the Disclosure Letter.

  1.1.46
  "Finished Goods" means finished product produced in the Business wrapped, bailed and identified by lot number and ready for shipment to customers, whether or not appropriated to a specific customer.

  1.1.47
  "Form S-3" means a registration statement on Form S-3 pursuant to the 1933 Act.

  1.1.48
  "GAAP" means generally accepted accounting principles in Canada, applied consistently.

  1.1.49
  "Goodwill" means the goodwill of the Business and information and documents related thereto, including lists of customers and suppliers, credit information research materials, and research and development files, together with the exclusive right to represent the Purchaser as carrying on the Business as successor to the Vendor and the use of the names "Celgar" and "Celgar Pulp Company".

  1.1.50
  "Governmental Authority" means any domestic or foreign government whether federal, provincial, municipal, state or local and any Person, agency, authority, court tribunal, commission or other regulatory body of any kind whatsoever constituted by such government, including the SEC.

  1.1.51
  "Indentures" means the deeds of trust, mortgages and other security described in the Disclosure Letter.

  1.1.52
  "Intangible Property" means all right, title and interest of the Vendor and/or the Company in and to the intangible assets and property used in or related to the Business including, without limitation, all telephone numbers, facsimile numbers and email addresses and all other intangible assets and property used in or related to the Business listed in the Disclosure Letter.

  1.1.53
  "Intellectual Property" means all right, title and interest of the Vendor and/or the Company in and to the intellectual property used in or related to the Business including, without limitation, issued patents, inventions, pending applications for patents, Trade Names, copyrights, copyright registrations and applications, industrial designs and process, royalty rights, or other proprietary rights (and any applications related thereto), ISO registrations, domain names, websites and the content therein, computer software (including licences to use computer software), engineering drawings and plans, technical specifications and ratings data, know-how, trade secrets, instruction manuals, formulae, industrial and production technology, process control technology, and similar rights used in the ordinary course of the Business, including, without limitation, the intellectual property listed in the Disclosure Letter.

  1.1.54
  "Inventory" means all of the inventory, other than the Finished Goods, of the Vendor and the Company used in or related to the Business, including, without limitation, wood chips, pulpwood, pulp logs, other wood residues, work-in-process, chemicals and Mill Stores and Supplies.

  1.1.55
  "Lands" means (i) the fee simple lands and premises owned by the Vendor, the Trustee and/or the Company upon which the Pulp Mill is situated and those related to the Business including the lands listed and described in Section 1.1.55 of the Disclosure Letter, together with all premises, buildings, structures, appurtenances, fixtures, private roads and other improvements situated thereon, but excluding portions thereof situated on the Encroached Lands, and (ii) any and all right, title and interest, if any, of the Vendor and/or Company relating to the Encroached Lands, together with all premises, buildings, structures, appurtenances, fixtures, private roads and other improvements, including portions thereof, situated thereon.

  1.1.56
  "Leased Premises" means the leased premises (other than the Water Lots), covenants, rights-of-way, easements, licenses, rights-to-purchase or similar rights listed in the Disclosure Letter and other similar rights related to the Business and any other rights of a similar nature issued, subsequent to the date of this Agreement, to the Vendor and/or the Company for the benefit of the Business and which, in each case, do not expire before the Closing Date.

  1.1.57
  "Leasehold Improvements" means the leasehold improvements related to the Business situated on the Leased Premises.

  1.1.58
  "Leases" means the leases related to the Leased Premises listed in the Disclosure Letter.

  1.1.59
  "Letter Agreement" means the letter agreement between the Vendor and Mercer dated October 8, 2004, as amended.

  1.1.60
  "Licences and Permits" means all the licences, permits, certificates, approvals, consents, registrations, orders, grants and other authorizations related to the Business including, but not limited to, the Environmental Permits and those listed in the Disclosure Letter.

  1.1.61
  "Lock-up Agreement" means, subject to Section 7.3, the lock-up agreement among the Vendor, Mercer and RBC Capital Markets entered into concurrently herewith and made effective as at the Time of Closing, an unexecuted copy of which is attached hereto as Exhibit E.

  1.1.62
  "Loss" means any and all loss, liability, damage, cost or expense actually suffered or incurred by a Party (including, without limitation, the costs and expenses of all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, assessments, judgments, Orders, rulings, dues, penalties, fines, amounts paid in settlement or compromise, including court costs and reasonable legal fees and expenses).

  1.1.63
  "Material Consents" means those material Consents identified in the Disclosure Letter with an asterisk (*) annotation.

  1.1.64
  "Material Contracts" means those contracts, equipment leases, commitments, instruments, product warranties, guarantees of performance and binding obligations and arrangements related to the Business, and listed in the Disclosure Letter, and any contracts entered into by or on behalf of the Vendor or the Trustee subsequent to the date of this Agreement of the type referred to in Section 1.1.64.3 of this definition and any other contracts entered into by the Vendor or the Trustee subsequent to the date of this Agreement in accordance with its terms which, in each case, do not expire prior to the Time of Closing, and which, in the case of those contracts entered into after the date hereof, include only the following contracts, which, in each case, have been disclosed in writing to the Purchaser prior to the Closing Date:

1.1.64.1	unfilled purchase orders except those that form part of the Excluded Assets;
1.1.64.2	forward commitments by the Vendor or the Trustee for supplies, services or materials for the Business entered into in the ordinary course of the Business; and
1.1.64.3
contracts for supplies and services for the Business entered into by the Vendor or the Trustee, including, without limitation, annual maintenance and capital items, in the ordinary course of the Business.
  1.1.65
  "Materially Adverse" or "Material Adverse Effect" means with respect to a Person, fact, circumstance, event, thing, term, right, obligation or other matter that (alone or in combination with one or more related Persons, facts, circumstances, events, things, terms, rights, obligations or other matters) such Person, fact, circumstance, event, thing, term, right, obligation or other matter significantly adversely affects or could reasonably be expected to significantly adversely affect the Purchased Assets, or the financial condition, results of operations, prospects or liabilities of the Business taken as a whole, other than those facts, circumstances, events, things, terms, rights, obligations or other matters which result from any changes: (a) in domestic or international economic conditions, including fluctuations in currencies; (b) general market conditions in the pulp and paper industry, including commodity price changes or fluctuations in market demand; or (c) attributable solely to the announcement of the transactions contemplated by this Agreement.

  1.1.66
  "Mercer Publicly Filed Documents" has the meaning ascribed thereto in paragraph 8 of Exhibit B hereto.

  1.1.67
  "Mercer Shares" means the class of securities in the capital of Mercer designated as "shares of beneficial interest" as referred to in Mercer's amended Form S-3 filed with the SEC on January 29, 2004, being the class of securities currently quoted on the Nasdaq National Market under symbol "MERCS" and listed on the TSX under symbol "MRI.U".

  1.1.68
  "Mercer Share Price" means the greater of: (a) $7.75; and (b) the amount determined by dividing the aggregate sale price of all Mercer Shares sold on the Nasdaq National Market during the period of 20 consecutive trading days ending on the day that is five Business Days prior to the Closing Date by the total number of Mercer Shares sold on the Nasdaq National Market during such period expressed to the third decimal point; provided however, if the Mercer Share Price is determined to be equal to or greater than $9.50, the Mercer Share Price shall be $9.50.

  1.1.69
  "Mill Stores and Supplies" means the mill stores (including all maintenance and repair supplies and spares), supplies (including fuels, grease and all rotables but excluding chemicals) and raw materials of the Vendor and the Company related to the Business as historically referred to in the notes to the Financial Statements as "other raw materials and supplies", a subcategory of Inventory.

  1.1.70
  "Order" means any order, decision, determination, judgment, injunction, decree, award or writ of any court, arbitrator or Governmental Authority, or other Person who is authorized to make legally binding determinations.

  1.1.71
  "Other Transaction Documents" has the meaning ascribed thereto in paragraph 1 of Exhibit A.

  1.1.72
  "Parties" means Mercer, the Purchaser and the Vendor, and "Party" means any one of them.

  1.1.73
  "Payroll" means those monies paid or payable to Employees in respect of work or pursuant to the provisions of a contract or agreement, including, but not limited to, the Collective Agreement and any agreement in respect of severance, and including money required to be paid for an Employee's benefit to a fund, insurer or other person or to a Government Authority in respect of statutory withholdings, but does not include accrued and unpaid vacation pay.

  1.1.74
  "Permitted Encumbrances" means:

1.1.74.1	the reservations, limitations, provisions or conditions expressed in the original grants from the Crown of any of the Lands and the statutory exceptions to title currently applicable to those Lands;

1.1.74.2	exceptions and reservations in favour of other grantors, restrictive covenants, easements, rights-of-way, mineral claims, reservations of under surface rights, agricultural land reserve notations and other similar rights or agreements, in any such case, as presently registered against title to any of the Lands;

1.1.74.3	charges granted by public utilities or the holders of the interests described in Section 1.1.74.2 above in respect of their interests, if any, in the Lands;

1.1.74.4	a claim of right, title or jurisdiction which may be made or established by any aboriginal peoples by virtue of their status as aboriginal peoples to or over any lands, waters or products harvested therefrom;

1.1.74.5	undetermined or inchoate liens and charges incidental to current construction or current operations which have not been filed or registered in accordance with Applicable Law or of which written notice has not yet been duly given in accordance with Applicable Law or that relate to an obligation not yet due or delinquent, which in each case relate to obligations or liabilities assumed by the Purchaser at the Time of Closing;

1.1.74.6	the interests of the lessor or conditional sale vendor in respect of any item of Personal Property which is leased or purchased conditionally in the ordinary course of the Business and which interests are listed in the Disclosure Letter, or which interests arise after the date hereof and are permitted by the definition of Material Contracts and which have been disclosed in writing to the Purchaser prior to the Closing Date;

1.1.74.7	the other Encumbrances listed in the Disclosure Letter as Permitted Encumbrances; and

1.1.74.8	such other non-financial rights, liens, charges and encumbrances which have been granted, or arose, in the normal course of the Business or do not, when regarded individually or as a whole, Materially Adversely affect the value of the Purchased Assets or materially impair their use in the Business as presently conducted by the Vendor.

  1.1.75
  "Person" means any individual, corporation, partnership, limited partnership, limited liability company, joint venture, association, joint-stock company, trust, society, incorporated organization or any other similar entity.

  1.1.76
  "Personal Property" means:

1.1.76.1	all of the machinery, plant, equipment, trade fixtures, furnishings, accessories, trucks, automobiles, vehicles and similar equipment (including accessories), boats and boom boats used in the Business, and all capital spares, including those listed in the Disclosure Letter;

1.1.76.2	the interests of the Vendor and/or the Company under any lease or conditional sales agreement of any equipment, plant, machinery or vehicles used in the Business and listed in the Disclosure Letter or registered in the British Columbia Personal Property Registry as at the date hereof, or entered into in accordance with the terms of this Agreement as at the date hereof or from time to time hereafter on or before the Closing Date; and

1.1.76.3	any additional personal property related to the Business and acquired by the Vendor subsequent to the date of this Agreement in the ordinary course of the operation of the Business or as otherwise acquired in accordance with the terms of this Agreement, but excluding any Excluded Assets or any such personal property which is consumed or disposed of in the ordinary course of the Business prior to the Closing Date.

  1.1.77
  "Post-Closing Working Capital Statement" means the statement of Working Capital prepared by the Purchaser in accordance with GAAP applied on a basis consistent with the past practice of the Vendor (except as specifically contemplated by the definitions of Working Capital and the valuation contemplated by Section 1.5) and certified by an authorized officer of the Purchaser.

  1.1.78
  "Pre-paid Expenses" means the cash pre-paid expenses of the Business as at the Closing Date which relate to the Purchased Assets, excluding pre-paid insurance and pre-paid freight relating to the Finished Goods produced prior to the Closing Date.

  1.1.79
  "Prime Rate" means the rate of interest expressed as a rate per annum that the Royal Bank of Canada establishes and announces from time to time as the reference rate of interest that it will charge for Canadian dollar demand loans to its customers in Canada and which it refers to as its "prime rate".

  1.1.80
  "Proceeding" means the Court proceeding brought by the Vendor plead in a form satisfactory to the Vendor and the Purchaser, acting reasonably, for the purpose of obtaining the Vesting Order.

  1.1.81
  "Pulp Mill" has the meaning ascribed thereto in Recital A.

  1.1.82
  "Purchased Assets" means all of the properties, assets, undertaking and rights, real and personal, tangible and intangible, of every kind and description that are subject to the security interests and charges secured by the Indentures, or that are vested in the Trustee, or owned or used by the Trustee, the Vendor and/or the Company, or to which the Trustee, the Vendor and/or the Company are entitled, in connection with the conduct of the Business, as a going concern, including, without limitation:

1.1.82.1	Pre-paid Expenses;

1.1.82.2	the Inventory;

1.1.82.3	the Lands;

1.1.82.4	the Leasehold Improvements and, subject to the Leases, the Leased Premises;

1.1.82.5	the Personal Property;

1.1.82.6	the rights and benefits under the Contracts;

1.1.82.7	the rights and benefits under the Licences and Permits;

1.1.82.8	the Books and Records;

1.1.82.9	the Intangible Property;

1.1.82.10	the Intellectual Property;

1.1.82.11	the Goodwill;

1.1.82.12	the employee receivables, employee mortgages and security interests identified in the Disclosure Letter; and

1.1.82.13	any deposits provided by the Vendor or the Company which: (a) relate to the assets listed in Sections 1.1.82.2 to 1.1.82.5, 1.1.82.9 and 1.1.82.10 of this definition, (b) constitute deposits on Contracts for the purchase of Personal Property, or (c) constitute deposits in respect of Contracts and Licences and Permits, but excluding the Excluded Assets.

  1.1.83
  "Purchaser's Material Loss" means any damage to or destruction of any of the Purchased Assets, individually or in the aggregate by a casualty of any kind, in respect of which: (a) the cost of repair as evidenced by the estimate of construction costs provided by qualified and independent third parties in keeping with normal industry practice is expected to exceed $2,000,000; or (b) the period of time during which the Pulp Mill is not operating at levels in excess of 80% of the rated daily capacity of the Pulp Mill exceeds ten consecutive days.

  1.1.84
  "Receiver" has the meaning ascribed thereto in Recital C.

  1.1.85
  "Receivership Period" means the period from July 23, 1998 up to, but not including the Closing Date.

  1.1.86
  "Registration Rights Agreement" means, subject to Section 7.3, the registration rights agreement among Mercer and the Vendor entered into concurrently herewith and made effective as at the Time of Closing, an unexecuted copy of which is attached hereto as Exhibit D.

  1.1.87
  "Regulatory Approvals" has the meaning ascribed thereto in Section 5.8.1.

  1.1.88
  "SEC" means the United States Securities and Exchange Commission.

  1.1.89
  "Tax Elections" has the meaning ascribed thereto in Section 3.8.

  1.1.90
  "Taxes" means all taxes, duties, levies, charges, withholding charges, assessments, reassessments and fees (including interest and penalties on any such amounts), of whatsoever nature or kind lawfully levied, assessed or imposed by any Governmental Authority.

  1.1.91
  "Threshold Amount" has the meaning ascribed thereto in Section 2.5.2.

  1.1.92
  "Time of Closing" means 8:00 a.m., Vancouver time, on the Closing Date or such other time as the Parties agree in writing that the Closing shall take place.

  1.1.93
  "TSX" means the Toronto Stock Exchange.

  1.1.94
  "Trade Names" means all right, title and interest of the Vendor and/or the Company in and to the domain names, service marks, trade marks, trade names, brand names, logos and other proprietary designs used in or related to the Business, including, without limitation, those listed in the Disclosure Letter, and further including, without limitation, all rights to the names "Celgar", "Celgar Pulp", "Celstar" and "Celect", and all related applications for registration thereof and all the goodwill associated therewith, together with all of the Vendor's rights to sue for, and remedies against, past, present or future infringements thereof, and rights of priority and protection of interests therein under Applicable Law.

1.1.95	"Trustee" has the meaning ascribed thereto in Recital B.

1.1.96	"U.S. GAAP" means generally accepted accounting principles in the United States, applied consistently.

1.1.97	"Vendor's Material Loss" means any damage to or destruction by fire, earthquake, act of God or other hazard to the whole or any part of the Business or the Purchased Assets, individually or in the aggregate by a casualty of any kind, in respect of which the cost of repair as evidenced by the estimate of construction costs provided by qualified and independent third parties in keeping with normal industry practice is expected to exceed $50,000,000.

1.1.98	"Vesting Order" means an order of the Court in the Proceeding vesting in the Purchaser or providing for a vesting in the Purchaser of all the right, title and interest of the Vendor, the Trustee and the Company in the Purchased Assets free and clear of all Encumbrances, other than the Permitted Encumbrances, in substantially the form of the order attached hereto as Exhibit C.

1.1.99	"Water Lots" means the interests of the Vendor and/or the Company under the leases with the Crown listed in the Disclosure Letter.

1.1.100	"Working Capital" means as at the close of business on the Business Day prior to the Closing Date:

1.1.100.1	the aggregate sum of: (a) Inventory; (b) Pre-paid Expenses that form part of the Purchased Assets; (c) CDN$4,000,000; (d) the employee receivables that form part of the Purchased Assets that are recorded as current assets in the Books and Records; and (e) the deposits that form part of the Purchased Assets that are recorded as current assets in the Books and Records, less

1.1.100.2	the aggregate sum of: (a) Mill Stores and Supplies; and (b) Current Liabilities less the current portion of obligations under the capital releases related to or used in the Business.
1.2.
Other Terms.    Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement. All accounting terms not otherwise defined herein have the meanings attributable to them under GAAP and all determinations of an accounting nature required to be made shall be made in accordance with GAAP, applied consistently with prior periods.

1.3.
Gender and Number.    Words and defined terms importing the singular shall include and have a comparable meaning when used in the plural, and vice versa, and words importing gender include all genders.

1.4.
Currency.    All references to currency shall mean United States Dollars unless otherwise expressly provided. References to "CDN$" shall mean Canadian Dollars.

1.5.
Currency Conversion and Valuation.    For the purposes of any determination of amounts of Working Capital:

1.5.1
Working Capital denominated or calculated in Canadian dollars shall be valued in U.S. dollars at the Bank of Canada noon rate of exchange for exchange between such currencies on the Business Day immediately preceding the Closing Date; and

1.5.2
Inventory shall be valued at the lower of cost or net realizable value in accordance with GAAP. For the purposes of the calculation of Certified Working Capital, Inventory will be valued based on an inventory count by representatives of the Vendor conducted in the presence of representatives of the Purchaser as of the close of business on the Business Day immediately preceding the Closing Date.

1.6.
Disclosure Letter and Exhibits.    The Disclosure Letter and the following Exhibits attached hereto are integral to and form part of this Agreement:

Exhibit	Description
A	Representations and Warranties of the Vendor
B	Representations and Warranties of the Purchaser and Mercer
C	Vesting Order
D	Registration Rights Agreement
E	Lock-Up Agreement
F	Assumption Agreement
1.7.
Section Headings and References.    All Section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. Unless otherwise indicated, references to Articles or Sections are to Articles or Sections in the main body of this Agreement and references to paragraphs are references to numbered paragraphs in the Exhibits.

1.8.
Knowledge.    All statements in this Agreement that are qualified "to the best knowledge of the Vendor", "to the knowledge of the Vendor", "its information and belief" and terms of similar import shall mean and be limited to the actual knowledge of: (i) the Vendor, in its capacity as the Trustee and the Receiver, and (ii) the employees of the Vendor, in its capacity as the Trustee and the Receiver, after making reasonable investigation; provided, however, with respect to the representations and warranties of the Vendor set out in paragraphs 22 and 23 of Exhibit A after making enquiries of those senior management personnel of the Company as identified by the Vendor in the Disclosure Letter who are primarily responsible for the environmental compliance of the Business and have reviewed the said paragraphs 22 and 23. For greater certainty, with respect to the representations and warranties of the Vendor set out in paragraphs 22 and 23 of Exhibit A, the Vendor shall not be required to make any enquiries of any other employees of the Company or conduct any independent investigations of the Purchased Assets (including conducting any environmental assessments or audits) or make any enquiries of any Governmental Authorities or other Persons whatsoever.

1.9.
Vendor's Statements.    The Vendor agrees and acknowledges that all references to "Vendor" in the representations and warranties made by the Vendor relating to the Purchased Assets or the Business in Exhibit A shall be deemed for the purpose of this Agreement to include the Vendor, in its capacity as the Trustee, which has operated the Pulp Mill and the Business since August 28, 1998. In connection therewith, the Vendor covenants and agrees that it will, and will cause the Vendor, in its capacity as the Trustee, to discharge and perform all of the covenants and obligations of the Vendor contained in this Agreement or any other document, instrument or agreement delivered pursuant hereto. In consideration of such agreements, the Purchaser and Mercer agree and acknowledge that any release, indemnity, limitation of liability and any other covenant or agreement of the Purchaser or Mercer in favour of the Vendor contained in this Agreement or any other document or instrument delivered pursuant hereto shall be deemed to be for the benefit of the Vendor, in its capacities as both Receiver and Trustee.

1.10.
Time of Essence.    Time is of the essence of this Agreement.

2.     PURCHASE AND SALE OF ASSETS

2.1.
Purchase and Sale of Assets.    Upon and subject to the terms and conditions of this Agreement, the Vendor hereby agrees to sell and transfer, and to cause to be sold and transferred, to the Purchaser, and the Purchaser hereby agrees, and Mercer agrees to cause the Purchaser, to purchase and acquire from the Vendor, the Purchased Assets, free and clear of all Encumbrances, other than the Permitted Encumbrances.

2.2.
Purchase Price.    The consideration for the Purchased Assets shall be the aggregate of:

2.2.1
$210,000,000; and

2.2.2
plus or minus (as applicable) the Working Capital and Closing Adjustments; and

2.2.3
the Assumed Obligations,

    (collectively, the "Purchase Price").

2.3.
Payment.    The Purchaser shall, and Mercer shall cause the Purchaser to, on the Closing Date, pay the Purchase Price as follows:

  2.3.1
  to or to the order of the Vendor, $170,000,000 plus or minus (as applicable) the Estimated Working Capital Amount and Closing Adjustments, less, if any, the Deferred Working Capital Amount, by bank draft, certified cheque or wire transfer, or where required by the Vendor, by electronic funds transfer in accordance with the Canadian Payments Association's Large Value Transfer System of, a Schedule 1 chartered bank under the Bank Act (Canada), payable at par in Vancouver, British Columbia, of immediately available funds, and such payment must be received by the Vendor in Vancouver, British Columbia on or before 2:00 p.m. (Vancouver Time) on the Closing Date;

  2.3.2
  to or to the order of the Vendor, that number of fully paid non-assessable Mercer Shares equal to $40,000,000 divided by the Mercer Share Price (rounded to the nearest whole number); and

  2.3.3
  the assumption by the Purchaser of the Assumed Obligations.

2.4.
Allocation of Purchase Price.    The Purchase Price shall be allocated in accordance with the provisions set forth in Section 2.4 of the Disclosure Letter. The Parties shall report the purchase and sale of the Purchased Assets in any Tax returns in accordance with such allocations.

2.5.
Determination of Estimated Working Capital.

2.5.1
Not less than five Business Days prior to the Closing, the Vendor shall prepare and deliver to the Purchaser two copies of the Estimated Working Capital Statement setting forth the Estimated Working Capital Amount. The calculation of the estimated Working Capital in the Estimated Working Capital Statement shall be based upon the Company's financial statements as at the end of the month prior to the Closing Date, adjusted for all transactions up to the close of business on the tenth Business Day prior to the Closing Date and estimated for transactions to the Business Day prior to the Closing Date. The Purchaser shall be entitled to attend and review all Inventory counts (which shall be conducted in accordance with standard industry practice) in respect of the calculation of estimated Working Capital pursuant to this Section 2.5.1.

2.5.2
The Parties further agree that to the extent the Estimated Working Capital Amount is positive and is greater than CDN$30,000,000 (the "Threshold Amount"), the Purchaser may by notice in writing to the Vendor prior to the Closing Date elect to defer payment of the amount of the Estimated Working Capital Amount in excess of the Threshold Amount (the "Deferred Working Capital Amount") and, if the Purchaser so elects, the Purchaser and Mercer, jointly and severally, agree to pay the Deferred Working Capital Amount, with interest at the Prime Rate plus two (2%) percent, to the Vendor on the later of: (a) the 60th day following the Closing Date; (b) three Business Days after the Accountant's Determination (if applicable); and (c) three Business Days after the Arbitration Panel Determination (if applicable), by bank draft, certified cheque or wire transfer of immediately available funds. The Deferred Working Capital Amount shall be increased or decreased in accordance with Sections 2.6.2 and 2.6.3.

  2.5.3
  The Purchaser shall have the right to prepay the whole or any part of the outstanding balance of the Deferred Working Capital Amount, together with accrued but unpaid interest, at any time and from time to time. The Parties acknowledge that it is their mutual intention that such facility be paid and retired as soon as practicable and in any event not later than the date of the last payment contemplated in Section 2.5.2.

2.6.
Preparation of Post-Closing Working Capital Statement.    As soon as reasonably practicable after the Closing (but not later than 30 days thereafter), the Purchaser shall prepare and deliver two copies of the Post-Closing Working Capital Statement to the Vendor. A sample Post Closing Working Capital Statement using amounts as at September 30, 2004 is attached to the Disclosure Letter. The Purchaser shall provide the Vendor's representatives with such co-operation as they may reasonably require to enable them to review the Post-Closing Working Capital Statement. As soon as reasonably practicable after delivery of the Post-Closing Working Capital Statement (but not later than 15 days thereafter), the Vendor shall advise the Purchaser in writing whether the Post-Closing Working Capital Statement is agreed to by the Vendor and if not, specifying the matters not agreed to (the "Disputed Matters") and, in such case, the Disputed Matters shall be referred to the Accountants for determination and, if deemed appropriate by the Accountants, for a recalculation of the Certified Working Capital. Upon completion of their determination of any Disputed Matters and, if necessary, the recalculation of the Certified Working Capital, the Accountants shall advise the Purchaser and the Vendor in writing of their determination and recalculation (the "Accountants' Determination"). If either Party does not agree with the Accountants' Determination such Party may within 15 days of its receipt of such determination provide notice in writing to the other Parties (the "Arbitration Request") that it wishes to refer determination of the Disputed Matters to arbitration pursuant to Section 2.10. If an Arbitration Request is not provided within such 15 day period, then the Accountants' Determination shall be final and binding on the Parties. Each of the Parties will use all reasonable efforts to facilitate any such determination and recalculation by the Accountants and by arbitration, as applicable. On the third Business Day following the date that the Vendor advises the Purchaser of the Vendor's agreement with the Post-Closing Working Capital Statement or, as applicable, upon the Accountants' Determination becoming final and binding or the determination pursuant to arbitration under Section 2.10:

2.6.1
if the Certified Working Capital exceeds the Estimated Working Capital Amount (the amount of the difference referred to as the "Adjustment Amount" in this Section 2.6.1) and the Certified Working Capital is less than the Threshold Amount, the Adjustment Amount shall be paid to the Vendor by the Purchaser and Mercer by wire transfer, certified cheque or bank draft of immediately available funds;

  2.6.2
  if the Certified Working Capital exceeds the Estimated Working Capital Amount (the amount of the difference referred to as the "Adjustment Amount" in this Section 2.6.2) and the Certified Working Capital is greater than the Threshold Amount: (a) the Adjustment Amount, or portion thereof necessary to top up the Estimated Working Capital Amount to the Threshold Amount, shall be paid to the Vendor by the Purchaser and Mercer by wire transfer, certified cheque or bank draft of immediately available funds; and (b) with respect to the balance of the Adjustment Amount (the "Excess Amount"), if any, the Purchaser may at its option elect to treat the Excess Amount as a Deferred Working Capital Amount in accordance with Section 2.5.2, mutatis mutandis, or pay the Excess Amount by wire transfer, certified cheque or bank draft of immediately available funds; or

  2.6.3
  if the Certified Working Capital is less than the Estimated Working Capital Amount (the amount of the difference referred to as the "Shortfall Amount"), the Shortfall Amount shall, firstly, be applied to reduce the Deferred Working Capital Amount, if any, and, secondly, any balance of the Shortfall Amount remaining thereafter shall be paid to the Purchaser by the Vendor by wire transfer, certified cheque or bank draft of immediately available funds.

2.7.
Closing Adjustments.

2.7.1
The Purchase Price shall be adjusted for all property taxes (and the related penalties payable in connection with the current arrangement between the Vendor and the Municipality of Castlegar), utilities, and warehousing and assessments, charges, duties and levies and such other matters referred to in this Agreement and all other items normally adjusted between a vendor and purchaser in a sale of similar assets and property so that the Vendor will bear and pay all expenses and receive all income relative to the Purchased Assets up to and including the Time of Closing and the Purchaser shall bear and pay all expenses and receive all income relative to the Purchased Assets after the Time of Closing. All other matters to be adjusted, and all items adjusted for on the Closing Date but requiring readjustment, if any, shall be settled directly between the Parties within 45 days after the Closing Date or at such earlier time as the information required to complete such adjustments becomes available. At the Time of Closing, the Vendor shall take or cause to be taken readings or other measurements of gas, water, electricity and other utilities which shall be used for the apportionment required herein.

2.7.2
If the Parties are unable to agree upon the Closing Adjustments referred to in Section 2.7.1 by the Closing Date, then payment of the Closing Adjustments shall be made based upon the Vendor's calculations and estimates and the final determination of the questioned amount shall be made concurrent with and in the same manner as the final determination of the Certified Working Capital pursuant to Section 2.6. The final amount for any such adjustments so determined shall then be paid to the party entitled within the time limits and in the manner referred to in Section 2.6.

2.8.
Cost of Accountants.    The fees, costs and expenses in respect of the services provided by the Accountants, if any, under Section 2.6 and 2.7.2 shall be borne 50% by the Purchaser and 50% by the Vendor.

2.9.
Legend.    The Vendor acknowledges and agrees that the share certificate(s) representing the Mercer Shares to be issued by Mercer in payment of the Purchase Price will be legended to reflect that such Mercer Shares are subject to statutory hold periods in Canada and the United States as prescribed by Applicable Law.

2.10.
Arbitration.

2.10.1
Where a party disagrees with the recalculation of the Certified Working Capital by the Accountants under Section 2.6 and requests arbitration thereunder pursuant to this Section 2.10, such arbitration shall constitute the sole and exclusive procedure to resolve such disagreement.

2.10.2
Arbitration pursuant to this Section 2.10 shall be conducted before a panel of three independent and impartial arbitrators (the "Arbitration Panel") in accordance with the Commercial Arbitration Act (British Columbia), as amended, and the then current commercial arbitration rules of the British Columbia International Arbitration Centre, except to the extent such rules are inconsistent with this Section 2.10, in which case the provisions of this Section 2.10 shall be followed. The Purchaser and the Vendor each shall select one member of the Arbitration Panel and the two members so selected shall jointly select the third member of the Arbitration Panel. In no case shall there be any ex parte communications between any Party hereto and any member of the Arbitration Panel regarding any dispute between the Parties. The Arbitration Panel shall have the discretion to order a pre-hearing exchange of information by the Parties, including, without limitation, the production of requested documents, the exchange of testimony of proposed witnesses, and the examination by deposition of Parties. The Arbitration Panel shall not have the authority to make any ruling, finding or award that does not conform to the terms and conditions of this Agreement.

2.10.3
The site of any arbitration brought pursuant to this Agreement shall be Vancouver, British Columbia, Canada, and the language in which the arbitration shall be conducted, including all writings relating thereto (including, but not limited to, the award of the Arbitration Panel) shall be in English. All discovery activities shall be completed within 30 days after the initial meeting of the Arbitration Panel. The award of the Arbitration Panel (the "Arbitration Panel Determination") shall be: (a) final and binding upon the Parties; (b) issued within 60 days after the initial meeting of the Arbitration Panel; (c) in writing;

and (d) set forth the factual and legal bases for such award. The Arbitration Panel is to award legal fees and cost of the arbitration to the prevailing Party.

3.     CLOSING MATTERS

3.1.
Closing.    The Closing of the sale and purchase of the Purchased Assets shall, subject to the satisfaction or waiver of the conditions set out in Article 6, take place at the offices of Sangra Moller, 1000 Cathedral Place, 925 West Georgia Street, Vancouver, British Columbia at the Time of Closing on or before the date (the "Closing Date") which is the fifth Business Day following the day all of the conditions as set out in Article 6 (other than those to be satisfied as part of Closing) are satisfied or waived, or at such other place, time and date as the Parties may agree, provided that if the Closing has not occurred on or before February 28, 2005 (such date as may be extended in accordance with this Section 3.1 is referred to as the "Termination Date"), then either Party may terminate this Agreement as provided in Section 6.4, provided that if the Closing is delayed as the result of delays in, or requirements to obtain, approvals or consents from Governmental Authorities (including, without limitation, delays in Mercer securing the necessary financing to satisfy the condition in Section 6.2.6 resulting from an SEC review and/or comments on Mercer's Form S-3 and any delay in the Vendor obtaining the Vesting Order or the appeal period in respect thereof not having expired), the Termination Date may be extended to March 10, 2005 by any Party providing notice in writing to the other Parties on or prior to February 28, 2005.

3.2.
Transfer and Delivery of Purchased Assets.    On the Closing, the Vendor shall, or shall cause the Company to, execute and deliver to the Purchaser all such bills of sale, assignments, instruments of transfer, deeds, assurances, consents, and other documents, as shall be reasonably necessary or desirable to effectively transfer the Purchased Assets to the Purchaser and the Vendor shall, or shall cause the Company to, deliver up to the Purchaser possession of the Purchased Assets, free and clear of all Encumbrances, other than Permitted Encumbrances.

3.3.
Assumed Obligations.    On the terms and subject to the conditions herein contained, at the Time of Closing the Purchaser will, pursuant to the Assumption Agreement, assume and thereafter pay, perform, discharge and satisfy only the following liabilities and obligations of the Vendor and the Company related to the Business:

3.3.1
all liabilities and obligations of the Vendor accruing on and after the Time of Closing under the Contracts, and the Licences and Permits, excluding the unassignable Contracts and Licences and Permits referred to in Section 3.10;

3.3.2
the Current Liabilities;

3.3.3
all liabilities and obligations of the Vendor accruing on and after the Time of Closing in respect of the Permitted Encumbrances; and

  3.3.4
  the obligations and liabilities assumed by the Purchaser under Article 8, including for greater certainty, any and all funding obligations under pension plans disclosed in the Disclosure Letter, whether or not such plans are currently in a deficit position,

  (collectively, the "Assumed Obligations") and the Purchaser and Mercer will indemnify and save the Vendor and its employees, officers, directors and agents harmless from and against any claim, demand, action, cause of action, loss, damage, cost, fine, penalty or expense whatsoever, including reasonable legal fees, suffered or incurred, directly or indirectly, by any of them by reason of the failure of the Purchaser to pay or discharge any of the obligations referred to in this Section 3.3 and all other obligations and liabilities arising in connection with its ownership, operation and use of the Purchased Assets from and after the Closing Date.

3.4.
Excluded Liabilities and Indemnity.    The Purchaser will not assume and the Purchaser and Mercer will not be liable for any and all obligations, commitments and liabilities of and claims against the Vendor and/or the Company (whether absolute, accrued or contingent) related to the Business or the Purchased Assets, except for the Assumed Obligations, and without limiting the generality of the foregoing, the Parties agree that, except for the Assumed Obligations, the Purchaser and Mercer will have no liability for any of the following obligations or liabilities:

3.4.1
all accounts payable, accrued liabilities and other monetary indebtedness arising from the operation of the Business by the Vendor during the Receivership Period, including, without limitation, all indebtedness to the Royal Bank of Canada in respect of operating lines of credit, but excluding Current Liabilities;

3.4.2
all product liability claims and liabilities for warranty or product return claims relating to any products of the Business sold or delivered by the Vendor in the six month period immediately preceding the Closing Date;

3.4.3
all liabilities for all Taxes, duties, levies, assessments and other such charges, including any penalties, interest and fines with respect thereto, payable by the Vendor or the Company to any federal, provincial, municipal, state or other government or Governmental Authority, domestic or foreign arising from the Vendor's operation of the Business during the Receivership Period;

3.4.4
all liabilities for Payroll (including, without limitation, salary, bonus and other compensation) and all liabilities under and obligations to pay premiums and contribute to the Benefit Plans related to the employment by the Vendor of all Persons in the Business during the Receivership Period, provided the Vendor shall have no liability in respect of any funding deficiency existing with respect to any pension plan;

3.4.5
all severance payments, damages for wrongful dismissal and all related costs in respect of the termination by the Vendor or the Company of the employment of any employee of the Business who does not accept the Purchaser's offer of employment referred to in Article 8;

  3.4.6
  all liabilities for claims for injury, disability, death or workers' compensation arising from or related to employment by the Vendor of all Persons in the Business during the Receivership Period; and

  3.4.7
  any actions, suits, petitions, claims or other proceedings related to the Business or the Purchased Assets, including, without limitation, those listed in the Disclosure Letter, to the extent they arise or are based, in whole or in part, on any fact, circumstance or event that occurred or arose during the Receivership Period, other than: (i) those referred to in Section 8.4, and (ii) any actions, suits, petitions, claims or other proceedings arising out of or relating to Environmental Laws or Environmental Liabilities, except to the extent that the Purchaser and Mercer have a Claim against the Vendor under Section 4.5 for a misrepresentation or breach of warranty in respect of the environmental representations and warranties made by the Vendor in paragraphs 22 and 23 of Exhibit A,

  (collectively, the "Excluded Liabilities"). The Vendor shall be solely liable and responsible for and will indemnify and save the Purchaser and Mercer and its employees, officers, directors and agents harmless from and against any claim, demand, action, cause of action, loss, damage, cost, fine, penalty or expense whatsoever, including reasonable legal fees, suffered or incurred, directly or indirectly, by any of them by reason of the failure of the Vendor to pay or discharge any of the items set forth in Sections 3.4.1 to 3.4.7.

3.5.
Security for Pre-Closing Payables.    As partial security for the Vendor's obligations under Section 3.4 to pay and discharge the items set forth in Sections 3.4.1 to 3.4.7, the Vendor shall commencing at Closing and ending six months thereafter hold the sum of $10,000,000 in a segregated trust account. At Closing, and on a monthly basis thereafter, the Vendor shall provide the Purchaser with evidence of its compliance with the terms of this Section 3.5.

3.6.
Certainty.    For greater certainty, the Purchaser and/or Mercer are not and shall not be considered to take on, assume or otherwise become liable or responsible in any way whatsoever for any obligations, liabilities or commitments (contingent or otherwise) of the Vendor and/or the Company, other than the Assumed Obligations. Further, the indemnity of the Vendor pursuant to Section 3.4 hereof shall not extend, include or otherwise cover any obligations, liabilities or commitments whatsoever other than those set forth in Sections 3.4.1 to 3.4.7.

3.7.
Sales and Transfer Taxes.    The Purchaser shall be responsible to pay when due any property transfer, sales, social service, goods and services and similar Taxes and any registration and transfer charges and fees payable in respect of the sale and transfer of the Purchased Assets. The Purchaser shall pay direct to the appropriate Governmental

  Authority all such Taxes, charges and fees payable by it in respect of the purchase and sale of the Purchased Assets under this Agreement, other than the goods and services tax imposed under Part IX of the Excise Tax Act (Canada) and any social service or sales tax imposed under the Social Services Tax Act (British Columbia) payable in respect thereof, which shall be paid by the Purchaser to and collected by the Vendor. The Vendor shall pay such amounts paid to and collected by it to the appropriate Governmental Authorities in accordance with Applicable Laws.

3.8.
Goods and Services Tax and Harmonized Sales Tax Election.    The Purchaser and the Vendor shall jointly elect, under subsection 167(1) of Part IX of the Excise Tax Act (Canada) and any equivalent or corresponding provision under any applicable provincial legislation imposing a similar social service or sales tax (collectively, the "Tax Elections"), that no tax be payable with respect to the purchase and sale of the Purchased Assets under this Agreement. The Purchaser and the Vendor shall make such elections in prescribed form containing prescribed information and the Purchaser shall file such elections in compliance with the requirements of the applicable legislation.

3.9.
B.C. Social Service Tax.    In respect of the purchase and sale of the Purchased Assets under this Agreement, the Vendor shall use commercially reasonable efforts to obtain a certificate pursuant to Section 99 of the Social Service Tax Act (British Columbia) (the "SST Certificate") and deliver to the Purchaser a copy of the SST Certificate.

3.10.
Unassignable Contracts and Licences and Permits.    This Agreement or any document delivered hereunder shall not constitute an assignment of any rights, benefits or remedies (the "Rights") under any Contracts or Licences and Permits that are not assignable by the Vendor or the Company to the Purchaser without the consent of the other party thereto (the "Third Party"). To the extent any such consent is not obtained prior to the Time of Closing, and the Purchaser and the Vendor waive the satisfaction of the condition to Closing contained in Section 6.1.2 (if applicable), then to the extent permitted by Applicable Law and provided that the Purchaser or Mercer pay in advance all the reasonable costs and expenses of the Vendor to be incurred in carrying out its obligations under this Section 3.10 (or provide security acceptable to the Vendor, acting reasonably):

3.10.1
the Vendor will, and will cause the Company to, at the request and direction of the Purchaser, promptly assist the Purchaser in applying for and use all commercially reasonable efforts to obtain all consents or approvals contemplated by those Contracts or Licences and Permits, in a form satisfactory to the Vendor and the Purchaser, acting reasonably, provided that nothing in this Section shall require the Vendor to make any payment to any other party to any of those Contracts or Licences and Permits;

3.10.2
the Vendor will use all reasonable commercial efforts to, and will cause the Company to, in the name of the Vendor or the Company to take such actions and do such things as may be reasonably and lawfully designed to provide the benefits of those non-assignable Contracts and Licences and Permits to the Purchaser, including without limitation, holding those Contracts and Licences and Permits in trust for the benefit of the Purchaser or acting as agent for the Purchaser; and

  3.10.3
  the Vendor will, and will cause the Company to, promptly pay over to the Purchaser all such moneys collected by the Vendor or the Company, as applicable, in respect of such Contracts,

  provided that the Purchaser will indemnify the Vendor against all liabilities, costs and expenses incurred by the Vendor arising out of the Vendor's performance of such obligations set forth in this Section 3.10, except for liabilities, costs and expenses incurred by the Vendor as a result of the Vendor's own breach of the unassignable Contracts or Licences and Permits, or the Vendor's gross negligence or wilful misconduct.

  The obligations of the Vendor under this Section 3.10 shall continue for 90 days following the Closing Date. Nothing herein shall preclude the Vendor after the Closing Date from giving notice of termination of any Contract for which consent to assignment has not been obtained provided that such termination does not take effect prior to such 90 day period. For greater certainty, at the end of the foregoing 90 day period the Vendor will have no further liability to the Purchaser under this Section 3.10.

4.     REPRESENTATIONS AND WARRANTIES

4.1.
The Vendor.    The Vendor hereby makes the representations and warranties set out in Exhibit A hereto to the Purchaser and Mercer, recognizing that the Purchaser and Mercer are relying on such representations and warranties in entering into the transactions contemplated by this Agreement. All due diligence searches, investigations or inspections by the Purchaser and/or Mercer up to the date hereof and up to the Closing Date are without prejudice to the Purchaser's and Mercer's right to rely upon such representations and warranties of the Vendor.

4.2.
Mercer and the Purchaser.    Mercer and the Purchaser hereby jointly and severally make the representations and warranties set out in Exhibit B hereto to the Vendor, recognizing that the Vendor is relying on such representations and warranties in entering into the transactions contemplated by this Agreement. All due diligence searches and investigations by the Vendor up to the date hereof and up to the Closing Date are without prejudice to the Vendor's right to rely upon such representations and warranties of Mercer and the Purchaser.

4.3.
Survival.    The representations and warranties of the Vendor set out in paragraphs 22 and 23 of Exhibit A shall survive the Closing for a period of 12 months after the Closing Date. Except as provided in the previous sentence, all other representations and warranties made by each of the Vendor, Mercer and the Purchaser in this Agreement shall survive the Closing for a period of 15 months after the Closing Date. After the expiration of such applicable period, no Party shall have any further liability to any other Party with respect to such representations and warranties except with respect to Claims properly made within such time period.

4.4.
Purchaser's Acknowledgement.

4.4.1
The Vendor expressly disclaims, and the Purchaser acknowledges, that except for the representations and warranties set out in Exhibit A hereto, the Vendor has not made nor has the Purchaser or Mercer relied upon any representations, warranties or conditions, expressed or implied, statutory or otherwise, relating to the Vendor, the Company, the Purchased Assets or the Business.

4.4.2
Except for any Claim the Purchaser may have against the Vendor for any misrepresentation or breach of warranty of the representations and warranties of the Vendor in Exhibit A: (i) the Purchaser and Mercer (collectively, the "Releasors") hereby remise, release and forever discharge the Vendor, the Banks, the Company and the Trustee under the Indentures and their respective Affiliates, directors, officers, agents, employees and shareholders (in this Section collectively called the "Releasees") of and from any and all liability, claim, demand, obligation, cause of action, remediation, cost recovery action, investigation, proceeding, order, violation, damage, loss, cost, expense, judgment, penalty, or fine asserted by any party (including, without limitation, any private party or Governmental Authority) arising out of or relating to Environmental Laws or Environmental Liabilities related to or in respect of the Purchased Assets, including without limitation, the cost, if any, of managing, removing, remediating or disposing of any Contaminants or Contamination, as well as any liability, cost or expense whatsoever, if any, relating to enforcement actions, orders, cost recovery actions or remedial actions related to Environmental Liabilities, Contaminants or Contamination, and; (ii) the Releasors hereby waive any and all such rights that the Releasors now have or will have as against the Releasees or any of them in respect of the matters set forth in (i) above. The Vendor, Purchaser and Mercer acknowledge and confirm that the provisions of this Agreement constitutes a private agreement between them respecting environmental liability and that except for any Claim the Purchaser may have against the Vendor for any misrepresentation or breach of warranty of the representations and warranties of the Vendor in Exhibit A hereto, the Purchaser accepts responsibility for remediation, if any is ever required, of the Purchased Assets under Environmental Laws. The Purchaser hereby waives the requirement contained in Section 40(6) of the Environmental Management Act (British Columbia) for the Vendor to provide a Site Profile (as that term is defined in the Environmental Management Act (British Columbia)). The provisions of this Section apply notwithstanding anything to the contrary contained in Sections 3.3, 3.4 and 3.6.

4.5.
Limitations of Liability.    The liability of the Parties with respect to any claims for any misrepresentation or breach of warranty made or given in this Agreement or any other agreement, document or other instrument delivered by a Party pursuant to this Agreement or any failure to observe or perform any covenant or obligation contained in this Agreement or any other agreement, document or other instrument delivered by a Party pursuant to this Agreement (each a "Claim") shall be subject to the following:

  4.5.1
  notice of any Claim must if, based upon a misrepresentation or breach of warranty, be given to the Party against whom the Claim is made on or before the time stipulated in Section 4.3 for the expiry of such representation or warranty. For greater certainty, if notice of a Claim is duly given such Claim will include all damages incurred in respect of such Claim, whether incurred before or after the date of such notice;

  4.5.2
  no Claims may be made by the Purchaser or Mercer against the Vendor in connection with any misrepresentation or breach of warranty made or given by the Vendor in this Agreement or any agreement, certificate or other document delivered by the Vendor pursuant to this Agreement, unless:

  4.5.2.1
  in the case of a misrepresentation or breach of warranty in respect of the environmental representations and warranties made by the Vendor in paragraphs 22 and 23 of Exhibit A, the aggregate damages suffered or incurred by the Purchaser or Mercer in respect of all such misrepresentations or breaches of warranty exceeds $1,000,000 in the aggregate, in which event all such damages may be claimed by the Purchaser or Mercer;

  4.5.2.2
  in the case of any other misrepresentation or breach of warranty made by the Vendor, the aggregate damages suffered or incurred by the Purchaser or Mercer in respect of all such misrepresentations or breaches of warranty exceeds $500,000 in the aggregate, in which event all such damages may be claimed by the Purchaser or Mercer;

  4.5.3
  no Claims may be made by the Vendor against the Purchaser or Mercer in connection with any misrepresentation or breach of warranty made or given by the Purchaser or Mercer in this Agreement, unless the aggregate of all damages suffered or incurred by the Vendor in respect of all such misrepresentations or breaches of warranty exceeds $500,000 in the aggregate, in which event all such damages may be claimed by the Vendor; and

  4.5.4
  unless otherwise expressly stated in this Agreement and except with respect to any damages that arise out of the fraud or wilful misconduct of a Party:

  4.5.4.1
  the aggregate liability of the Vendor in respect of any and all misrepresentations and breaches of warranty (including, without limitation, the environmental representations and warranties referred to in paragraphs 22 and 23 of Exhibit A) shall be limited to the maximum aggregate liability of $30,000,000, provided that of that amount the maximum aggregate liability of the Vendor in respect of any and all misrepresentations and breaches of warranty of the environmental representations and warranties referred to in paragraphs 22 and 23 of Exhibit A shall be limited to $20,000,000;

    4.5.4.2
    the aggregate liability of the Purchaser and Mercer in respect of any and all misrepresentations and breaches of warranty shall be limited to the maximum aggregate liability of $30,000,000; and

    4.5.4.3
    in respect of failures to observe or perform any covenants or obligations shall be limited to the maximum aggregate liability of $30,000,000.

  For greater certainty, the limitations set forth in Section 4.5.4 shall represent the maximum aggregate liability of the Purchaser and Mercer jointly and severally.

4.6.
Payments.    Any payment made in respect of a Claim shall include interest on such amounts at the Prime Rate plus two (2%) percent from the date of Loss by the paying party to the date of payment.

5.     COVENANTS

5.1.
Access and Information.    The Vendor shall, and shall cause the Company, to:

5.1.1
forthwith make available to the Purchaser, its representatives and legal, accounting, financial, engineering, environmental and other consultants and professional advisors after the date of execution of this Agreement reasonable access to the Purchased Assets, any Books and Records, Contracts, title documents, minute books, plans, reports (including forecasts and projections), Licences and Permits, Leases, orders, books of account, accounting records, financial statements, plans, performance results, correspondence and all other documents and information relating thereto (including, if requested, copies thereof, but, for greater certainty, excluding any books and records or assets which form part of Excluded Assets), and the senior management of the Business and of the Vendor during regular business hours and upon reasonable advance notice, and shall forthwith furnish, or cause to be furnished, to the Purchaser any existing financial and operating data or other information that is or becomes available in the ordinary course with respect to the Purchased Assets and the Business in order to permit the Purchaser to continue its due diligence or as the Purchaser shall from time to time otherwise reasonably request;

5.1.2
afford the Purchaser and its authorized representatives, upon reasonable notice, reasonable access, in the presence of representatives of the Vendor, to the Business, the Lands, the Leased Premises, assets, undertaking, records and documents of the Vendor related to the Business and in the Vendor's possession so long as such access does not disrupt in any material way the operations of the

  Business, provided that nothing herein shall limit the Purchaser's right to such access in the event representatives of the Vendor are unavailable to attend; and

  5.1.3
  at the request of the Purchaser, execute or cause to be executed such consents, authorizations and directions as may be necessary to permit any reasonable inspection of the Business and the Purchased Assets and to enable the Purchaser or its authorized representatives to obtain full access to all files and records relating to any of the Purchased Assets maintained by Government Authorities, including, if the Purchaser so requires, authorizing the Canada Revenue Agency and any other Governmental Authority or any other Person to any Contracts or Licences and Permits to disclose to the Purchaser and its representatives and agents, such information in connection with the Business as may be reasonably required by the Purchaser, provided that any such inspections or access shall be limited to files and records relating to the Receivership Period.

5.2.
Meetings.    Upon reasonable prior notice and subject to the consent of the Vendor, not to be unreasonably withheld or delayed, the Purchaser shall be entitled to meet with employees of the Company and the Vendor for the purposes of discussing the operations of the Company and the new employment of the Employees with the Purchaser after the Closing Date. At the Purchaser's request and subject to the Vendor's consent, not to be unreasonably withheld or delayed, the Vendor shall co-operate with the Purchaser in arranging meetings with the Vendor's or the Company's auditors or solicitors or any other Person engaged or previously engaged to provide services to the Vendor who have knowledge of matters relating to the Purchased Assets or the Business. The Vendor may require that any meetings contemplated by this Section 5.2 occur in the presence of a representative of the Vendor, provided that the Purchaser's right to conduct such meetings shall not be impaired in the event representatives of the Vendor are not available to attend.

5.3.
Site Investigations.    The Vendor shall, subject to the Purchaser providing a customary indemnity to the Vendor and the Company, permit the Purchaser's representatives or consultants to conduct all such testing and inspection in respect of environmental matters as the Purchaser may reasonably require to satisfy itself in respect of such matters, provided that such testing shall not unreasonably interfere with the operation of the Business. The exercise of any rights of inspection by or on behalf of the Purchaser under this Section 5.3 shall not mitigate or otherwise affect the representations and warranties of the Vendor hereunder, which shall continue in full force and effect as provided in Section 4.3.

5.4.
Filings.    From the date of this Agreement to the Closing Date, the Vendor will:

5.4.1
use all commercially reasonable efforts to diligently and promptly provide all information relating to the Company and the Business necessary for inclusion in a registration statement of Mercer on Form S-3 (including audited financial statements for the past three years and for the most recent interim period conformed to U.S. GAAP as required and any information that may be required in any amendment or supplement to such Form S-3) and a private placement memorandum or Form S-3 for the sale of equity securities and/or senior notes that Mercer may require to qualify its securities for distribution in the United States and in the Provinces of Canada and to satisfy all requirements of applicable United States and Canadian securities laws;

  5.4.2
  use all commercially reasonable efforts to cause the Company and its auditors to conform the Company's audited financial statements for the last three years ended December 31, 2003 and the unaudited interim financial statements for the nine months ended September 30, 2004 to U.S. GAAP and take such actions and perform such procedures as may be necessary or desirable in order to include such financial information in Mercer's Form S-3 or in any private placement documentation Mercer may use; and

  5.4.3
  use all reasonable commercial efforts to cause the Company's auditors to deliver to the Purchaser: (a) an unqualified audit report and consent letter relating to the audited financial statements described in Section 5.4.2; (b) a review engagement report relating to the unaudited interim financial statements described in Section 5.4.2; and (c) comfort letters addressed to the applicable securities commissions, underwriters/agents (appointed in connection with any Mercer debt and/or equity financing), the trustees of Mercer and the directors of the Purchaser, as applicable, in form and substance satisfactory to the Purchaser, acting reasonably, with respect to the financial information relating to the Company and the Business provided by the Vendor to the Purchaser for inclusion in any Form S-3 or in any private placement documentation Mercer may use.

  The Purchaser and Mercer, jointly and severally, agree to pay the reasonable costs of such auditor to conform prior period financial statements to U.S. GAAP and the costs of auditing the 2004 financial statements of the Company on an expedited basis and the other reports and letters referred to in this Section 5.4 up to CDN$300,000. The obligation to pay for such costs shall survive the termination of this Agreement. The Vendor shall be responsible for any statement or financial information in the Form S-3 or private placement documentation relating to the Business, provided that the Vendor has been given reasonable opportunity to review any such statement or financial information and has approved in writing the statement or financial information prior to the inclusion thereof in the Form S-3 or private placement documentation.

5.5.
Disclosure of Information.    In the course of the Purchaser's due diligence in respect of the Purchased Assets, the Purchaser may request and the Vendor may disclose certain personnel records and other information related to the Business that may include "personal information" (the "Personal Information") as defined in and subject to the B.C. Personal Information Protection Act ("PIPA"). For the purposes of Section 20 of PIPA:

5.5.1
the Purchaser hereby confirms to the Vendor that the Personal Information that the Purchaser may hereafter request in the course of its due diligence is necessary in order for the Purchaser to determine whether to proceed with the proposed purchase of the Purchased Assets; and

  5.5.2
  the Purchaser hereby covenants and agrees that:

  5.5.2.1
  prior to Closing, any Personal Information that the Vendor discloses to the Purchaser shall be used by the Purchaser solely for purposes related to its due diligence and its proposed purchase of the Purchased Assets, and the Purchaser shall not disclose or otherwise make available any of the Personal Information to any Person except employees, directors, officers and professional advisors of the Purchaser with a need to know for the purposes of such due diligence and proposed purchase;

  5.5.2.2
  if the proposed purchase of the Purchased Assets does not proceed or is not completed, the Purchaser will destroy or return to the Vendor all of the Personal Information disclosed to the Purchaser by the Vendor in accordance with the Vendor's instructions and/or pursuant to the Confidentiality Agreement; and

  5.5.2.3
  if the proposed purchase of the Purchased Assets is completed: (i) the Purchaser shall only use or disclose the Personal Information for the same purposes for which it was collected, used or disclosed by the Vendor, or as otherwise permitted by and in accordance with PIPA; and (ii) the Purchaser shall notify the individuals who are the subject of the Personal Information that the purchase of the Purchased Assets has taken place and that their Personal Information was disclosed to the Purchaser.

5.6.
Operations Until Closing.    Except as otherwise consented to in writing by the Purchaser, from the date of this Agreement until the Closing Date, the Vendor shall:

5.6.1
keep closed all data or information rooms previously maintained regarding the Purchased Assets, the Business and/or the Company in order to solicit bids or expressions of interest in relation to the Purchased Assets, the Business and/or the Company;

5.6.2
manage the Purchased Assets and conduct the Business in the ordinary course and consistent with its past practice;

5.6.3
use all reasonable commercial efforts to, in the ordinary course and consistent with its past practice, preserve intact the business organization related to the Business and the Goodwill, keep available the services of the Employees as a group and maintain the Vendor's and the Company's relationships with suppliers, agents, distributors, customers and others who have, or have had, business relationships with the Pulp Mill or the Business to the end that its Goodwill and ongoing business at the date hereof shall be in all material respects unimpaired at the Closing Date, all on the basis of and using the degree of care, skill and diligence that a prudent owner would exercise in comparable circumstances for its own account, and as otherwise contemplated or provided in this Section 5.6 and Section 5.7;

  5.6.4
  use all reasonable commercial efforts to, in the ordinary course and consistent with its past practice, ensure that, at the Time of Closing, the Inventory does not include any materials that are below standard quality or of a quality or quantity not useable or saleable in the normal course of the Business, the value of which have not been written down on the Books and Records to net realizable market value and will maintain Inventory levels of the Business until the Closing Date at such amounts as are required for the operation of the Business as presently conducted and consistent with its past practice;

  5.6.5
  maintain the Books and Records in the ordinary course, consistent with its past practice, and record all transactions on a basis consistent with that practice;

  5.6.6
  do all repairs and maintenance to the Purchased Assets and take all such steps as are reasonably necessary or advisable in the ordinary and normal course of the Business consistent with the Vendor's past practice and to pay all expenses therefor;

  5.6.7
  comply in all material respects with all Applicable Laws;

  5.6.8
  use all reasonable commercial efforts to continue and maintain, or cause to be continued and maintained, in full force and effect, policies of insurance or renewals thereof on the Purchased Assets as they are insured on the date of this Agreement, and shall give all notices and present all claims under all policies of insurance in a due and timely fashion;

  5.6.9
  promptly advise the Purchaser of any Materially Adverse changes in the condition (financial or otherwise), liabilities, operations, earnings or affairs of the Business or the Purchased Assets;

  5.6.10
  provide to the Purchaser the monthly operating reports prepared by the Vendor in accordance with its past practice, as soon as practicable after their respective preparation and in any event not later than three days after receipt by the Vendor of each finalized monthly operating report, so as to keep the Purchaser informed as to the operation of the Business;

  5.6.11
  use all reasonable commercial efforts to conduct the Business and its affairs so that all the representations and warranties provided by the Vendor pursuant to this Agreement are true in all material respects at the Time of Closing as if made at that time;

  5.6.12
  promptly advise the Purchaser of any event occurring after the date of this Agreement that would render any representation or warranty of the Vendor untrue in any material respect if made on and as of the Closing Date or would result in a material breach by the Vendor of its obligations under this Agreement; and

  5.6.13
  pay and discharge the liabilities related to or incurred or accrued in respect of the Business and/or the Purchased Assets during the Receivership Period and which are payable on the date hereof or which become due and payable at or prior to the Closing Date, including, without limitation, liabilities in respect of unpaid property taxes, assessments, charges, levies, penalties and interest payable to any Governmental Authority, in the ordinary course in accordance and consistent with its past practice, except those contested in good faith by the Vendor and the penalties payable in connection with the current arrangement between the Vendor and the Municipality of Castlegar.

5.7.
Negative Covenants of the Vendor.    Except as contemplated by this Agreement, or otherwise consented to in writing by the Purchaser, the Vendor covenants not to do or permit to be done any of the following, from the date of this Agreement until Closing:

5.7.1
grant or commit to any Employee any increase in compensation (other than routine increases in compensation consistent with past practice with respect to non-union employees not exceeding CDN$250,000 in aggregate) or in severance or termination payments, or enter into new, or amend existing agreements respecting employment, compensation or termination (including benefit plans, bonuses, incentive compensation, pensions, supplemental pensions, non-pension employee or post-retirement benefits, retirement allowances, deferred compensation, insurance, profit sharing, and other forms of compensation or benefits) with such a Person, including pursuant to any amendment, replacement or extension of the Collective Agreement, provided that nothing in this Section 5.7.1 shall preclude the Vendor from terminating an Employee in the ordinary course of its business;

5.7.2
proceed with, incur, approve or commit to any capital expenditures in respect of the Business exceeding CDN$1,000,000 individually or in the aggregate in a series of related expenditures, from time to time, unless approved in writing by the Purchaser, such approval not to be unreasonably withheld or delayed, save and except expenditures which the Vendor, acting reasonably, believes are required to be made to prevent or deal with, an emergency in the operation of the Pulp Mill;

5.7.3
except in the ordinary course of the Business:

5.7.3.1
sell, transfer or otherwise dispose of, or agree to sell, transfer, pledge, lease, encumber or otherwise dispose of, any Purchased Assets other than obsolete or surplus assets or pursuant to the terms of any of the Contracts or Inventory in the ordinary course of the Business;

    5.7.3.2
    enter into any agreement or transaction which would result in the creation of any Encumbrance on any of the Purchased Assets, other than Permitted Encumbrances;

    5.7.3.3
    enter into any agreement which obligates the Vendor to pay more than CDN$1,000,000 in the aggregate and that cannot be terminated without cost or liability to the Company on not more than 30 days notice or implement any material change in the Business;

  5.7.4
  permit the Business to reorganize, amalgamate, merge, consolidate or combine with any Person or acquire or agree to acquire by amalgamating, merging, consolidating or entering into a business combination with, purchasing or selling substantially all the assets of or otherwise acquire or be acquired by, any Person;

  5.7.5
  dissolve, liquidate or wind-up;

  5.7.6
  terminate, modify or amend any of the Contracts or any of the Licences and Permits except in the ordinary course of the Business consistent with past practice;

  5.7.7
  take any action that would interfere with or be inconsistent with the completion of the transactions contemplated under this Agreement or would render, or that reasonably may be expected to render, any representation or warranty made by the Vendor in this Agreement untrue or incorrect in any material respect at any time prior to the Time of Closing if made at that time;

  5.7.8
  make any changes to the existing accounting practices related to the Business, except as required by Applicable Law or a change in GAAP; and

  5.7.9
  except in the ordinary course of the Business and consistent with past practice, relinquish any material contractual rights or any other rights with respect to any Contracts or Licences and Permits, or enter into any interest rate, currency or commodity swaps, hedges or other similar financial instruments.

5.8.
Efforts to Obtain Consents or Approvals.    Each of the Parties shall take, or cause to be taken, all commercially reasonable actions and do, or cause to be done, all commercially reasonable things and promptly execute and file, or join in the execution and filing of, any application or other document that may be necessary, proper or advisable to permit and diligently pursue the completion of the transactions contemplated by this Agreement in accordance with the terms hereof, including obtaining the authorization, approval or consent of any Governmental Authority or other Person which may be reasonably required, or which the other Party may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement, and shall co-operate with each other in connection therewith, including using all commercially reasonable best efforts to obtain as soon as reasonably possible and in any event, prior to the Closing Date:

  5.8.1
  the Consents, including any consents required under the Competition Act (Canada), the Investment Canada Act and the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "Regulatory Approvals");

  5.8.2
  if applicable, the re-issuance in the name of the Purchaser of new rights in replacement of any Leases, Water Lots or Licences and Permits which cannot, or because of the practice of the applicable Governmental Authority will not, be transferred to the Purchaser by way of assignment; and

  5.8.3
  provide notice to, and obtain all necessary waivers, consents and approvals or releases from, other parties to Contracts, Licences and Permits and other agreements, understandings and documents to which it is a party or by which it or its properties are bound or affected.

  The Vendor will have primary responsibility to obtain the Consents to the assignment of the Contracts and the Licences and the Permits. Any such Consents shall be in form and substance satisfactory to the Purchaser and the Vendor, each acting reasonably, it being acknowledged and agreed that the Vendor will not be responsible for the payment of fees to, or the cost of any concessions that may be agreed to by the Purchaser in favour of, Governmental Authorities or any other Person as a precondition to providing such Consents. The Parties will use reasonable commercial efforts (which in the case of the Purchaser and Mercer shall not require it to expend monies other than for its out-of-pocket costs and expenses for advisors and agents in obtaining Consents) to try to cause any third party who is a party to a Contract which is to be assigned to the Purchaser to release the Vendor (in its capacities as both Receiver and Trustee) from any on-going liability arising under the Contract after the Time of Closing and, in that regard, the Purchaser and Mercer will provide such evidence concerning its financial condition and experience as may reasonably be requested by such third parties. The Purchaser shall be responsible for obtaining the Regulatory Approvals and shall be responsible for all filing fees, costs and other charges applicable to the applications for the Regulatory Approvals. The Purchaser will, at the Vendor's request, advise the Vendor of the status of any applications which the Purchaser makes for Regulatory Approvals and, upon request, shall provide the Vendor with copies of all such applications as well as correspondence between the Purchaser and the relevant Governmental Authorities respecting such applications. The Vendor may, with the Purchaser's consent, such consent not to be unreasonably withheld, and then only together and in conjunction with the Purchaser or its representatives, discuss any and all such applications and matters directly with the relevant Governmental Authority, provided that the Vendor's right to have such discussions shall not be impaired in the event representatives of the Purchaser are not available.

5.9.
Court Approvals.    The Vendor will use all commercially reasonable efforts to obtain the Vesting Order prior to the Closing Date and the Vendor will obtain the consent of the Purchaser to any changes to the Vesting Order requested by the Court or by any party to the Proceeding.

5.10.
Celgar Name.    The Vendor will use all commercially reasonable efforts to change the corporate name of the Company to a name other than "Stone Venepal (Celgar) Pulp Inc." and which eliminates the use of the word "Celgar" and which will enable the Purchaser to change its name to a name which includes the word "Celgar" effective as of the Closing Date.

5.11.
Notification Covenant regarding Representations.    Each of the Parties will promptly advise the other Parties of any event or circumstance which becomes known to it after the date of this Agreement that would render any representation or warranty of such other Party untrue in any material respect if made on and as of the Closing Date or would result in a material breach by such Party of its obligations under this Agreement.

5.12.
Execution of Other Documents.    Concurrently with the execution of this Agreement, the Parties shall execute and cause to be executed the following additional documents which will be effective from and after the Time of Closing:

5.12.1
the Registration Rights Agreement; and

5.12.2
the Lock-up Agreement.

  If Closing does not occur, this Agreement is terminated or the Registration Rights Agreement and Lock-up Agreement are replaced in accordance with Section 7.3, the Registration Rights Agreement and the Lock-up Agreement will be null and void.

6.     CONDITIONS OF CLOSING

6.1.
Mutual Conditions.    The obligation of the Vendor to complete the sale of the Purchased Assets contemplated by this Agreement and of the Purchaser and Mercer to complete the purchase of the Purchased Assets as contemplated by this Agreement is subject to the satisfaction of each of the following conditions:

6.1.1
No Violations of Laws.    No Applicable Law is in force, and no action has been taken under any Applicable Law or by any Governmental Authority, and no Order of a court or Governmental Authority shall be in effect that: (a) makes it illegal or otherwise, directly or indirectly, restrains, enjoins or prohibits the completion of the transactions contemplated by this Agreement; (b) results in an Order or assessment of damages, directly or indirectly, relating to the transactions contemplated by this Agreement that would have a Material Adverse Effect on the Business or the Purchased Assets; or (c) would impose any condition or restriction that, after giving effect to the transactions contemplated by this Agreement, would have a Material Adverse Effect on the Business or the Purchased Assets;

  6.1.2
  Consents.    Each of the Material Consents shall have been obtained on or before the Closing in a form and on terms acceptable to the Purchaser and the Vendor, acting reasonably;

  6.1.3
  Vesting Order.    The Vendor shall have obtained the Vesting Order and all applicable appeal periods relating to the Vesting Order shall have expired, without the filing of any appeal, or all filed appeals have been dismissed on terms satisfactory to the Purchaser, and the Vesting Order shall not have been stayed, varied or vacated, and the Vesting Order and such other directions, letters and instruments as the Parties may reasonably require shall have been submitted for registration at the Kamloops/Nelson Land Title Office and delivered to the British Columbia Personal Property Registry;

  6.1.4
  Competition Act.    With respect to the Competition Act (Canada):

  6.1.4.1
  the applicable waiting periods under Section 123 of the Competition Act (Canada) have expired and the Commissioner of Competition (the "Commissioner") shall have issued a written confirmation that the Commissioner has received adequate notification of the transactions contemplated by this Agreement pursuant to Section 114 of the Competition Act (Canada) and, that pursuant to Section 123 of the Competition Act (Canada), the Commissioner does not intend, at that time, to take any action to refer these transactions to the Competition Tribunal for review; or

  6.1.4.2
  the Commissioner shall have issued an advance ruling certificate under Section 102 of the Competition Act (Canada) in respect of the transactions contemplated by this Agreement in a form and on terms satisfactory to the Purchaser;

  6.1.5
  Investment Canada Act.    The Purchaser will have received a notice from the Minister responsible for the Investment Canada Act issued under Sections 21, 22 or 23 of such Act indicating that the Minister is, or is deemed to be, satisfied that the transactions contemplated by this Agreement are likely to be of net benefit to Canada;

  6.1.6
  Hart Scott-Rodino Antitrust.    All consents or approvals which may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in respect of the purchase and sale of the Purchased Assets shall have been obtained or all applicable waiting periods thereunder shall have expired or notice of earlier termination received without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by this Agreement;

  6.1.7
  Registration Rights Agreement.    Mercer and the Vendor (or the Banks, their Affiliates or the Vendor's Affiliates to whom the Mercer Shares are issued at the direction of the Vendor) shall have delivered the Registration Rights Agreement;

  6.1.8
  Lock-up Agreement.    Mercer and the Vendor (or the Banks, their Affiliates or the Vendor's Affiliates to whom the Mercer Shares are issued at the direction of the Vendor) shall have delivered the Lock-up Agreement;

  6.1.9
  Distribution of Securities.    The distribution of the Mercer Shares pursuant to this Agreement is exempt from the registration and prospectus requirements of the Securities Act (British Columbia) and the registration requirements under the 1933 Act; and

  6.1.10
  TSX and Nasdaq Approval.    The Mercer Shares to be issued pursuant to this Agreement as partial payment of the Purchase Price shall be authorized for quotation on the Nasdaq National Market and conditionally approved for listing on the TSX subject to compliance by Mercer with the conditions set forth by the Nasdaq National Market (if any) and the TSX.

  The foregoing conditions are inserted for the mutual benefit of the Vendor, the Purchaser and Mercer and may be waived in whole or in part only if jointly waived in writing by the Vendor, the Purchaser and Mercer.

6.2.
Conditions for the Benefit of the Purchaser.    The obligation of the Purchaser and Mercer to complete the purchase of the Purchased Assets at the Closing as contemplated by this Agreement is subject to the satisfaction of each of the following conditions:

6.2.1
Representations and Warranties.    Each of the representations and warranties of the Vendor contained in this Agreement shall be true and correct in all material respects at the date hereof and at the Time of Closing (unless such representation and warranty is already subject to a materiality qualification, in which case it shall be true and correct in all respects at the date hereof and at the Time of Closing) as if made at and as of each such date and time;

6.2.2
Covenants.    Each of the covenants and agreements of the Vendor to be performed prior to or at the Time of Closing shall have been duly performed in all material respects;

6.2.3
Materially Adverse Change.    There shall have been no Materially Adverse change in the condition (financial or otherwise), liabilities, operations, earnings or affairs of the Business or the Purchased Assets since the date of the Financial Statements, excluding a Purchaser's Material Loss or a Vendor's Material Loss, each of which, if any, shall be dealt with pursuant to Sections 10.3 and 6.4.7;

  6.2.4
  Laws.    There shall be no change in Applicable Laws from those in effect as at the date hereof relating to the regulation of the forestry or the pulp and paper industries in British Columbia which is Materially Adverse;

  6.2.5
  Insurance.    Mercer shall have arranged for and obtained customary insurance consistent with industry practice in respect of the Purchased Assets and the Business, on terms and conditions and with an amount of coverage reasonably satisfactory to Mercer; and

  6.2.6
  Financings.    Mercer shall have raised from the sale of its equity securities and/or senior notes funds to finance payment of the Purchase Price and refinance the indebtedness of its Rosenthal pulp mill, on terms and conditions satisfactory to Mercer, and Mercer shall have accepted a commitment from a Canadian chartered bank or its Affiliates for an operating credit facility of not less than U.S.$30 million.

  The foregoing conditions are for the exclusive benefit of the Purchaser and Mercer and may be waived, in writing, by the Purchaser and Mercer, in whole or in part.

6.3.
Conditions for the Benefit of the Vendor.    The obligation of the Vendor to complete the sale of the Purchased Assets at the Closing as contemplated by this Agreement is subject to the satisfaction of each of the following conditions:

6.3.1
Representations and Warranties.    Each of the representations and warranties of Mercer and the Purchaser contained in this Agreement shall be true and correct in all material respects at the date hereof and at the Time of Closing (unless such representation and warranty is already subject to a materiality qualification, in which case it shall be true and correct in all respects at the date hereof and at the Time of Closing) as if made at and as of each such date and time; and

6.3.2
Covenants.    Each of the covenants and agreements of Mercer and the Purchaser to be performed prior to or at the Time of Closing shall have been duly performed in all material respects.

  The foregoing conditions are for the exclusive benefit of the Vendor and may be waived, in writing, by the Vendor, in whole or in part.

6.4.
Termination.    This Agreement may be terminated by notice given prior to or at the Closing as follows:

6.4.1
by mutual written agreement of the Parties;

6.4.2
by the Purchaser and/or Mercer by notice in writing to the Vendor if the Vendor shall have failed to comply in any material respect with any of the provisions of this Agreement (other than those to be performed on the Closing Date) for a period of seven Business Days (or a lesser period specified by the Purchaser and/or Mercer if the Closing Date is to occur within seven Business Days after the giving of such notice) after the Purchaser and/or Mercer shall have notified the Vendor of such failure to comply in writing;

  6.4.3
  by the Vendor by notice in writing to the Purchaser and Mercer if the Purchaser or Mercer shall have failed to comply in any material respect with any of the provisions of this Agreement (other than those to be performed on the Closing Date) for a period of seven Business Days (or a lesser period specified by the Vendor if the Closing Date is to occur within seven Business Days after the giving of such notice) after the Vendor shall have notified the Purchaser and Mercer of such failure to comply in writing;

  6.4.4
  by the Purchaser and/or Mercer by notice in writing to the Vendor if any condition in Sections 6.1 and 6.2 has not been satisfied by the Closing Date and the Purchaser has not waived such condition on or before such date;

  6.4.5
  by the Vendor by notice in writing to the Purchaser and Mercer if any condition in Sections 6.1 and 6.3 has not been satisfied by the Closing Date and the Vendor has not waived such condition on or before such date;

  6.4.6
  by any Party by notice in writing to the others if any condition in Article 6 has not been satisfied by the Termination Date and the Parties have not waived such condition on or before such date; or

  6.4.7
  by: (a) the Purchaser and/or Mercer if a Purchaser's Material Loss occurs; or (b) the Purchaser and/or Mercer or the Vendor if a Vendor's Material Loss occurs, all as set forth in Section 10.3,

  provided that either the Vendor or the Purchaser and/or Mercer may also bring an action against the others for damages suffered where the non-performance or non-fulfilment of the relevant condition is a result of a breach of a covenant, representation or warranty contained in this Agreement by the others and such Party has not used all reasonable commercial efforts to cure such breach prior to the Closing.

6.5.
Expense Payment.    In addition to the costs payable by the Purchaser and Mercer under Section 5.4, and except as provided in this Section 6.5, if this Agreement is terminated by the Purchaser, Mercer or the Vendor, the Purchaser and Mercer, jointly and severally, agree to pay to the Vendor an amount in respect of the Vendor's actual out-of-pocket expenses (including, without limitation, legal, auditing, accounting, actuarial and other related professional fees and expenses) in connection with the transactions contemplated by this Agreement not to exceed the sum of (i) CDN$200,000, plus (ii) the amount, if any, by which CDN$300,000 exceeds the amount that the Purchaser and Mercer become liable to pay under Section 5.4; provided, however, the Vendor shall not be entitled to the foregoing expense payment if this Agreement is terminated: (a) as the result of the non-performance or non-fulfilment of a condition contained in Article 6 where such non-performance or non-fulfilment is the result of a breach of a covenant, representation or warranty contained in this Agreement by the Vendor; or (b) pursuant to Section 6.4.7. For greater certainty, there shall be no duplication or overlap of amounts payable under this Section 6.5 and amounts payable under Section 5.4. This Section 6.5 shall survive the termination of this Agreement.

6.6.
Consideration.    Each of the Vendor and the Purchaser acknowledge receipt from the other of $1.00 and other good and valuable consideration and the Parties agree that they shall not have the right to revoke any agreement made hereunder while this Agreement remains subject to the Conditions Precedent set forth in this Section 6. For greater certainty, nothing in this Section 6.6 shall preclude a Party from exercising any right of termination granted hereunder.

7.     CLOSING MATTERS

7.1.
Vendor's Closing Documents.    At the Closing, the Vendor will deliver the following to the Purchaser:

7.1.1
a certified copy of the Vesting Order in form registrable in all necessary places required to effect its registration;

7.1.2
letters from legal counsel of the Vendor to the Registrar of Titles of the Kamloops/Nelson Land Title Office and the Registrar of the British Columbia Personal Property Registry and to the Purchaser, each as provided for in the Vesting Order;

7.1.3
evidence of the receipt of those Consents obtained by the Vendor prior to the Closing, together with any other consents, approvals and authorizations referred to in Sections 5.8 or 5.9 obtained by the Vendor;

7.1.4
a certified copy of a resolution of the Board of Directors or other authorizing resolution of the Vendor in its capacity as Receiver authorizing the sale and transfer of the Purchased Assets, respectively, as contemplated by this Agreement and the execution and delivery of this Agreement and all documents to be executed and delivered by the Vendor pursuant hereto;

7.1.5
a certificate of a senior officer of the Vendor in its capacity as Receiver as to the incumbency of the signatories on behalf of the Vendor and certifying the accuracy as of the Closing Date of the Vendor's representations and warranties and the performance of its covenants to be performed at or before the Closing in each case in all material respects;

7.1.6
to the extent not discharged by the Vesting Order, the discharge and release of the Dischargeable Encumbrances, in form and substance satisfactory to the Purchaser, acting reasonably;

7.1.7
the SST Certificate;

  7.1.8
  the Tax Elections executed by the Vendor or the Company, as applicable;

  7.1.9
  all deeds, documents of title, conveyances, bills of sale, transfers, assignments, and indentures and other documents necessary or desirable to effect the assignment, transfer and sale of the Purchased Assets as contemplated by this Agreement;

  7.1.10
  the Registration Rights Agreement;

  7.1.11
  the Lock-up Agreement;

  7.1.12
  the Assumption Agreement executed by the Vendor;

  7.1.13
  an opinion of counsel to the Vendor, in form and substance satisfactory to the Vendor, the Purchaser and Mercer, and their counsel, acting reasonably; and

  7.1.14
  such other documents as may be requested by the Purchaser or Mercer, acting reasonably, including, without limitation, the Other Transaction Documents.

7.2.
Mercer's and the Purchaser's Closing Documents.    At the Closing, Mercer and the Purchaser will deliver the following to the Vendor:

7.2.1
payment of the Purchase Price pursuant to Section 2.3.1, together with any Taxes to be remitted to the Vendor as contemplated by Section 3.7;

7.2.2
share certificate(s) representing the Mercer Shares issued by Mercer in payment of the Purchase Price pursuant to Section 2.3.2, legended as set forth in Section 2.9;

7.2.3
evidence of the receipt of those Consents obtained by the Purchaser prior to the Closing, together with any other consents, approvals and authorizations referred to in Section 5.8 obtained by the Purchaser;

7.2.4
evidence of the conditional approval of the listing on the TSX of the Mercer Shares to be issued pursuant to this Agreement and the filing of the notification form with the Nasdaq National Market;

7.2.5
a certified copy of resolutions of the trustees or directors, as the case may be, of Mercer and the Purchaser authorizing the purchase of the Purchased Assets as contemplated by this Agreement and the execution and delivery of this Agreement and all documents required to be executed by Mercer and the Purchaser, as the case may be, pursuant hereto;

7.2.6
a certificate of a senior officer of Mercer and the Purchaser certifying the accuracy as of the Closing Date of the representations and warranties of Mercer and the Purchaser and the performance by Mercer and the Purchaser of their covenants to be performed at or before the Closing in each case in all material respects;

  7.2.7
  a written acknowledgement and agreement of the Purchaser addressed to the Union under the Collective Agreement that:

  7.2.7.1
  the Purchaser will not oppose an application which may be subsequently brought by the Union under the Collective Agreement before the British Columbia Labour Relations Board declaring the Purchaser to be a successor employer to the Company; and

  7.2.7.2
  the Purchaser is bound by the terms of the Collective Agreement, including the existing seniority of the employees in the bargaining unit;

  7.2.8
  the Tax Elections executed by the Purchaser;

  7.2.9
  the Registration Rights Agreement;

  7.2.10
  the Lock-up Agreement;

  7.2.11
  the Assumption Agreement executed by the Purchaser and Mercer;

  7.2.12
  such documents as the Vendor may reasonably require in order to reflect the assumption by the Purchaser and Mercer of the Contracts and Licences and Permits to be assigned to the Purchaser;

  7.2.13
  an opinion of counsel to Mercer and the Purchaser, in form and substance satisfactory to the Vendor and the Purchaser and their respective counsel, acting reasonably; and

  7.2.14
  such other documents as may be requested by the Company and the Vendor, acting reasonably.

7.3.
Assignment of Lock-up Agreement and Registration Rights Agreement.    If prior to the Closing Date the Vendor directs Mercer to issue the Mercer Shares to be issued pursuant to Section 2.3.2 to the Banks, their Affiliates or the Vendor's Affiliates, then it shall be a condition of such direction and assignment that the Banks, their Affiliates and/or the Vendor's Affiliates, as applicable, enter into a new lock-up agreement and registration rights agreement in the same form as the Lock-up Agreement and the Registration Rights Agreement and deliver such agreements at Closing in replacement of the Lock-up Agreement and the Registration Rights Agreement signed by the Vendor. Upon such delivery, the Lock-up Agreement and the Registration Rights Agreement signed by the Vendor shall be null and void.

7.4.
Terms of Closing.    Closing shall not be completed, nor shall the documents tabled for delivery at Closing be delivered, until all conditions of Closing (including the deliveries contemplated by this Article 7 and the conditions set out in Article 6) have been fulfilled or waived and the Vesting Order transferring the Lands to the Purchaser, together with any other applicable releases of the Banks' security, have been deposited for application for registration in the appropriate Land Title Offices and receipt of satisfactory post-application index searches which indicate that in the normal course of Land Title Office routine title to the Lands will be issued to the Purchaser subject only to the Permitted Encumbrances or Encumbrances deriving from the Purchaser.

7.5.
Books and Records.    Following the Closing, the Vendor will deliver or make available to the Purchaser, all Books and Records in its possession, including without limitation:

7.5.1
records relating to the construction and maintenance and repair of the Purchased Assets;

7.5.2
books, purchase orders, invoices and other documents, files and records of or relating to the Business, including electronic or digital copies thereof and computer and information systems related thereto, wherever located; and

7.5.3
records relating to the original capital cost and tax classification of the Purchased Assets.

8.     EMPLOYEE MATTERS

8.1.
Definitions.    As used in this Article 8:

8.1.1
"Active Hourly Employees" means the individuals employed at the Pulp Mill in the Business on an hourly basis whose employment is governed by the terms and conditions of the Collective Agreement, who, as at the date of this Agreement, are those individuals listed in the Disclosure Letter;

8.1.2
"Active Salaried Employees" means the individuals employed at the Pulp Mill in the Business on a salaried basis, who, as at the date of this Agreement, are those individuals listed in the Disclosure Letter;

8.1.3
"Other Employees" means Other Hourly Employees and Other Salaried Employees;

8.1.4
"Other Hourly Employees" means the individuals, other than Active Hourly Employees as at the Closing Date, who at some time prior to the Closing Date were actively employed at the Pulp Mill in the Business on an hourly basis whose employment was governed by the terms and conditions of the Collective Agreement, who at the Closing Date:

    8.1.4.1
    are in receipt of benefits from a short-term or long-term disability program the Pulp Mill sponsors or in which the Pulp Mill participates;

    8.1.4.2
    are in receipt of Workers' Compensation benefits on account of such employment;

    8.1.4.3
    are on an unpaid leave of absence (including maternity or parental leave) from the Pulp Mill; or

    8.1.4.4
    are on layoff from the Pulp Mill;

  and as at the date of this Agreement are, except with respect to those individuals referred to in Section 8.1.4.4, those individuals listed in the Disclosure Letter or,

    8.1.4.5
    retain on account of such employment a present or future entitlement to pension, post-retirement or other benefits provided through a pension or benefit program the Pulp Mill sponsors; and

  8.1.5
  "Other Salaried Employees" means the individuals, other than Active Salaried Employees as at the Closing Date, who at some time prior to the Closing Date were actively employed at the Pulp Mill in the Business on a salaried basis who at the Closing Date:

  8.1.5.1
  are in receipt of benefits from a short-term or long-term disability program the Pulp Mill sponsors or in which the Pulp Mill participates;

  8.1.5.2
  are in receipt of Workers' Compensation benefits on account of such employment;

  8.1.5.3
  are on an unpaid leave of absence (including maternity or parental leave) from the Pulp Mill; or

  8.1.5.4
  are considered "terminated with benefits" from the Pulp Mill;

    and as at the date of this Agreement are those individuals listed in the Disclosure Letter; or

    8.1.5.5
    retain on account of such employment a present or future entitlement to pension, post-retirement or other benefits provided through a pension or benefit program the Pulp Mill sponsors.

8.2.
Hourly Employees.    Except as contemplated by Section 8.6, the Purchaser will, as at the Time of Closing, become bound by the Collective Agreement in respect of the Active Hourly Employees and the Other Hourly Employees (other than those who do not accept employment with the Purchaser) and shall assume all of the Vendor's obligations and liabilities under and in respect of the Collective Agreement which applies to any of such

Active Hourly Employees or Other Hourly Employees and the multi-employer pension or benefit plans in which any of the Active Hourly Employees or Other Hourly Employees participate on account of such employment as set forth in the Disclosure Letter. The Vendor will, at any time or times before the Closing Date comply with the Collective Agreement in respect of any requirements imposed by virtue of the Purchaser acquiring the Business and the Purchased Assets and succeeding to the future obligations thereunder.

8.3.
Salaried Employees.    The Parties will co-operate to effect an orderly transfer of employment of the Active Salaried Employees and Other Salaried Employees and in order to facilitate that transfer the Vendor will give or cause to be given notice of termination of employment effective the Closing Date to, and the Purchaser will concurrently on the Closing Date offer employment to, each Active Salaried Employee and Other Salaried Employee at the same salary and position and otherwise on substantially the same terms and conditions as that Employee was employed by the Vendor and the Purchaser shall assume all of the obligations and liabilities of the Vendor or the Company under the pension plans applicable to Active Salaried Employees and Other Salaried Employees as set forth in the Disclosure Letter. For greater certainty, the Purchaser shall recognize for all purposes all seniority or length of service rights or benefits previously enjoyed by each such Employee as an employee of the Vendor or the Company or predecessor companies.

8.4.
Labour Disputes.    All grievances, references and arbitrations under the Collective Agreement, applications, complaints, disputes, claims, actions, suits, demands or other proceedings relating to those Employees who become employees of the Purchaser at the Closing Date made, filed, commenced or instituted before or after the Closing Date, including those based substantially on events that occurred or were initiated before that date all as set forth in the Disclosure Letter, will be the sole responsibility of the Purchaser.

8.5.
Termination Compensation.    If the Purchaser at any time after the Time of Closing terminates without just cause the employment of an Active Salaried Employee or Other Salaried Employee who accepted an offer of employment under Section 8.3 and who was employed continuously with the Purchaser since the date such Employee became employed by the Purchaser, the Purchaser will recognize the continuous service of any such Employee with the Vendor or the Company in determining the appropriate reasonable notice period.

8.6.
Purchaser Not Responsible.    Notwithstanding the completion of the transactions contemplated hereby, the Purchaser will not be responsible for the payment and satisfaction of obligations in respect of:

8.6.1
any Active Hourly Employee or Other Hourly Employees who, under the Collective Agreement, was entitled to remain an employee of the Vendor or the Company in lieu of becoming an employee of the Purchaser and elected to do so; and

  8.6.2
  any Active Salaried Employee or Other Salaried Employees to whom the Purchaser is obliged to and does offer employment as contemplated by Section 8.3, but who does not accept employment with the Purchaser, except in respect of any rights which accrued prior to the Closing Date under the Defined Pension Plan for Active Salaried Employees or Other Salaried Employees.

8.7.
Purchaser Responsible.    In addition to any other obligations under this Article 8, the Purchaser shall be responsible for the Accrued Employee Liabilities for the periods prior to the Time of Closing.

8.8.
Employee Loans.    The Vendor agrees that all existing loans, if any, made by the Vendor or the Company to Employees are assets of the Business and will be transferred by the Vendor to the Purchaser in respect of those Employees who become employees of the Purchaser at the Time of Closing and are included in the Purchased Assets and the Purchase Price. With effect from the Time of Closing, the Vendor shall, to the extent not previously assigned to the Purchaser, assign to the Purchaser all of its right, title and interest in any loans then owing to the Vendor or the Company from any Employee who becomes an employee of the Purchaser at the Time of Closing, including those on account of home relocation assistance, automobile insurance premiums, computer purchase or lease arrangements.

8.9.
Payroll.    Notwithstanding any other provision herein, or the transfer of Employees, the Vendor shall be responsible for and make payment of the Payroll due to the Employees up to and including the period ending the day prior to the Closing Date.

9.     MERCER OBLIGATIONS

9.1.
Obligations of Mercer.    Mercer agrees and acknowledges that all of the obligations, covenants and liabilities of the Purchaser in this Agreement and in any other document or instrument delivered pursuant hereto shall be the joint and several obligations, covenants and liabilities of the Purchaser and Mercer.

10.   RISK OF LOSS

10.1.
Risk of Loss.    Until the Time of Closing, the Purchased Assets will be and remain at the sole risk of the Vendor.

10.2.
Pre-Closing Loss.    Subject to Section 10.3, if prior to the Closing Date any of the Purchased Assets are destroyed or damaged by fire or any other casualty or shall be expropriated or seized by any Governmental Authority, the proceeds of insurance or compensation for such destruction, damage, expropriation or seizure (other than proceeds of insurance described in Section 1.1.42.9 of the definition of "Excluded Assets" but including any such amounts payable with respect to any period after the Time of Closing) paid or payable to the Vendor shall, to the extent not applied to the repair or replacement of the subject Purchased Assets prior to the Closing Date, be deemed to be included in the

Purchased Assets without any adjustment to the Purchase Price and, except as provided in Section 10.3, the Purchaser shall accept such proceeds, or the right to recover the same, in replacement for the Purchased Assets so destroyed, damaged, expropriated or seized.

10.3.
Material Loss.    Notwithstanding Section 10.2, if prior to the Time of Closing, there occurs:

10.3.1
a Purchaser's Material Loss, then the Purchaser and/or Mercer shall in its sole election be entitled to terminate this Agreement pursuant to Section 6.4.7; or

10.3.2
a Vendor's Material Loss, then the Purchaser and/or Mercer or the Vendor shall in their sole election be entitled to terminate this Agreement pursuant to Section 6.4.7.

11.   POST-CLOSING MATTERS

11.1.
Possession Following Time of Closing.    From and after the Time of Closing the Purchaser will be entitled to take possession of and enjoy the Purchased Assets to the exclusion of the Vendor and the Company and the Purchased Assets will be at the risk of the Purchaser.

11.2.
Maintain Existence.    Except as otherwise consented to in writing by the Purchaser, the Vendor covenants that the Company will not, and will not permit the Company to, on or after the Closing Date, dissolve or wind-up within 90 days following the Closing Date.

11.3.
Post-Closing Access.    In addition to any other rights contemplated or provided herein, the Purchaser will provide to the Vendor full access to the Purchased Assets, including the Books and Records, and the Pulp Mill, as the Vendor may reasonably request at any time and from time to time after the Closing Date for the purposes of accounting, audit, tax, bank regulatory compliance, bankruptcy compliance or litigation matters pertaining to the Vendor, including completion of various adjustment calculations and other matters contemplated by this Agreement. Such post-Closing access shall be granted to the Vendor, and to its directors, officers, employees, agents and other authorized representatives designated in writing by the Vendor to the Purchaser from time to time for the purposes of such access, within a reasonable time after the Vendor has delivered written notice to the Purchaser specifying the type of access the Vendor desires and the Books and Records the Vendor wishes to have access to. The Vendor shall be responsible for the acts or omissions of itself and any of the aforesaid Persons in the course of such access and shall ensure that any and all said access does not disrupt the Purchaser or the operation of the Business. The Vendor shall be entitled to take extracts from the Books and Records in respect of periods prior to the Closing Date, but shall not be entitled to information relevant to periods from and after the Closing Date. The Vendor will bear the reasonable out-of-pocket costs and expenses of any such access and extracts of information requested from time to time. The Vendor covenants and agrees that it shall not, and shall cause its directors, officers, employees, agents and other representatives not to, disclose, divulge, furnish, publish or use for its benefit, or for the direct or indirect benefit of any other Person, any confidential or proprietary information relating to the Business, the Purchased Assets or the Purchaser obtained by the Vendor or its directors, officers, employees, agents and other representatives in accordance with this Section 11.3. The Vendor shall restrict access to, and use of, such confidential and proprietary information to those Persons requiring such access and only to the extent of such requirement, and shall advise each such Person that such information is the proprietary property of the Purchaser and is highly confidential and that access thereto is restricted except as directly required for use in accordance with the terms of this Section 11.3.

11.4.
Transitional Services.    The Purchaser agrees to provide the Vendor with transitional services in relating to the Finished Goods retained by the Vendor, including storage and warehousing services, inventory control and shipping, for a period of three months following the Closing Date, provided that the Vendor shall reimburse the Purchaser for all reasonable actual costs and expenses relating to the provision of such services.

11.5.
Administration of Pension Plans.    The Purchaser will, with respect to the pension plans related to the non-union employees as identified in the Disclosure Letter of which the Vendor is the administrator, assume the role of administrator and responsibility for administering the said plans upon closing, and will notify the Superintendent in writing within 30 days as required by the Pension Benefits Standards Act (British Columbia). At the request of the Purchaser, the Vendor shall after the Closing provide such information and assistance as may reasonably be requested by the new administrator of the said pensions plans to assist with the transition of responsibilities to the new administrator.

12.   MISCELLANEOUS

12.1.
Amendment and Modification; Waiver.    This Agreement may only be amended or modified in writing, signed by all of the Parties. No waiver in writing of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

12.2.
Expenses.    Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, the Parties shall bear their own respective expenses (including, but not limited to, all compensation and expenses of counsel, consultants, actuaries and independent accountants) incurred in connection with this Agreement and the transactions contemplated hereby.

12.3.
Public Disclosure.    Except as may be required to comply with the requirements of Applicable Law, no press release or similar public announcement or communication will be made or caused to be made concerning the execution, performance, terms and conditions of this Agreement unless specifically approved in advance by all Parties; provided, however, that to the extent that any Party to this Agreement is required by law, to make such a public disclosure, such public disclosure shall only be made after prior consultation with the other Parties to this Agreement. The Vendor shall and shall cause the Company to continue to hold in confidence, in the same manner after Closing as before, all confidential information related to the Company, the Business and the Purchased Assets remaining in its possession after Closing including any information provided pursuant to Section 11.3.

12.4.
Assignment.    Subject to the following sentence, no Party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other Parties hereto. The Purchaser may assign its rights under this Agreement to any wholly-owned subsidiary of the Purchaser with the prior consent of the Vendor, such consent not to be unreasonably withheld or delayed, provided that the Purchaser and Mercer continue to be bound by their obligations under this Agreement.

12.5.
Entire Agreement.    This Agreement (including without limitation, the agreements and documents in writing contemplated to be delivered hereunder or herewith as of the date of this Agreement) contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, including the Letter Agreement, but excluding the Confidentiality Agreement which shall remain in full force and effect in accordance with its terms.

12.6.
Parties in Interest.    This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns and, to the extent third parties are named as beneficiaries of a release, indemnity or other covenant hereunder or under any document or instrument delivered pursuant hereto, such third parties shall be entitled to enforce such provisions even though they are not a party hereto and any Party hereto may, with the consent of such third party, enforce such provisions on their behalf. Except as expressly provided in this Section 12.6, no third parties shall be beneficiaries of or have any interest in this Agreement.

12.7.
Further Assurances.    Prior to, on and following the Closing Date, each of the Parties agrees that it shall act in good faith with respect to the satisfaction of its obligations under this Agreement, and, at the reasonable request of the other Party, shall, at its own expense, take such actions and do such things and, as the case may be, execute and deliver or furnish such additional agreements, documents and instruments as may, from time to time, be necessary or reasonably desirable to better effectuate the transactions contemplated by this Agreement.

12.8.
Counterparts.    This Agreement and any amendments hereto may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be considered one and the same agreement. A signed facsimile or telecopied copy of this Agreement shall be effectual and valid proof of execution and delivery.

12.9.
Performance on Holidays.    If any action is required to be taken pursuant to this Agreement on or by a specified date which is not a Business Day, then such action shall be valid if taken on or by the next succeeding Business Day.

12.10.
Notices.    All notices hereunder shall be deemed given if in writing and delivered personally or sent by facsimile or by registered or certified mail (return receipt requested), but not by email, to the Parties at the following addresses (or at such other addresses as shall be specified by like notice):

12.10.1
if to Mercer and/or the Purchaser, to:

      Mercer International Inc. and/or
      0706906 B.C. Ltd.
      1790 - 400 Burrard Street
      Vancouver, B.C.
      V6C 3A6

      Attention: Jimmy S.H. Lee, Chief Executive Officer
      Fax: (604) 684-1094

      With a copy to:

      Sangra Moller
      1000 - 925 West Georgia Street
      Vancouver, B.C.
      V6C 3L2

      Attention: H.S. Sangra
      Fax: (604) 669-8803

      if to the Vendor, to:

      KPMG Inc.
      P.O. Box 10426, Pacific Centre
      900 - 777 Dunsmuir Street
      Vancouver, B.C.
      V7Y 1K3

      Attention: Todd M. Martin
      Fax: (604) 691-3031

      With a copy to:

      Fasken Martineau DuMoulin LLP
      2100 - 1075 West Georgia Street
      Vancouver, B.C.
      V6E 3G2

      Attention: Donald M. Dalik
      Fax: (604) 631-3232

  Any notice given by mail shall be effective, if mailed at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise, on the fourth Business Day after the post-marked date thereof. Any notice given by facsimile shall be effective on the Business Day following the sending. Any notice delivered personally shall be effective at the time it is delivered to the applicable address noted above either to the individual designated above or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. In the event of a general discontinuance of postal service due to strike, lock-out or otherwise, notices and communications shall be delivered personally or by facsimile only.

12.11.
Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the Province of British Columbia and the laws of Canada applicable therein.

IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the Parties as of the date first written above.

MERCER INTERNATIONAL INC.		0706906 B.C. LTD.

Per:	/s/ David M. Gandossi	Per:	/s/ David M. Gandossi
	Authorized Signatory		Authorized Signatory

KPMG INC., in its capacity as the receiver
of all the assets and undertaking of
Stone Venepal (Celgar) Pulp Inc.

Per:	/s/ Todd M. Martin
Authorized Signatory

Per:
Authorized Signatory

EXHIBIT A

Representations and Warranties of the Vendor

The Vendor represents and warrants to the Purchaser and Mercer as follows:

1.
Status.    The Vendor is a corporation duly incorporated and validly subsisting in good standing under the laws of its jurisdiction of incorporation and the Vendor has all necessary corporate power, capacity and authority, and the power, capacity and authority as the Receiver, to enter into this Agreement and all other agreements, documents and instruments to be delivered by it hereunder (collectively, the "Other Transaction Documents"), and subject to the granting of the Vesting Order, to sell, assign and transfer the Purchased Assets to the Purchaser as set forth in this Agreement and to perform the transactions contemplated by this Agreement and the Other Transaction Documents to which it is a party.

2.
Due Authorization.    This Agreement and the Other Transaction Documents have been duly authorized by all necessary corporate action and all other requisite action of the Vendor in its capacity as the Receiver of the Company and this Agreement has been, and all of the Other Transaction Documents will be, duly executed and delivered by the Vendor and this Agreement constitutes and the Other Transaction Documents to which the Vendor is a party will constitute legal, valid and binding obligations of the Vendor enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. No other proceedings on the part of the Vendor are necessary to authorize the entering into of this Agreement or the Other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, other than the granting of the Vesting Order.

3.
Absence of Legal Conflicts.    The execution and delivery of this Agreement by the Vendor and the Other Transaction Documents to which the Vendor is a party, do not and, subject to receipt of the Consents, the performance of the transactions contemplated by this Agreement and the Other Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby will not:

3.1.
conflict with or violate the constating or organizational documents of the Vendor or any resolution of its directors or shareholders, as the case may be;

3.2.
to the best of the Vendor's knowledge, conflict with or violate any Applicable Laws or any permit (including the Licences and Permits), Order, judgment or decree applicable to or by which the Purchased Assets are bound or affected; or

3.3.
other than in connection with the indebtedness (and security related thereto) to be discharged on or before Closing, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance (other than a

Permitted Encumbrance) on any of the Purchased Assets pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, licence, permit (including the Licences and Permits), franchise or other instrument or obligation to which the Company is a party or by which it is bound or affected.

4.
Books and Corporate Records.    To the best of the Vendor's knowledge, since January 1, 2000, all material financial transactions of the Company and the Business have, in all material respects, been properly recorded in the Books and Records.

5.
Purchased Assets and Leased Premises.    To the best of the knowledge of the Vendor, except as set out in the Disclosure Letter, the Vendor, the Trustee and/or the Company have good and valid legal, beneficial and marketable title to all of the Purchased Assets (including, with respect to the Lands, title in fee simple and except with respect to Encroached Lands), free and clear of all Encumbrances except for the Permitted Encumbrances or Encumbrances which will be discharged by the Vendor on or before the Closing Date. Since December 31, 2003, the Vendor, the Trustee and the Company have not, except as disclosed in the Financial Statements, transferred, assigned, sold or otherwise disposed of or created any Encumbrance (other than Permitted Encumbrances) on any of the Purchased Assets or the Leased Premises, other than in the ordinary course of the Business.

6.
Authority of the Vendor.    The Vendor has the requisite authority to sell, assign and transfer the Purchased Assets as contemplated under this Agreement, subject to the obtaining of the Consents and the Vesting Order, and is authorized to execute, on its own behalf and/or on behalf of the Company, as may be required, all such documents of transfer, bills of sale, assignments and other documents and instruments, as may be required to effect the sale, transfer and assignment of the Purchased Assets to the Purchaser free and clear of all Encumbrances other than the Permitted Encumbrances or Encumbrances which will be discharged by the Vendor on or before the Closing Date and the vesting of title.

7.
Intellectual Property.    To the best of the knowledge of the Vendor, neither the Vendor nor the Company has received notice during the Receivership Period of any charge, complaint, claim, or demand alleging any such interference, infringement, misappropriation, or violation including any claim that the Vendor and/or the Company must licence or refrain from using any intellectual property rights of any third party in connection with the Business which is still outstanding, except as set forth in the Disclosure Letter.

8.
Purchased Assets and Leased Premises Complete.    To the best of the knowledge of the Vendor, the Purchased Assets and the Leased Premises constitute all of the material assets, properties, rights and interests used in and required to conduct the Business consistent with past practice of the Vendor.

9.
Condition of Purchased Assets.    To the best of the knowledge of the Vendor, except as disclosed in the Disclosure Letter, there are no outstanding Orders, inspection notices or other notice of defect or non-compliance issued by any Governmental Authority with respect to any of the Purchased Assets, excluding any such Orders or notices arising out of or relating to Environmental Laws or Environmental Liabilities.

10.
Contracts.    As of the date of this Agreement the Vendor is not, and to the best of the knowledge of the Vendor, the Company is not, a party to, or bound by, any material contract, agreement or written commitment in connection with the Business which requires payment in excess of $250,000 per contract, agreement or written commitment or $1,000,000 in aggregate which is to be performed or as to which they may have any right or obligation after the Closing Date, other than:

10.1.
the Contracts, as listed in the Disclosure Letter;

10.2.
those entered into by the Vendor in connection with this Agreement and the transactions contemplated hereby; and

10.3.
those that require not more than thirty (30) days notice of termination.

11.
Notice of Default.    To the best of the knowledge of the Vendor, the Vendor has received no notice of any existing default, breach or violation of any of the Contracts by the Vendor and/or the Company nor, to the best of the knowledge of the Vendor, is there any existing default, breach or violation of any Contract by any of the other parties thereto, except for breaches, defaults or violations that have been cured or waived, nor any pending or threatened cancellation or default or any event or occurrence which after notice or lapse of time, or both, would constitute a default under any such Contracts nor any amendments or proposed amendments thereto, save and except in each of the foregoing cases matters which are not material, individually or in the aggregate.

12.
Encroachment and Buildings.    The list of Encroached Lands set forth in the Disclosure Letter comprises all encroachments by the Purchased Assets of which the Vendor has knowledge, and, except as may be set forth in the Disclosure Letter, the Vendor has not received any adverse notice from any third party regarding encroachments by the Purchased Assets, save and except minor encroachments which would not, singly or in the aggregate, adversely restrict the use of the Purchased Assets in connection with the Business.

13.
Expropriation.    No notice of any condemnation or expropriation proceeding which would preclude or impair the use of the Lands, the Leased Premises or the Purchased Assets for the operation of the Business has been received by the Vendor or, to the best of the Vendor's knowledge, is pending or threatened against any of the Lands, the Leased Premises or the Purchased Assets.

14.
Financial Statements.    Attached to the Disclosure Letter is a copy of the audited financial statements for the Company as at December 31, 2003 and the unaudited financial statements for the Company as at September 30, 2004 (collectively, with the notes thereto, if any, the "Financial Statements"). Each of the Financial Statements are accurate and complete in all material respects and present fairly the financial position, results of operations and cash flows of the Company as at the dates and for the periods indicated. For greater certainty, nothing contained in this paragraph 14 shall be construed as an audit opinion by the Vendor, which audit opinion has been provided by Deloitte & Touche LLP as auditors of the Company.

15.
Conduct of Business.    Since December 31, 2003:

15.1.
the Vendor has carried on the Business in the ordinary course in the receivership and bankruptcy context of the Vendor's operations;

15.2.
there has not been any change in the nature or condition of the Purchased Assets or the financial position or condition of the Business or the Company other than changes arising in the ordinary course of the Business, and such changes have not been or would not be, either individually or in the aggregate, Materially Adverse;

15.3.
as at the date of this Agreement there has not been any damage, destruction, loss, labour dispute or other event, development or condition of any character (whether or not covered by insurance) which has been or would be, either individually or in the aggregate, Materially Adverse; and

15.4.
there has not been any material change in the accounting principles, policies, practices or procedures of the Vendor or the Company relating to the Business, other than changes mandated by GAAP.

16.
GST.    With respect to the goods and services tax ("GST") under the Excise Tax Act (Canada), the Vendor is registered for GST purposes and the Vendor's registration number is 10427 9252 RT0002. All amounts of GST required to be collected by the Vendor in relation to the Business have been collected and all amounts of GST required to be remitted to the Receiver General for Canada by the Vendor related to the Business have been remitted, when due.

17.
Withholdings.    The Vendor has caused the Trustee to withhold, and the Vendor will cause the Trustee to, up to Closing withhold, from all payments made to any employees or former employees, officers, directors, shareholders and partners of the Business and to all such persons who are non-residents of Canada for the purposes of the Income Tax Act (Canada) all amounts required by Applicable Law in respect of the period commencing July 23, 1998, and have caused to be remitted or will by Closing cause to have been remitted such withheld amounts within the prescribed periods to the appropriate Governmental Authority. The Vendor has or will have, or will cause the Trustee to have, by Closing remitted to the proper Governmental Authority within the time required by Applicable Law, or made adequate provision therefore, all Canada Pension Plan contributions, employment insurance premiums, employer's health taxes and other Taxes payable in relation to the Business in respect of the employees employed at the Business after July 28, 1998 and the Vendor has charged, collected and remitted, or will, or will cause the Trustee to, by Closing remit on a timely basis, all Taxes as required by Applicable Law on any sale, supply or delivery whatsoever, made by it.

18.
Tax Status.    Neither the Vendor nor the Company are a non-resident of Canada, as defined in the Income Tax Act (Canada).

19.
Compliance with Laws.    To the best of the Vendor's knowledge, except as set out in the Disclosure Letter the Business is in compliance in all material respects with all Applicable Laws by which it is bound or affected, other than Environmental Laws.

20.
Litigation.    To the best of the Vendor's knowledge, except as disclosed in the Disclosure Letter, there are no claims, demands, actions, proceedings, suits, arbitrations, grievances, investigations or reviews outstanding, pending or, to the best of the knowledge of the Vendor, threatened by or against the Vendor or the Company related to the operation of the Business during the Receivership Period or otherwise in relation to the Business (including, without limitation, with respect to any labour and employment issues, terminations of employment or Benefit Plans), before any court, arbitrator or administrative or regulatory body or other Governmental Authority, domestic or foreign, nor is the Vendor aware of any reasonable basis for any such claim which would be Materially Adverse.

21.
Employees.    To the best of the Vendor's knowledge, the Disclosure Letter contains the names and titles or job classifications of all individuals, union and non-union, employed or engaged in the Business, the date each such Employee was hired, the rate of remuneration of each such Employee (including bonus and commission, if applicable), details of all Benefit Plans provided to each such Employee, a list of all Benefit Plans provided to each such Employee and the names of each Employee on long term disability, workers' compensation or leave of absence, whether paid or unpaid. Except as set out in the Disclosure Letter, there are no other Employees engaged or employed in the Business.

  With respect to all such Employees and all former employees of the Business, as the case may be, to the best of the Vendor's knowledge:

  21.1.
  except as set out in the Disclosure Letter, no non-union Active Salaried Employee or Other Salaried Employee has any written or oral employment agreement which provides for a period of notice of termination of employment, or any severance payment in addition to or in lieu thereof, which is greater than that to which such Employee would reasonably be expected to have at common law or by statute;

  21.2.
  except pursuant to the Collective Agreement, there are no Benefit Plans existing in respect of or provided to the Employees, complete copies of all such written Benefit Plans or, where oral, written summaries of the material terms thereof, pursuant to the Collective Agreement, have been provided or made available to the Purchaser, together with all booklets, summaries or manuals prepared for or circulated to or written communications to Employees of a general nature concerning any such Benefit Plan, and there are no pending amendments, modifications or restatements of any such Benefit Plans, or any improvements in benefits promised;

  21.3.
  all contributions or premiums required to be paid in respect of each of the Benefit Plans relating to the Employees have been paid in a timely fashion in accordance with the terms thereof and all Applicable Laws;

  21.4.
  all data respecting each Employee's age, job classification, remuneration, length of service and entitlement to benefits under the Benefit Plans as specified in the Disclosure Letter is accurate in all material respects and there have been no changes thereto made or promised;

  21.5.
  to the extent required by Applicable Laws, the Benefit Plans are registered and have at all times been invested and administered, in all material respects, in accordance with such Applicable Laws and the terms of the said Benefit Plans;

  21.6.
  no insurance policy or other agreement affecting any Benefit Plan requires or permits a retroactive increase in premiums or payments due under the policy or other agreement and, to the best of the Vendor's knowledge, no event has occurred which would entitle any Person to terminate, to adversely affect the tax status of or to revoke the registration with any Governmental Authority (if registered) of any Benefit Plan;

  21.7.
  except as set out in the Disclosure Letter, all registered pension plans are funded in accordance with actuarial recommendations and Applicable Laws, and no notice of underfunding has been received by the Company or the Vendor; and

  21.8.
  except for the Collective Agreement, the Company and the Vendor are not, directly or indirectly, party to any collective or other agreement or understanding with any labour union or association of employees in relation to the Business and the Collective Agreement has not been amended except as described in the Disclosure Letter.

22.
Environmental Matters.    To the best of the Vendor's knowledge, except as disclosed in the Disclosure Letter:

22.1.
the Disclosure Letter includes a complete and accurate list of all Environmental Permits held by the Vendor or the Company in connection with the Business and the Purchased Assets. No proceeding is pending or threatened and no steps have been taken by any Governmental Authority to revoke, modify or limit any of such Environmental Permits. The Vendor has not received any notice that it or the Company fails to hold an Environmental Permit that is required in connection with the Business and/or the Purchased Assets;

22.2.
the Vendor has not received any notice of any outstanding, pending or threatened Orders, claims, actions, prosecutions or investigations against the Vendor with respect to the environmental condition of the Business or the Purchased Assets or alleging any breach of, default or liability under Environmental Laws with respect to the Business or the Purchased Assets or relating to the presence of any Contaminants, or a release or a threat of a release of any Contaminants on, at, from or to the Lands or the Leased Premises; and

22.3.
the Vendor has made available to the Purchaser all environmental reports, environmental site assessments, and environmental audits in the possession or control of the Vendor with respect to the Business and the Purchased Assets, a list of which is included in the Disclosure Letter.

23.
Environmental Compliance.

23.1.
For purposes of this paragraph 23, the following definitions apply:

  "Compliance Period" means the period from November 15, 2003 to the Closing Date; and

  "Environmental Requirements" means the following Environmental Laws as the same existed during the Compliance Period:

    23.1.1
    Canadian Environmental Protection Act (Canada);

    23.1.2
    Fisheries Act (Canada);

    23.1.3
    Hazardous Products Act (Canada);

    23.1.4
    Transportation of Dangerous Goods Act (Canada);

    23.1.5
    Transportation of Dangerous Goods Act (British Columbia);

    23.1.6
    Environmental Management Act (British Columbia), as amended;

    23.1.7
    Water, Land and Air Protection Statutes Amendment Act (British Columbia);

    23.1.8
    the regulations and rules promulgated under the legislation set forth in paragraphs 23.1.1 to 23.1.8 above.

  23.2.
  To the best of the Vendor's knowledge, except as disclosed in the Disclosure Letter, the Business and the Purchased Assets have been operated in compliance with all Environmental Requirements in all material respects during the Compliance Period.

  23.3.
  Paragraph 23.2 of this Exhibit A as it relates to the state of process equipment or control systems during the Compliance Period, does not relate to future requirements by Governmental Authorities to upgrade to best available control technology or similar standards.

EXHIBIT B

Representations and Warranties of the Purchaser and Mercer

Mercer and the Purchaser jointly and severally represent and warrant to the Vendor as follows:

1.
Status.    Mercer is a Massachusetts business trust and the Purchaser is a corporation each of which is duly organized and validly subsisting in good standing under the laws of its respective jurisdiction of organization and have all necessary corporate power, capacity and authority to own their property and assets, to carry on their business as now conducted, to enter into this Agreement and all other agreements, documents and instruments to be delivered by Mercer and the Purchaser hereunder and to perform the transactions contemplated by this Agreement.

2.
Due Authorization.    This Agreement and all other agreements, documents and instruments required to be delivered by Mercer and the Purchaser hereunder, have been duly authorized and this Agreement has been, and all such other agreements, documents and instruments will be duly executed and delivered by Mercer and the Purchaser and constitute and will constitute legal, valid and binding obligations of Mercer and the Purchaser, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. No other proceedings on the part of Mercer or the Purchaser, nor of any shareholders (to the best of Mercer's knowledge after reasonable inquiry), nor creditor of Mercer or the Purchaser are necessary to authorize the entering into of this Agreement and the consummation of the transactions contemplated hereby.

3.
Consents.    The execution, delivery and performance of this Agreement and the agreements and transactions contemplated hereby will not require Mercer or the Purchaser to obtain any consent, waiver, authorization, order or approval of, or make any filing with or give notice to, any Person, including any Governmental Authority, other than: (a) the Regulatory Approvals in connection with or in compliance with the Competition Act (Canada), the Investment Canada Act, the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976 and securities laws in Canada and the United States; and (b) such consents, waivers, authorizations or approvals which the failure to obtain would not be reasonably likely to prohibit or materially delay Mercer's or the Purchaser's ability to perform its obligations under this Agreement.

4.
Absence of Legal Conflict.    Neither the execution and delivery of this Agreement by Mercer or the Purchaser, nor the performance of this Agreement by Mercer or the Purchaser and the consummation by them of the transactions contemplated by this Agreement will:

4.1.
conflict with or violate the constating documents of Mercer or the Purchaser or any resolution of either of their respective trustees, directors or shareholders;

  4.2.
  conflict with or violate any law, rule, regulation, permit, Order, judgment or decree applicable to Mercer or the Purchaser or by which their properties are bound or affected, the conflict with which or violation of which would prohibit or materially delay Mercer's or the Purchaser's ability to perform their obligations under this Agreement; or

  4.3.
  result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement to which Mercer or the Purchaser is a party or by which Mercer or the Purchaser or any of its properties is bound or affected and which would prohibit or materially delay Mercer's or the Purchaser's ability to perform their obligations under this Agreement.

5.
Shares to be Issued.    All of the Mercer Shares to be issued to or to the order of the Vendor pursuant to this Agreement will be validly issued by Mercer at the Time of Closing as fully paid and non-assessable shares, free of pre-emptive rights, encumbrances, charges and liens.

6.
Public Listing.    The Mercer Shares are registered pursuant to Section 12(g) of the Exchange Act and are quoted on the Nasdaq National Market and posted and listed for trading on the TSX. Mercer has not received any notification that the SEC, the Nasdaq National Market or the TSX is contemplating terminating such registration or listing.

7.
Reporting Issuer.    Mercer is a reporting issuer, or its equivalent, under the securities laws of British Columbia, Alberta, Ontario and Quebec, is not in default of any material requirement of the applicable securities laws of such provinces and is not included on the list of defaulting reporting issuers maintained by the Securities Commissions or similar regulatory authorities in such provinces.

8.
Public Filings.    Since January 1, 2003, Mercer has timely filed all documents required to be filed with: (i) the SEC under the Exchange Act, and (ii) each Securities Commission of the jurisdictions in which it is a reporting issuer in Canada, except in each case where the failure to file any such documents would not have a Material Adverse Effect on Mercer (all such documents are collectively referred to as the "Mercer Publicly Filed Documents"). The Mercer Publicly Filed Documents, at the time filed, were complete, accurate and, in light of the circumstances under which they were made, not misleading in any material respect, and since the time of filing, there has been no Material Adverse change in the information contained in the Mercer Publicly Filed Documents which has not been publicly disclosed in accordance with applicable law and stock exchange requirements.

9.
GST.    The Purchaser is registered for GST purposes and the Purchaser's registration number is 84553 2548 RT0001.

10.
Capitalization.    The authorized capital of Mercer consists of an unlimited number of Mercer Shares and 50,000,000 preferred shares issuable in series, of which as of the date

B-2

hereof, 18,074,229 Mercer Shares and no preferred shares have been duly issued and are outstanding.

11.
Options.    Except as disclosed in the Mercer Publicly Filed Documents and the financings referred to in Section 6.2.6, there are no options, warrants, conversion privileges, calls or other rights, agreements, arrangements, commitments or obligations of Mercer to issue, sell or acquire any securities of Mercer or securities or obligations of any kind convertible into or exchangeable for any securities of Mercer or any other person, nor, are there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the share price, book value, income or any other attribute of Mercer and the debt securities referred to in Section 6.2.6 shall contain no such conversion or similar rights.

12.
Financial Statements.    Mercer's financial statements for the year ended December 31, 2003 have been prepared in accordance with U.S. GAAP, are accurate and complete in all material respects and present fairly the financial position, results of operations and cash flows of Mercer as at such date. Since such date and except as otherwise disclosed in the Mercer Publicly Filed Documents, there has been no change in the financial condition or position of Mercer other than changes arising in the ordinary course of its business, and such changes have not been or would not be, either individually or in the aggregate, Materially Adverse.

13.
Order Ceasing or Suspending Trading.    No order ceasing or suspending trading in securities of Mercer or prohibiting the sale of securities by Mercer has been issued and is in force as of the date hereof and, to the knowledge of Mercer, no proceedings for this purpose have been instituted, are pending, contemplated or threatened.

14.
Vendor's Representations.    To the best of the Purchaser's and Mercer's knowledge, neither the Purchaser nor Mercer is as of the date of this Agreement aware of any facts or circumstances relating the Business or the Purchased Assets which could reasonably form the basis for a claim by the Purchaser or Mercer based upon a breach of any of the representations and warranties of the Vendor contained in this Agreement.

B-3

EXHIBIT C
FORM OF VESTING ORDER

[No. L001690]
Vancouver Registry

IN THE SUPREME COURT OF BRITISH COLUMBIA

BETWEEN:
[COMPUTERSHARE TRUST COMPANY OF CANADA],
ROYAL BANK OF CANADA,
NATIONAL WESTMINSTER BANK Plc, and
KPMG INC., in its capacity as Receiver of Stone Venepal (Celgar) Pulp Inc. [Pate A Papier Stone Venepal (Celgar) Inc.]
PETITIONERS
AND:
STONE VENEPAL (CELGAR) PULP INC. [Pate A Papier Stone Venepal (Celgar) Inc.] in Bankruptcy,
KPMG Inc. in its capacity as Trustee in Bankruptcy of Stone Venepal (Celgar) Pulp Inc. [Pate A Papier Stone Venepal (Celgar) Inc.],
HER MAJESTY THE QUEEN IN RIGHT OF THE PROVINCE OF BRITISH COLUMBIA,
WESTERN INDUSTRIAL CONTRACTORS LTD.
VENEPAL CANADIAN INVESTMENTS LTD.,
SMURFIT-STONE CONTAINER CANADA INC. [Emballages Smurfit-Stone Canada Inc.] formerly known as Stone-Consolidated Inc., and
[POPE & TALBOT LTD.]
RESPONDENTS

ORDER
BEFORE •	) • THE •
)
) DAY OF •, 2004

  THE APPLICATION of the Petitioners coming on for hearing at Vancouver, British Columbia on the    •     day of    •    ; and on hearing    •    , counsel for the Petitioners,    •    , counsel for KPMG Inc. in its capacity as Receiver of the undertaking and assets of Stone Venepal (Celgar) Pulp Inc. [Pate A Papier Stone Venepal (Celgar) Inc.] ("Celgar"), and no one appearing on behalf of the other parties to this proceeding although duly notified, and upon reading the Affidavit of    •    , sworn    •    and filed    •    ;

  THIS COURT ORDERS THAT:

Security of the Petitioner

1.
The Petitioner, Computershare Trust Company of Canada, is the holder of fixed and specific mortgages and charges formerly held by Montreal Trust Company of Canada (collectively, the "Charge") pursuant to a deed of trust and mortgage between CITIC B.C. Inc. and Montreal Trust Company of Canada and a mortgage and deed of trust between Celgar and Montreal Trust Company of Canada, each dated January 31, 1991 (the "Indentures") against all of the undertaking, property and assets (the "Assets") of the Respondent, Celgar, and in particular, but in no way derogating from the generality of the foregoing:

(a)
a fixed and specific mortgage and charge against those lands and premises and interests in land situate in the Province of British Columbia, and more particularly described in Schedule A to this Order;

(b)
a fixed and specific mortgage and charge against all other property, including without limitation personal property of Celgar, including intangibles;

2.
The Charge ranks in priority to all encumbrances in favour of the Respondents against the Assets, but is subject to the Permitted Encumbrances Described in Schedule C hereto;

Vesting of the Lands and Land Interests in the Purchaser

3.
In connection with an agreement of purchase and sale (the "Purchase Agreement") among the Petitioner, KPMG Inc., in its capacity as Receiver of Celgar (appointed as such under the Indentures) (the "Receiver"), 0706906 B.C. Ltd. (the "Purchaser") and Mercer International Inc. dated November 22, 2004, pursuant to which the Receiver has agreed to sell all or substantially all of the properties, assets, undertaking and rights, real and personal, tangible and intangible, of every kind and description secured by the Charge and vested in KPMG Inc. in its capacity as Trustee in Bankruptcy of Celgar (the "Trustee") owned or used by the Receiver, the Trustee or Celgar or to which the Receiver, the Trustee or Celgar is entitled, in connection with the conduct of the Business (as defined in the Purchase Agreement), with the exception of certain Excluded Assets (as defined in the Purchase Agreement) (the "Purchased Assets") to the Purchaser (the "Transaction"), at the Time of Closing on the Closing Date (each as defined in the Purchase Agreement) as set out in the Purchase Agreement (the "Closing"), all of the right, title and interest of Celgar, the Receiver and of the Trustee in and to those certain parcels or tracts of lands and premises and interests in land, including, without limitation, all interests in the statutory right-of-way, more particularly described in Column 2 of Schedule A to this Order (collectively, the "Lands") shall be transferred to and vest in the Purchaser, free and clear of all right, title, interest, encumbrances, liens, charges and equities of redemption of the Petitioners and the Respondents and their respective heirs, executors, administrators, successors and assigns and all persons claiming by, through or under them or any of them, including without limitation the charges to be discharged in accordance with paragraph 6(a) of this Order but specifically excluding the Permitted Encumbrances described in Parts 1 and 3 of Schedule C.

4.
Upon registration at the Kamloops/Nelson Land Title Office of a Court certified copy of this Order, together with a letter from Fasken Martineau DuMoulin LLP to such registry authorizing the registration and/or filing of this Order:

(a)
the lands described in Column 2 of Schedule A opposite items 1 to 11 (as the item numbers appear in Column 1 of Schedule A) inclusive in Schedule A shall be transferred to and vest in the Purchaser as registered owner in fee simple; and

(b)
the statutory right of way (the "SRW") described in Column 2 of Schedule A opposite items 12 to 14 (as the item numbers appear in Column 1 of Schedule A)

    inclusive in Schedule A, shall be transferred to and vest in the Purchaser as registered owner without further instrument of transfer or discharge, free and clear of all right, title, interest, encumbrances, liens, charges and equities of redemption of the Petitioners and the Respondents and their respective heirs, executors, administrators, successors and assigns and all persons claiming by, through or under them or any of them, including without limitation the charges to be discharged in accordance with paragraph 6(a) of this Order but specifically excluding the Permitted Encumbrances described in Parts 1 and 3 of Schedule C hereto and, for the purposes of this paragraph 4 this Court directs the Registrar of the Kamloops/Nelson Land Title Office to register:

  (c)
  indefeasible title in favour of the Purchaser in the lands referenced in subparagraph (a) above; and

  (d)
  title in favour of the Purchaser in the SRW referenced in subparagraph (b) above,

  and this Court declares that it has been proven to the satisfaction of the Court on investigation that the title of the Purchaser in and to those lands and in and to the SRW is a good, safe holding and marketable title.

Vesting of Personal Property in the Purchaser

5.
At the Time of Closing on the Closing Date, all of the right, title and interest of the Petitioners and the Respondents in and to the Purchased Assets, other than the Lands vesting in the Purchaser pursuant to paragraphs 3 and 4 of this Order, and other than the Excluded Assets described in Schedule E hereto which do not form part of the Purchased Assets (but for greater certainty including all personal property, including all equipment, inventory, goods, chattel paper, documents of title, accounts, receivables, intangible property, contractual rights, licences, permits, goodwill, intellectual property and books and records relating to the Business, excluding any such property comprising Excluded Assets described in Schedule E hereto), shall be transferred to and vest in the Purchaser as owner without further instrument of transfer or discharge, free and clear of all right, title, interest, encumbrances, liens, charges and equities of redemption of the Petitioners and the Respondents and their respective heirs, executors, administrators, successors and assigns and all persons claiming by, through or under them, with the exception of the Permitted Encumbrances described in Part 2 of Schedule C hereto, and upon receipt by the Registrar (the "PPR Registrar") of the British Columbia Personal Property Registry

  (the "PPR") of a Court Certified copy of this Order, in accordance with the procedures set out in paragraph 6 of this Order, the liens, charges and encumbrances registered in the PPR set forth in Schedule D hereto shall forthwith be removed, discharged and de-registered;

General Discharge Provision and Form of Order

6.
The Registrar of the Kamloops/Nelson Land Title Office, the PPR Registrar, and all other persons in control of any registry shall, except for the Permitted Encumbrances described in Schedule C hereto, forthwith remove, discharge and de-register those:

(a)
registrations against the Lands, or any of them, which are registered in the Kamloops/Nelson Land Title Office as set out in Schedule B to this Order; and

(b)
security interests registered in the PPR as described in Schedule D to this Order,

  forthwith upon receipt by such persons of:

  (c)
  a letter from Fasken Martineau DuMoulin LLP to such registry authorizing the registration and/or filing of this Order; and

  (d)
  a Court certified copy of this Order, or facsimile version, or a photocopy of a facsimile version or a scanned and electronically transferred copy of a Court certified copy of this Order, which facsimile version, or photocopy of a facsimile version or scanned electronic version of a Court certified copy of this Order, this Court deems to be effective for the removal, discharge and de-registration described above as if it were an original Court certified copy of this Order;

Unassignable Contracts and interests

7.
If any rights, benefits or remedies (hereinafter collectively called the "Rights") under any Contract, Licence, Permit or Intellectual Property (each as defined in the Purchaser Agreement) assigned to or assumed by the Purchaser pursuant to the Purchase Agreement are not assignable by the Vendor (as defined in the Purchase Agreement) or Celgar to the Purchaser without the consent of one or more other parties thereto (hereinafter called a "Third Party") and such consent is not obtained prior to the Time of Closing (but the Transaction completes), such Rights will not vest at the Time of Closing but will be held by the Vendor for the benefit of the Purchaser in accordance with the Purchase Agreement, providing further that upon any such Third Party consent being obtained, such Rights shall automatically vest in the Purchaser without the requirement of any further action on the part of the Purchaser.

Powers of Receiver

8.
As may be required to carry out the sale of the Purchased Assets, or any of them, by the Receiver, or as may otherwise be required to carry out the purpose and intent of this Order, the Receiver is authorized to execute, on its own behalf and/or on behalf of the Respondent Celgar or the Trustee, as may be required, all such documents of transfer, bills of sale, assignments and other documents and instruments, under the seal of Celgar or otherwise, as may be required to effect the sale, transfer and assignment of the Purchased Assets or any of them and the vesting of title, as ordered above, including without limitation any documents which may be required or that the Purchaser deems desirable to be registered at the Kamloops/Nelson Land Title Office, the PPR, the Canadian Trade-marks Office, and any other registry or office where registration may be required or desirable to record, evidence or carry out the transfer of the Assets or any of them;

9.
Upon the execution by the Receiver of the documents of transfer, bills of sale, assignments and other documents and instruments as aforesaid, and upon delivery of such documents of transfer, bills of sale, documents and instruments by the Receiver to the Purchaser, if such documents are required or desirable, all the right, title and interest of the Petitioners and the Respondents in and to the Purchased Assets and all interests which may be described or referenced in such documents of transfer, bills of sale, assignments, documents and instruments, to the extent that the transfer thereof had not previously been fully perfected by this Order, shall be transferred to and vest in the Purchaser, free and clear of all right, title and interest of the Petitioners and the Respondents and their respective heirs, executors, administrators, successors, assignees and all persons claiming by, through or under them or any of them;

10.
The Receiver is authorized to execute on behalf of any of the parties to this proceeding such financing statements, financing change statements, and such other documents, instruments and discharges, and to effect on behalf of such parties the registration of such financing statements, financing change statements and such other documents and instruments at the Kamloops/Nelson Land Title Office, the PPR, the Canadian Trade-marks Office, and any other registry or office where registration may be required or desirable to cancel any registration at such registry or registries in favour of any of the parties to this proceeding with respect to any assets or interests which may be described or referenced in the above-referenced documents of transfer, bills of sale, assignments, documents and instruments or which may otherwise be transferred to the Purchaser pursuant to the terms of this Order or any instrument executed and delivered pursuant to this Order; and

11.
The Petitioners and the Purchaser shall be at liberty to apply for such further and other directions as may be necessary to carry out the terms of this Order.

  BY THE COURT

  DISTRICT REGISTRAR

APPROVED AS TO FORM:

Counsel for the Petitioners
counsel for KPMG Inc. in its capacity as Trustee in Bankruptcy of Stone Venepal (Celgar) Pulp Inc. [Pate A Papier Stone Venepal (Celgar) Inc.]

SCHEDULE A

DESCRIPTION OF LANDS, STATUTORY RIGHTS-OF-WAY AND REGISTERED INTERESTS TO BE TRANSFERRED BY COURT ORDER

Column 1 — Item No.	Column 2 — Description of Lands and Statutory Rights of Way to be transferred by Court Order
1.	Parcel Identifier: 005-881-927 Lot 2 District Lots 2426, 2427 and 4268 Kootenay District Plan 17216
2.	Parcel Identifier: 005-882-168 Lot 3 District Lots 4268 and 7373 Kootenay District Plan 17216
3.	Parcel Identifier: 005-882-427 Lot 4 District Lots 301A, 5636, 5953, 6591, 7373 and 13981 Kootenay District Plan 17216
4.	Parcel Identifier: 010-223-380 Parcel A (see XB6309) of District Lot 6591 Kootenay District
5.	Parcel Identifier: 010-234-853 Lot 1 District Lot 301A Kootenay District Plan 2450, except (1) part included in Plan 4352 (2) part included in SRW Plan 8215
6.	Parcel Identifier: 005-877-911 Lot A District Lots 2674, 5636 and 5953 Kootenay District Plan 17217 see plan as to limited access
7.	Parcel Identifier: 011-968-303 Lot A District Lot 301A Kootenay District Plan 18024 see plan as to limited access
8.	Parcel Identifier: 014-335-972 District Lot 16917 Kootenay District

Column 1 — Item No.	Column 2 — Description of Lands and Statutory Rights of Way to be transferred by Court Order
9.	Parcel Identifier 011-951-893

That part of District Lot 301A Kootenay District which lies south of the Columbia River, North of RW Plan 1434 and west of the westerly boundary of parcel 1 (see 7462I) except part included in Plan 18024
10.	Parcel Identifier 017-838-754 Block C District Lot 16269 Kootenay District
11.	Parcel Identifier 016-400-593 Assigned Parcel 1 (see 7462I) of District Lot 301A Kootenay District
12.
Statutory Right of Way

XF14401 Registered Owner of Charge: Stone Venepal (Celgar) Pulp Inc. Reg. #A25059
Against lands described as:
Parcel Identifier: 017-821-096
Against that part of unsurveyed Crown land included in SRW Plan 7002
13.
Statutory Right of Way

XF14401 Registered Owner of Charge: Stone Venepal (Celgar) Pulp Inc., Reg. #A25059
Against lands described as:
Parcel Identifier: 017-821-002
District Lot 16269 Kootenay District Except Block C
14.
Statutory Right of Way

XF14401 Registered Owner of Charge: Stone Venepal (Celgar) Pulp Inc., Reg. #A25059
Against lands described as:
Parcel Identifier 017-838-754
Block C District Lot 16269 Kootenay District

C-A-2

Column 1 — Item No.	Column 2 — Description of Lands and Statutory Rights of Way to be transferred by Court Order
15.	Air Chamber and Fill Encroachment Lease with Canadian Pacific Limited

Document No. GBMK 028-0201
Named Owner of Interest: Cellulose Company Limited
Against land described as:
Kootenay Land District at Mile 31.20 Boundary Subdivision
16.
Substation Lease with Canadian Pacific Limited

Document No. GBMK 241-0403
Named Owner of Interest: Celgar Pulp Inc.
Against land described as:
Parcel Identifier: 016-400-640
That part of District Lot 301A Kootenay District shown pink on Plan 1434, Except Parts Included in Plans 4352, R24, NEP67458 and NEP67459
17.
Effluent Line Licence with Canadian Pacific Limited

Document No. GBMK 241-0103
Named Owner of Interest: Celgar Pulp Inc.
Against lands described as:
Parcel Identifier: 016-400-640
That part of District Lot 301A Kootenay District shown pink on Plan 1434, Except Parts Included in Plans 4352, R24, NEP67458 and NEP67459
18.
Fence/Cable Encroachment Lease with Canadian Pacific Limited

Document No. GBMK 241-0202
Named Owner of Interest: Celgar Pulp Company
Against lands described as:
Kootenay Land District at Mile 28.08 to 28.83 Boundary Subdivision
19.	Leachate Collector Pond Lease with Canadian Pacific Railway Company Document No. GBMK 028-0121 Named Owner of Interest: KPMG Inc. in its Capacity as

C-A-3

Column 1 — Item No.	Column 2 — Description of Lands and Statutory Rights of Way to be transferred by Court Order
Trustee of the Estate of Stone Venepal (Celgar) Pulp Inc. in Bankruptcy
Against lands described as:
Parcel Identifier: 016-400-640
Plan 1434, District Lot 301A, Kootenay Land District, Except Plan 4352 R24 NEP67458 NEP67459, shown on Plan — Right of Way within City of Castlegar from District Lot 301A to Celgar, Boundary Subdivision from Celgar to Dam Site Abandoned
20.
Leachate Collector Pond Encroachment Agreement with Canadian Pacific Railway Company

Document No. GBMK 028-0122
Named Owner of Interest: KPMG Inc. in its Capacity as Trustee of the Estate of Stone Venepal (Celgar) Pulp Inc. in Bankruptcy
Against land described as:
Parcel Identifier: 013-146-203
Kootenay Land District, at 2.56 Miles of Branch Line and Track and 4.14 Miles of Siding and Spurs on Commercial R/W within City of Castlegar Boundary Subdivision Mile 25.38 to 27.94
21.
Building Encroachment Lease with Canadian Pacific Limited

Document No. GBMK 421-0102
Named Owner of Interest: Celgar Pulp Company
Against land described as:
Kootenay Land District at Mile 28.64 to 28.73 Boundary Subdivision
22.
Foreshore Lease with Her Majesty the Queen in Right of the Province of British Columbia

Lease No. 402628
Named Owner of Interest: Stone Venepal (Celgar) Pulp Inc.
Against lands described as:
District Lot 3211, Kootenay District

C-A-4

Column 1 — Item No.	Column 2 — Description of Lands and Statutory Rights of Way to be transferred by Court Order
23.	Foreshore Lease with Her Majesty the Queen in Right of the Province of British Columbia

Lease No. 401371
Named Owner of Interest: CITIC B.C. Inc. as to an undivided one-half interest and Power Consolidated (China) Pulp Inc. as to an undivided one-half interest
Against lands described as:
Block B of District Lot 16269, Kootenay District, more particularly outlined in red on plan attached to Lease, and containing 33.25 hectares.

C-A-5

SCHEDULE B

DESCRIPTION OF SPECIFIC CHARGES TO BE DISCHARGED FROM THE LANDS BY COURT ORDER

Column 1 — Item No.	Column 2 — Description of Lands and Statutory Rights of Way	Column 3 — Charges to be discharged by Court Order
1.	Parcel Identifier: 005-881-927 Lot 2 District Lots 2426, 2427 and 4268 Kootenay District Plan 17216	(a) Personal Property Security Act Notice DF XE2731
(b)  Personal Property Security Act Notice DF XE2732
(c)  Personal Property Security Act Notice KL93876
(d)  Mortgage XE 2729
(e)  Mortgage XE 2730
(f)  Mortgage XE6380, Modification of XE2730
(g)  Mortgage XE7735, Modification of XE2729
(h)  Crown Debt XL8193
(i)  Corporation Capital Tax Act Lien KM44169
(j)  Crystalized Floating Charge KM72862
(k) Certificate of Pending Litigation KP56763
2.	Parcel Identifier: 005-882-168 Lot 3 District Lots 4268 and 7373 Kootenay District Plan 17216
(a)  Personal Property Security Act Notice DF XE2731
(b)  Personal Property Security Act Notice DF XE2732
(c)  Personal Property Security Act Notice KL93876
(d)  Mortgage XE2729
(e)  Mortgage XE2730
(f)  Mortgage XE6380, Modification of XE2730
(g)  Mortgage XE7735, Modification of XE2729
(h)  Crown Debt XL8193
(i)  Corporation Capital Tax Act Lien KM44169
(j)  Crystalized Floating Charge KM72862
(k) Certificate of Pending Litigation KP56763

Column 1 — Item No.	Column 2 — Description of Lands and Statutory Rights of Way	Column 3 — Charges to be discharged by Court Order
3.	Parcel Identifier: 005-882-427 Lot 4 District Lots 301A, 5636, 5953, 6591, 7373 and 13981 Kootenay District Plan 17216	(a) Personal Property Security Act Notice DF XE2731
(b)  Personal Property Security Act Notice DF XE2732
(c)  Personal Property Security Act Notice KL93876
(d)  Mortgage XE 2729
(e)  Mortgage XE2730
(f)  Mortgage XE6380, Modification of XE2730
(g)  Mortgage XE7735, Modification of XE2729
(h)  Crown Debt XL8193
(i)  Corporation Capital Tax Act Lien KM44169
(j)  Crystalized Floating Charge KM72862
(k)  Claim of Builders Lien KM82647
(l)  Certificate of Pending Litigation KN58953
(m) Certificate of Pending Litigation KP56763
4.	Parcel Identifier: 010-223-380 Parcel A (see XB6309) of District Lot 6591 Kootenay District
(a)  Personal Property Security Act Notice DF XE2731
(b)  Personal Property Security Act Notice DF XE2732
(c)  Personal Property Security Act Notice KL93876
(d)  Mortgage XE2729
(e)  Mortgage XE2730
(f)  Mortgage XE6380, Modification of XE2730
(g)  Mortgage XE7735, Modification of XE2729
(h)  Crown Debt XL8193
(i)  Corporation Capital Tax Act Lien KM44169
(j)  Crystalized Floating Charge KM72862
(k) Certificate of Pending Litigation KP56763
5.	Parcel Identifier: 010-234-853 Lot 1 District Lot 301A Kootenay District Plan 2450, except (1) part included in Plan 4352 (2) part included in SRW Plan 8215	(a) Personal Property Security Act Notice DF XE2731 (b) Personal Property Security Act Notice DF XE2732

C-B-2

Column 1 — Item No.	Column 2 — Description of Lands and Statutory Rights of Way	Column 3 — Charges to be discharged by Court Order
(c) Personal Property Security Act Notice KL93876
(d)  Mortgage XE 2729
(e)  Mortgage XE2730
(f)  Mortgage XE6380, Modification of XE2730
(g)  Mortgage XE7735, Modification of XE2729
(h)  Crown Debt XL8193
(i)  Corporation Capital Tax Act Lien KM44169
(j)  Crystalized Floating Charge KM72862
(k) Certificate of Pending Litigation KP56763
6.	Parcel Identifier: 005-877-911 Lot A District Lots 2674, 5636 and 5953 Kootenay District Plan 17217 see plan as to limited access
(a)  Personal Property Security Act Notice DF XE2731
(b)  Personal Property Security Act Notice DF XE2732
(c)  Personal Property Security Act Notice KL93876
(d)  Mortgage XE 2729
(e)  Mortgage XE2730
(f)  Mortgage XE6380, Modification of XE2730
(g)  Mortgage XE7735, Modification of XE2729
(h)  Crown Debt XL8193
(i)  Corporation Capital Tax Act Lien KM44169
(j)  Crystalized Floating Charge KM72862
(k) Certificate of Pending Litigation KP56763
7.	Parcel Identifier: 011-968-303 Lot A District Lot 301A Kootenay District Plan 18024 see plan as to limited access
(a)  Personal Property Security Act Notice DF XE2731
(b)  Personal Property Security Act Notice DF XE2732
(c)  Personal Property Security Act Notice KL93876
(d)  Mortgage XE 2729
(e)  Mortgage XE2730
(f)  Mortgage XE6380, Modification of XE2730
(g) Mortgage XE7735, Modification of XE2729

C-B-3

Column 1 — Item No.	Column 2 — Description of Lands and Statutory Rights of Way	Column 3 — Charges to be discharged by Court Order
(h) Crown Debt XL8193 (i) Corporation Capital Tax Act Lien KM44169 (j) Certificate of Pending Litigation KP56763 (k) Crystalized Floating Charge KM72862
8.	Parcel Identifier: 014-335-972 District Lot 16917 Kootenay District
(a)  Personal Property Security Act Notice DF XE2731
(b)  Personal Property Security Act Notice DF XE2732
(c)  Personal Property Security Act Notice KL93876
(d)  Mortgage XE 2729
(e)  Mortgage XE2730
(f)  Mortgage XE6380, Modification of XE2730
(g)  Mortgage XE7735, Modification of XE2729
(h)  Crown Debt XL8193
(i)  Corporation Capital Tax Act Lien KM44169
(j)  Claim of Builders Lien KM71352
(k)  Crystalized Floating Charge KM72862
(l)  Certificate of Pending Litigation KN58953
(m) Certificate of Pending Litigation KP56763
9.
Parcel Identifier 011-951-893

	That part of District Lot 301A Kootenay District which lies south of the Columbia River, North of RW Plan 1434 and west of the westerly boundary of parcel 1 (see 7462I) except part included in Plan 18024	(a) Personal Property Security Act Notice KL93876 (b) Crystalized Floating Charge KM72862 (c) Certificate of Pending Litigation KP56763
10.	Parcel Identifier 017-838-754 Block C District Lot 16269 Kootenay District	(a) Personal Property Security Act Notice KL93876 (b) Crystalized Floating Charge KM72862

C-B-4

Column 1 — Item No.	Column 2 — Description of Lands and Statutory Rights of Way	Column 3 — Charges to be discharged by Court Order
(c) Certificate of Pending Litigation KP56763
11.	Parcel Identifier 016-400-593 Assigned Parcel 1 (see 7462I) of District Lot 301A Kootenay District	(a) Personal Property Security Act Notice KL93876 (b) Crystalized Floating Charge KM72862 (c) Certificate of Pending Litigation KP56763
12.
Statutory Right of Way

XF14401 Registered Owner of Charge: Stone Venepal (Celgar) Pulp Inc. Reg. #A25059
Against lands described as:
Parcel Identifier: 017-821-096
	Against that part of unsurveyed Crown land included in SRW Plan 7002	(a) Certificate of Pending Litigation KP56763
13.
Statutory Right of Way

XF14401 Registered Owner of Charge: Stone Venepal (Celgar) Pulp Inc., Reg. #A25059
Against lands described as:
Parcel Identifier: 017-821-002
	District Lot 16269 Kootenay District Except Block C	(a) Certificate of Pending Litigation KP56763
14.	Statutory Right of Way XF14401 Registered Owner of Charge: Stone Venepal (Celgar) Pulp Inc., Reg. #A25059 Against lands described as	(a) Personal Property Security Act Notice KL 93876 (b) Crystallized Floating Charge KM72862 (c) Certificate of Pending Litigation KP56763

C-B-5

Column 1 — Item No.	Column 2 — Description of Lands and Statutory Rights of Way	Column 3 — Charges to be discharged by Court Order
Parcel Identifier 017-838-754 Block C District Lot 16269 Kootenay District

C-B-6

SCHEDULE C*

PERMITTED ENCUMBRANCES

1.     PERMITTED ENCUMBRANCES TO REMAIN REGISTERED AGAINST THE LANDS

Column 1 — Item No.	Column 2 — Legal Description	Column 3 — Encumbrances
1.	Parcel Identifier: 005-881-927 Lot 2 District Lots 2426, 2427 and 4268 Kootenay District Plan 17216	a. Easement XH20404 b. Easement V22739 c. Easement XH20402 d. Right of Way C1778 Registered Owner of Charge: Kootenay Power and Light Company Ltd.
2.	Parcel Identifier: 005-882-168 Lot 3 District Lots 4268 and 7373 Kootenay District Plan 17216	a. Easement XH20404 b. Easement V22739 c. Easement XH20402 d. Easement XH20403 e. Reservation 16514D Registered Owner of Charge: Cominco Ltd.
3.	Parcel Identifier: 005-882-427 Lot 4 District Lots 301A, 5636, 5953, 6591, 7373 and 13981 Kootenay District Plan 17216
a.  Statutory Right of Way U1567
Registered Owner of Charge:
Kootenay Power and Light Company Ltd.

b.  Statutory Right of Way XB14347
Registered Owner of Charge:
Inland Natural Gas Co. Ltd.

c.  Statutory Right of Way XB14348
Registered Owner of Charge:
Inland Natural Gas Co. Ltd.

Column 1 — Item No.	Column 2 — Legal Description	Column 3 — Encumbrances
d. Statutory Right of Way XF21573
Registered Owner of Charge:
Province of British Columbia

e.  Mortgage 57826D
Registered Owner of Charge:
Royal Trust Company (Mortgage of Right of Way)

f.  Easement V22740

g.  Easement V22741

h.  Easement V22744

i.  Easement XF11188

j.  Easement XF11190

k.  Easement V22739

l.  Easement V22742

m.  Easement XF11189

n.  Easement XF11191

o.  Reservation 16514D
Registered Owner of Charge:
Cominco Ltd.

p.  Reservation 19605D
Registered Owner of Charge:
Province of British Columbia

q.  Reservation 56866
Registered Owner of Charge:
Canadian Pacific Railway

r.  Right of Way 57687D
Registered Owner of Charge:
Inland Natural Gas Co. Ltd.

C-C-2

Column 1 — Item No.	Column 2 — Legal Description	Column 3 — Encumbrances
s. Right of Way C1778 Registered Owner of Charge: West Kootenay Power and Light Company Ltd.
4.	Parcel Identifier: 010-223-380 Parcel A (see XB6309) of District Lot 6591 Kootenay District
a.  Statutory Right of Way U1567
Registered Owner of Charge:
West Kootenay Power and Light Company Ltd.

b.  Mortgage 57826D
Registered Owner of Charge:
Royal Trust Company (Mortgage of Right of Way)

c.  Reservation 19605D
Registered Owner of Charge:
Province of BC

d.  Right of Way 57687D
Registered Owner of Charge:
Inland Natural Gas Co. Ltd.

e.  Right of Way C1778
Registered Owner of Charge:
West Kootenay Power and Light Company Ltd.
5.	Parcel Identifier: 010-234-853 Lot 1 District Lot 301A Kootenay District Plan 2450, except (1) part included in Plan 4352 (2) part included in SRW Plan 8215
a.  Statutory Right of Way U1567
Registered Owner of Charge:
West Kootenay Power and Light Company Ltd.

b.  Mortgage 57826D
Registered Owner of Charge:
Royal Trust Company (Mortgage of Right of Way)

c.  Right of Way 57687D
Registered Owner of Charge:
Inland Natural Gas Co. Ltd.
6.	Parcel Identifier: 005-877-911	a. Easement K10169

C-C-3

Column 1 — Item No.	Column 2 — Legal Description	Column 3 — Encumbrances
Lot A District Lots 2674, 5636 and 5953 Kootenay District Plan 17217 See Plan as to Limited Access
7.	Parcel Identifier: 011-968-303 Lot A District Lot 301A Kootenay District Plan 18024 see Plan as to Limited Access	a. Statutory Right of Way XF21573 Registered Owner of Charge: Province of British Columbia b. Easement XF11189 c. Easement XF11188
8.	Parcel Identifier: 014-335-972 District lot 16917 Kootenay District
a.  Exceptions and Reservation XC15492
Registered Owner of Charge:
Province of British Columbia

b.  Restrictive Covenant XC15493
Registered Owner of Charge:
Province of British Columbia

c.  Easement XF11191

d. Easement XF11190
9.
Parcel Identifier:
011-951-893

That part of District Easement XJ20349
	Lot 301A Kootenay District, which lies south of the Columbia River, North of RW Plan 1434 and West of the Westerly Boundary of Parcel 1 (see 7462I), except Part included in Plan 18024	a. Easement XJ20349
10.	Parcel Identifier: 017-838-754	a. Statutory Right of Way XF14401 Registered Owner of Charge:

C-C-4

Column 1 — Item No.	Column 2 — Legal Description	Column 3 — Encumbrances
Block C District Lot 16269 Kootenay District	Stone Venepal (Celgar) Pulp Inc.

b.  Exceptions and Reservation XF16583
Registered Owner of Charge:
Province of British Columbia

c.  Restrictive Covenant XF16584
Registered Owner of Charge:
Province of British Columbia
11.	Parcel Identifier: 016-400-593 Assigned Parcel 1 (see 7462I) of District Lot 301A Kootenay District	Nil

2.     PERMITTED ENCUMBRANCES TO REMAIN REGISTERED AGAINST KPMG INC., AS TRUSTEE FOR CELGAR AND CELGAR

1.
Registered Against Stone Venepal (Celgar) Pulp Inc.

Base Number	Creditor	Collateral
576620A	IKON Office Solutions Inc.	Office equipment and goods supplied by the Secured Party
892399A	Credit Union Central of Saskatchewan	Two Hyster Forklifts
602450B	Chrysler Financial Canada/DaimlerChrysler Services Canada Inc.	2004 Dodge Ram 2500
764889B	GMAC Leaseco Corporation	2004 Chevrolet Trailblazer
2.
Registered Against CITIC B.C. Inc.

Base Number	Creditor	Collateral
Nil	Nil	Nil

C-C-5

3.
Registered Against Celgar Pulp Company

Base Number	Creditor	Collateral
9336075	Finning International Inc.	980G Caterpillar
602450B	Chrysler Financial Canada/DaimlerChrysler Services Canada Inc.	2004 Dodge Ram 2500
4.
Registered Against KPMG Inc., Trustee for Stone Venepal (Celgar) Pulp Inc.

Base Number	Creditor	Collateral
566300A	Terratech Equipment, Division of KCL West Holdings Inc.	Komatsu D41P-6 Dozer
589291B	GMAC Leaseco Corporation	2004 GMC Sierra
764889B	GMAC Leaseco Corporation	2004 Chevrolet Trailblazer
881362B	GMAC Leaseco Corporation	2004 GMC Sierra
738987A	Terratech Equipment, Division of KCL West Holdings Inc.	2002 Komatsu D155AX-5
8893525	Gerrard-Ovalstrapping	Ovalmatic 9000 R/O — B
8893525	Gerrard-Ovalstrapping	Ovalmatic 9000 R/O Type C
576620A	Ikon Office Solutions Inc.	Canon Imagerunner 5000 Copier
Unknown	Pitney Bowes Leasing	Mailing Machine, Scale & Meter
Unknown	GE Capital Canada Inc.	Nortel Phone System

3.     ADDITIONAL PERMITTED ENCUMBRANCES

  1.
  The reservations, limitations, provisions or conditions expressed in the original grants from the Crown of any of the Lands and the statutory exceptions to title currently applicable to those Lands;

  2.
  Exceptions and reservations in favour of other grantors, restrictive covenants, easements, rights-of-way, mineral claims, reservations of under surface rights, agricultural land reserve notations and other similar rights or agreements, in any such case, as presently registered against title to any of the Lands;

  3.
  Charges granted by public utilities or the holders of the interests described in the Purchase Agreement in respect of their interests, if any, in the Lands;

  4.
  A claim of right, title or jurisdiction which may be made or established by any aboriginal peoples by virtue of their status as aboriginal peoples to or over any lands, waters or products harvested therefrom;

C-C-6

  5.
  Undetermined or inchoate liens and charges incidental to current construction or current operations which have not been filed or registered in accordance with applicable law or of which written notice has not yet been duly given in accordance with Applicable Law or that relate to an obligation not yet due or delinquent, which in each case relate to obligations or liabilities assumed by the Purchaser at the Time of Closing;

  6.
  The interests of the lessor or conditional sale vendor in respect of any item of Personal Property which is leased or purchased conditionally in the ordinary course of the Business and which interests are listed in Part 2 hereof, or which interests arise after the execution and delivery of the Purchase Agreement and are permitted by the definition of "Material Contracts" set out in the Purchase Agreement and which have been disclosed in writing to the Purchaser prior to the Closing Date;

  7.
  Such other non-financial rights, liens, charges and encumbrances which have been granted, or arose, in the normal course of the Business or do not, when regarded individually or as a whole, Materially Adversely affect the value of the Purchased Assets or materially impair their use in the Business as presently conducted by the Vendor.

*
Terms used as defined terms herein and not otherwise defined in this Schedule C have the meanings given to them in the Purchase Agreement.

C-C-7

SCHEDULE D

DESCRIPTION OF PERSONAL PROPERTY SECURITY ACT REGISTRATIONS TO BE DISCHARGED BY COURT ORDER

1.
With respect to the security interests registered under Base Registration No. 3175708:

(i)
such security interests be discharged against the following Vehicle Collateral:

TYPE	SERIAL NUMBER	YEAR	MAKE/MODEL
V0002 MV	31K2115		CATERPILLAR 950 LOADER
V0003 MV	51333		OMEGA 40 TON CRANE
V0004 MV	10K6113		CATERPILLAR D 6
V0005 MV	63R04913		CATERPILLAR 950B LOADER
V0006 MV	F5D1977K		HYSTER H100XL
V0007 MV	68528		GROVE CRANE AP308
V0008 MV	3ZF00777		CATERPILLAR D6H CRAWLER
V0009 MV	1HTSDPBR0NH396332	1992	INTERNATIONAL FIRE TRUCK
V0010 MV	6SX09821		CATERPILLAR 980C WHEEL LO
V0011 MV	5XJ00419		CATERPILLAR 980F WHEEL LO
V0012 MV	5BF05723		CATERPILLAR D7H CRAWLER
V0013 MV	56550		P&H 65 TONNE CRANE
V0014 MV	4500964351092		GORDON RUSSEL TRACKMOBILE
V0015 MV	D004V07160P		HYSTER SPEC. BOXCAR MOVER
V0016 MV	D004V07163P		HYSTER SPEC. BOXCAR MOVER
V0017 MV	D004V07164P		HYSTER SPEC. BOXCAR MOVER
V0018 MV	0300025327		JLG BOOMLIFT
V0019 MV	DW644GD560575	1997	JD 644G WHEEL LOADER
V0020 MV	2KR01446		CATERPILLAR

TYPE	SERIAL NUMBER	YEAR	MAKE/MODEL
			980G LOADER
V0021 MV	2EN00576		CATERPILLAR D7R XR
V0022 MV	1J4GZ58Y8VC740049	1997	GRAND CHEROKEE JEEP
  (ii)
  a notation be made under the heading "Partial Discharge" as follows:

  "General Collateral:

  **DELETED**

  All Purchased Assets, as such term is defined in that certain purchase agreement among 0706906 B.C. Ltd., Mercer International Inc. and KPMG Inc., in its capacity as Receiver of Stone Venepal (Celgar) Pulp Inc. [Pate A Papier Stone Venepal (Celgar) Inc.] dated November 22, 2004."

2.
With respect to the security interests registered under Base Registration No. 3175273:

(i)
such security interests be discharged against the following Vehicle Collateral:

TYPE	SERIAL NUMBER	YEAR	MAKE/MODEL
V0002 MV	31K2115		CATERPILLAR 950 LOADER
V0003 MV	51333		OMEGA 40 TON CRANE
V0004 MV	10K6113		CATERPILLAR D 6
V0005 MV	63R04913		CATERPILLAR 950B LOADER
V0006 MV	F5D1977K		HYSTER H100XL
V0007 MV	68528		GROVE CRANE AP308
V0008 MV	3ZF00777		CATERPILLAR D6H CRAWLER
V0009 MV	1HTSDPBR0NH396332	1992	INTERNATIONAL FIRE TRUCK
V0011 MV	5XJ00419		CATERPILLAR 980F LOADER
V0012 MV	5BF05723		CATERPILLAR D7H CRAWLER
V0013 MV	56550		P & H 65 TONNE CRANE
V0014 MV	4500964351092		GORDON RUSSEL TRACKMOBILE

C-D-2

TYPE	SERIAL NUMBER	YEAR	MAKE/MODEL
V0015 MV	6SX09821		CATERPILLAR 980 C LOADER
V0016 MV	D004V07160P		HYSTER BOXCAR MOVER
V0017 MV	D004V07164P		HYSTER BOXCAR MOVER
V0018 MV	D004V07163P		HYSTER BOXCAR MOVER
V0019 MV	0300025327		JLG BOOMLIFT
  (ii)
  a notation be made under the heading "Partial Discharge" as follows:

        "General Collateral:

  **DELETED**

  All Purchased Assets, as such term is defined in that certain purchase agreement among 0706906 B.C. Ltd., Mercer International Inc. and KPMG Inc., in its capacity as Receiver of Stone Venepal (Celgar) Pulp Inc. [Pate A Papier Stone Venepal (Celgar) Inc.] dated November 22, 2004."

3.
With respect to the security interests registered under Base Registration No. 7897197 such security interests be discharged against the following Vehicle Collateral:

TYPE	SERIAL NUMBER	YEAR	MAKE/MODEL
V0001 MV	1J4GZ58Y8VC740049	1997	GRAND CHEROKEE JEEP
4.
With respect to the security interests registered under Base Registration No. 6886246, a notation be made under the heading "Partial Discharge" as follows:

  "General Collateral:

  **DELETED**

  All Purchased Assets, as such term is defined in that certain purchase agreement among 0706906 B.C. Ltd., Mercer International Inc. and KPMG Inc., in its capacity as Receiver of Stone Venepal (Celgar) Pulp Inc. [Pate A Papier Stone Venepal (Celgar) Inc.] dated    •    , 2004."

5.
With respect to the security interests registered under Base Registration No. 7578482, a notation be made under the heading "Partial Discharge" as follows:

  "General Collateral:

C-D-3

  **DELETED**

  All Purchased Assets, as such term is defined in that certain purchase agreement among 0706906 B.C. Ltd., Mercer International Inc. and KPMG Inc., in its capacity as Receiver of Stone Venepal (Celgar) Pulp Inc. [Pate A Papier Stone Venepal (Celgar) Inc.] dated November 22, 2004."

C-D-4

SCHEDULE E*

DESCRIPTION OF ASSETS EXCLUDED FROM THE APPLICATION OF THE TRANSFERRING AND VESTING PROVISIONS OF THE ORDER

1.
cash on hand, term deposits and similar cash items derived from the operation of the Business prior to the Closing Date;

2.
accounts receivable arising from the operation of the Business prior to the Closing Date, including sales of NBSK pulp or the sale of products produced by the Business prior to the Closing Date;

3.
all income tax instalments and the entitlement, if any, to the return or rebate of taxes for the period prior to the Closing Date, including input tax credits under the Excise Tax Act (Canada);

4.
inventories of Finished Goods produced at the Pulp Mill prior to the Closing Date and which are stamped as "KPMG" or an equivalent marking;

5.
any Material Contract or Licence and Permit, the assignment of which to the Purchaser requires the consent of a third party, and where such consent has not been obtained as at the Closing Date or within the period of 90 days referred to in Section 3.10, together with those contracts of the Vendor and/or the Company which by their terms are not assignable and which are identified as such in the Disclosure Letter;

6.
insurance policies and unfulfilled purchase orders relating to the volumes of Finished Goods produced prior to the Closing Date which are stamped as "KPMG" or an equivalent marking;

7.
pre-paid insurance, pre-paid freight relating to the Finished Goods produced prior to the Closing Date and any other pre-paid expenses, if any, relating to an Excluded Asset;

8.
the benefit of any claims of the Vendor in respect of the litigation pertaining to the "IMO Turbine" and the lime kiln insurance claim;

9.
proceeds of insurance arising from any insured loss occurring prior to the Closing Date and payable: (a) in reimbursement of repair and replacement expenses paid by the Vendor; or (b) in respect of business interruption or similar damages incurred by the Vendor; and

10.
any of the Vendor's internally generated reports, accounts, valuations, communications and reports to the Banks, correspondence and other materials to and from legal counsel and other solicitor-client privileged information, and any other records relating to the administration of the receivership of the Company.

*
Terms used as defined terms herein and not otherwise defined in this Schedule E have the meanings given to them in the Purchase Agreement.

EXHIBIT D

MERCER INTERNATIONAL INC.

        KPMG INC.

REGISTRATION RIGHTS AGREEMENT

dated November 22, 2004

SANGRA MOLLER

THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is dated November 22, 2004, between Mercer International Inc., a business trust organized pursuant to the laws of the State of Washington (together with any successor entity, herein referred to as the "Company"), and KPMG Inc. (the "Holders").

This Agreement is made pursuant to the Asset Purchase Agreement dated the date hereof between the Company, KPMG Inc. in its capacity as the receiver of all of the assets and undertakings of Stone Venepal (Celgar) Pulp Inc. ("KPMG"), 0706906 B.C. Ltd. and Mercer (the "Purchase Agreement"). KPMG has, on behalf and for the account of the Holders, agreed, pursuant to the terms of the Purchase Agreement, to receive from the Company for and on behalf of the Holders that number of shares of beneficial interest of the Company, par value $1.00 per share as may be determined thereunder (the "Shares of Beneficial Interest"). The Company has agreed to provide to the Holders the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

The parties hereby agree as follows:

1.
Definitions.    As used in this Agreement, the following capitalized terms shall have the following meanings:

  "Action" has the meaning in Section 6(c) hereof.

  "Affiliate" has the meaning set forth in Rule 405 under the Securities Act.

  "Blue Sky Application" has the meaning in Section 6(a) hereof.

  "Broker-Dealer" means any broker or dealer registered under the Exchange Act.

  "Business Day" means a day other than a Saturday or Sunday or any federal holiday in the United States or any holiday in the Province of British Columbia, Canada.

  "Closing" has the meaning set forth in the Purchase Agreement.

  "Closing Date" has the meaning set forth in the Purchase Agreement.

  "Commission" means the Securities and Exchange Commission.

  "Company" has the meaning set forth in the preamble hereto.

  "Effectiveness Deadline" has the meaning in Section 2(a) hereof.

  "Effectiveness Period" has the meaning in Section 2(b) hereof.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Filing Deadline" has the meaning in Section 2(a) hereof.

  "Holder" means a Person who owns, beneficially or of record, Transfer Restricted Securities.

  "Indemnified Holder" has the meaning in Section 6(a) hereof.

  "Lock-Up Agreement" means the lock-up agreement in respect of the Transferred Restricted Securities entered into (or to be entered into) among KPMG, the Holders and/or one or more underwriters as provided for and pursuant to the terms of the Purchase Agreement.

  "NASD" means National Association of Securities Dealers, Inc.

  "Notice and Questionnaire" means the Selling Securityholder Notice and Questionnaire in substantially the form attached as Exhibit A hereto.

  "Person" means an individual, partnership, limited liability company, corporation, unincorporated organization, trust, joint venture or a government or agency or political subdivision thereof.

  "Prime Rate" means the prime rate of interest charged by Royal Bank of Canada to its most creditworthy customers for U.S. dollar or commercial loans at its main branch in Vancouver, British Columbia, from time to time.

  "Prospectus" means the prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

  "Purchase Agreement" has the meaning set forth in the preamble hereto.

  "Rule 144" means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

  "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

  "Securities Act" means the Securities Act of 1933, as amended.

  "Shelf Registration Statement" has the meaning in Section 2(a) hereof.

  "Suspension Period" has the meaning in Section 4(b) hereof.

  "Transfer Restricted Securities" means each Share of Beneficial Interest until the earliest to occur of:

  (a)
  the date on which such Share of Beneficial Interest has been effectively registered for resale under the Securities Act and disposed of in accordance with the Shelf Registration Statement;

  (b)
  the date on which such Share of Beneficial Interest (A) has been transferred in compliance with Rule 144(k) were it not held by an affiliate of the Company or (B) may be sold or transferred pursuant to Rule 144(k) were it not held by an affiliate of the Company (or any other similar provision then in force); and

  (c)
  the date on which such Share of Beneficial Interest ceases to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise).

  "Underwritten Registration" or "Underwritten Offering" means a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

It is expressly understood by the parties hereto that, in the event that the Closing does not occur pursuant to the terms of the Purchase Agreement or the Purchase Agreement is terminated pursuant to its terms that this Agreement will be null and void and of no further force and effect.

2.     Shelf Registration.

  (a)
  The Company shall prepare and, as promptly as practicable but in any event not later than 90 days after the Closing Date (the "Filing Deadline"), file with the Commission a registration statement for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement"), covering all Transfer Restricted Securities issued to and held by the Holders pursuant to the Purchase Agreement. The Shelf Registration Statement shall be on Form S-3 under the Securities Act or, if Form S-3 is unavailable, on another appropriate form permitting registration of such Transfer Restricted Securities for resale by the Holders in the manner or manners designated by them or permitted under applicable law (including, without limitation, one or more underwritten offerings). The Shelf Registration Statement (and each amendment and supplement thereto) shall be provided to (and subject to the reasonable approval of) the initial Holders and their counsel prior to its filing. The Company shall use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the Commission as soon as practicable after it is filed and, in any event, within 180 days after the Closing Date (the "Effectiveness Deadline"). If (i) (A) the Shelf Registration Statement required to be filed by the Company pursuant to Section 2(a) hereof is not filed with the SEC prior to the Filing Deadline or (B) such Shelf Registration Statement covering all of the Transfer Restricted Securities is not declared effective by the SEC on or before the Effectiveness Deadline, or (ii) if, after such Shelf Registration

    Statement has been declared effective by the SEC, sales of any of the Transfer Restricted Securities required to be covered by such Shelf Registration Statement cannot be made pursuant to such Shelf Registration Statement (by reason of a stop order or the Company's failure to update the Shelf Registration Statement or after the 30th consecutive day in any 45-day period or the 45th day in any 365-day period, as the case may be, of any Suspension Period described in Section 4(b) hereof, or any other reason outside the control of the Holders) and the Company does not cause the Shelf Registration Statement to become effective by a post-effective amendment or report filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act within five (5) Business Days of the commencement of such suspension, or (iii) the Shares of Beneficial Interest are not listed or included for quotation on the Nasdaq National Market ("NNM"), the Nasdaq SmallCap Market ("SmallCap"), the New York Stock Exchange (the "NYSE") or the American Stock Exchange (the "AMEX") at any time after the Effectiveness Deadline hereunder (each of the items (i) and (ii) of this Section 2(a) is herein called a "Registration Default"), then the Company will make payments to the Holders in such amounts and at such times as shall be determined pursuant to this Section 2(a) as relief for the damages to the Holders by reason of any such delay in or reduction of their ability to sell the Transfer Restricted Securities as liquidated damages ("Default Damages"). The Company shall pay to each Holder as Liquidated Damage an amount equal to the aggregate purchase price of the Transfer Restricted Securities held by such Holder, multiplied by a rate equal to the Prime Rate plus 2% per annum, for each thirty (30) day period (or portion thereof) of a Registration Default. Default Damages shall accrue to each Holder on the Transfer Restricted Securities from and including the date on which the Registration Default occurs up to but excluding the date on which the Registration Default has been cured provided however, Default Damages on Transfer Restricted Securities shall not accrue under any more than one of the foregoing clauses (i) or (ii) above at any one time; provided further however that (x) on the filing of the Shelf Registration Statement as required (in case of clause (i)(A) of this Section 2(a)), (ii) on the effectiveness of the Shelf Registration Statement as required hereunder (in the case of clause (i)(B) of this Section 2(a)) or the relisting or quotation of the Shares of Beneficial Interest on either the NNM, SmallCap, NYSE or AMEX or, Default Damages on the Transfer Restricted Securities as a result of such clause (or the relevant subclause) as the case may be, shall cease to accrue. It is understood and agreed to notwithstanding any provisions to the contrary Default Damages shall cease to accrue on any Transfer Restricted Securities at the time that such securities cease to be a Transfer Restricted Securities.

    Notwithstanding anything to the contrary, a Holder shall not be entitled to Default Damages under this Section 2(a) if such Registration Default is attributable to changes (other than corrections of the Company's mistakes respecting information previously provided by the Holders) required to be provided by the Holders in the Shelf Registration Statement with respect information relating to the Holders, including, without limitation to the plan of distribution or if such Holders have not provided all registration information to us as required in Section 2(d) at least five (5) Business Days prior to the effective date of Shelf Registration Statements or any subsequent amendment thereto (with respect to any period subsequent to such amendment and prior to the next amendment in respect of which such information is provided to us). No Default Damages will be payable to Holders of securities purchased in transactions covered by the Shelf Registration Statement or previously sold in transactions exempt from the registration requirements of the Securities Act in accordance with Rule 144 (unless such holders were assigned rights hereunder pursuant to Section 10(f) hereof).

    The calculation of Default Damages hereunder will be determined on the basis of a 360 day year comprised of twelve-30 months days and the actual number of days on which Default Damages accrued during such period.

    The Default Damages set forth above shall be the exclusive monetary remedy available to the Holders of Transfer Restricted Securities for Registration Defaults.

  (b)
  The Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus included therein to be lawfully delivered by the Holders of the relevant Shares of Beneficial Interest for a period (the "Effectiveness Period") of two years from the Closing Date or such shorter period that will terminate when (i) all the Transfer Restricted Securities have been sold pursuant to the Shelf Registration Statement or (ii) none of the Shares of Beneficial Interest are Transfer Restricted Securities. The Company shall be deemed not to have used its commercially reasonable efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Shares of Beneficial Interest covered thereby not being able to offer and sell such Shares of Beneficial Interest during the Effectiveness Period, unless such action is (i) required by applicable law or (ii) taken by the Company in good faith and contemplated by Section 4(b) below, and the Company thereafter complies with the requirements of Section 4(b).

  Notwithstanding the foregoing, the Company shall not be obligated to file a Prospectus with the securities commission or similar regulatory authority in any of the provinces or territories of Canada.

  (c)
  Notwithstanding any other provisions hereof, the Company shall cause the Shelf Registration Statement and the Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

  (d)
  The Company shall, at least 15 Business Days prior to the date on which the Shelf Registration Statement becomes effective, provide written notice to each Holder (which notice shall be accompanied by a copy of a Notice and Questionnaire to be completed by such Holder) that the Company has filed the Shelf Registration Statement pursuant to this Agreement and that the Holder must complete and return the enclosed Notice and Questionnaire in accordance with this Section 2(d) in order to be named as a selling securityholder in the Shelf Registration Statement and Prospectus, and shall contemporaneously post a notice on its website to the foregoing effect including any legends or disclaimers required by law. The Company shall include in the Shelf Registration Statement at the time it is first declared effective, the name of each Holder that provided a Notice and Questionnaire to the Company in accordance with this Section 2(d), and from and after the date the Shelf Registration Statement is initially declared effective, the Company shall use commercially reasonable efforts to file with the Commission, as promptly as practicable after the date a Notice and Questionnaire is delivered to the Company, a post-effective amendment to the Shelf Registration Statement or prepare and file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other document required under the Securities Act so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Transfer Restricted Securities in accordance with applicable law. If the Company files a post-effective amendment to the Shelf Registration Statement, the Company shall use commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable. Any Holder who, subsequent to the date the Shelf Registration Statement is declared effective, provides a Notice and Questionnaire required by this Section 2(d) pursuant to the provisions of this Section (whether or not such Holder has supplied the Notice and Questionnaire at the time the Shelf Registration Statement was declared effective) shall be named as a selling securityholder in the Shelf Registration Statement and Prospectus in accordance with the requirements of this Section 2(d); provided, however, that the Company shall not be obligated to file more than one post-effective amendment or supplement in any 25 day-period following the date the Shelf Registration Statement is declared effective for the purpose of naming Holders as selling securityholders who are not named in such Shelf Registration Statement at the time of effectiveness. Each Holder as to which the Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make information previously furnished to the Company by such Holder not materially misleading.

  (e)
  Eligibility For Form S-3. The Company represents and warrants that it meets the requirements for the use of Form S-3 for registration of the sale by the Holders Transfer Restricted Securities and the Company shall file all reports required to be filed by the Company with the SEC in a timely manner so as to thereafter maintain such eligibility for the use of Form S-3 during the Effectiveness Period.

3.     Piggy-Back Registrations.

        If at any time prior to the expiration of the Effectiveness Period the Company shall file with the SEC a registration statement relating to an offering for its own account under the Securities Act of any of its Shares of Beneficial Interest (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), the Company shall send to each Holder written notice of such filing and, if within fifteen (15) days after the date of such notice, such Holder shall so request in writing, the Company shall include in such registration statement all or any part of the Transfer Restricted Securities such Holder requests to be registered, except that if, in connection with any underwritten public offering, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Shares of Beneficial Interest which may be included in the registration statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Shelf Registration Statement only such limited portion of the Transfer Restricted Securities with respect to which such Holder has requested inclusion hereunder as the underwriter shall permit. Any exclusion of Transfer Restricted Securities shall be made pro rata among the Holders seeking to include Transfer Restricted Securities, in proportion to the number of Transfer Restricted Securities sought to be included by such Holders; provided, however, that the Company shall not exclude any Transfer Restricted Securities unless the Company has first excluded all outstanding Shares of Beneficial Interest, the holders of which are not contractually entitled to inclusion of such Shares of Beneficial Interest in such registration statement or are not contractually entitled to pro rata inclusion with the Transfer Restricted Securities; and provided, further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Transfer Restricted Securities shall be made pro rata with holders of Shares of Beneficial Interest having the contractual right to include such Shares of Beneficial Interest in the registration statement other than holders of Shares of Beneficial Interest contractually entitled to inclusion of their Shares of Beneficial Interest in such registration statement by reason of demand registration rights. Notwithstanding the foregoing, no such reduction shall reduce the amount of Transfer Restricted Securities included in the registration below ten (10%) of the total amount of Shares of Beneficial Interest included in such registration. No right to registration of Transfer Restricted Securities under this Section 3 shall be construed to limit any registration required under Section 2(a) hereof. If an offering in connection with which a Holder is entitled to registration under this Section 3 is an underwritten offering, then each Holder whose Transfer Restricted Securities are included in such registration statement shall, unless otherwise agreed by the Company, offer and sell such Transfer Restricted Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Shares of Beneficial Interest included in such underwritten offering.

4.     Registration Procedures.

        In connection with the Shelf Registration Statement contemplated by Section 2 hereof, the Company shall:

  (a)
  use commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto and in accordance with Section 2(a) hereof, shall prepare and file with the Commission a Shelf Registration Statement relating to the registration on Form S-3, or if the Company is not then eligible to use Form S-3, on any appropriate form under the Securities Act;

  (b)
  upon the occurrence of any event or discovery of any facts of the kind described in clauses (ii) through (iv) of Section 4(d) during the Effectiveness Period, as promptly as practicable after the occurrence of such an event, use commercially reasonable efforts to ensure that the use of the Prospectus may be resumed, including, without limitation, preparing and filing a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the Prospectus or any document incorporated therein by reference and any other required document so that, as thereafter delivered to the Holders or purchasers of Shares of Beneficial Interest, neither the Shelf Registration Statement nor the Prospectus will contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading. Notwithstanding the foregoing, the Company may suspend the availability of the Shelf Registration Statement upon written notice to the Holders (which notice shall be accompanied by an instruction to suspend the use of the Prospectus), for one or more periods not to exceed 45 consecutive days in any 90-day period, and not to exceed, in the aggregate, 90 days in any 365-day period (each such period, a "Suspension Period") if:

  (i)
  an event occurs and is continuing that, in the Company's good faith judgment, would require the Company to make changes in the Shelf Registration Statement or the Prospectus in order that the Shelf Registration Statement or the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; and

  (ii)
  the Company reasonably determines that the disclosure of such event at such time would have a material adverse effect on the business of the Company (and its subsidiaries, if any, taken as a whole);

    (iii)
    the Company's trustees and executive officers are also prohibited from trading in the Company's securities during such Suspension Period; and

    (iv)
    the Company has suspended the availability of any other shelf registration statement covering resales by third parties.

  (c)
  prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective during the Effectiveness Period (which may, to the extent applicable in compliance with the Securities Act, be effected by filings under the Exchange Act as contemplated by Item 12(b) of Form S-3 under the Securities Act); cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling securityholders set forth in the Shelf Registration Statement or supplement to the Prospectus;

  (d)
  notify the Holders and the underwriter(s), if any, promptly (but in any event within five Business Days) and, if requested by such Persons, confirm such advice in writing:

  (i)
  when the Shelf Registration Statement, the Prospectus or any amendment, supplement or post-effective amendment thereto has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective;

  (ii)
  of any request by the Commission for post-effective amendments or supplements to the Shelf Registration Statement or Prospectus or for additional information relating thereto after a Registration Statement has become effective;

  (iii)
  of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; or

  (iv)
  of the existence of any fact or the happening of any event, during the Effectiveness Period, that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading;

  (e)
  if at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, use commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

  (f)
  furnish to the Holders prior to the filing with the Commission, a copy of the Shelf Registration Statement and copies of any Prospectus included therein, and use its commercially reasonable efforts to reflect in each such document, when so filed with the Commission, such comments that the Holders reasonably may propose. The Company shall also furnish to the Holders before filing with the Commission, if reasonably practicable, or otherwise promptly after filing with the Commission, copies of any amendments to the Shelf Registration Statement or supplements to the Prospectus, and shall make the Company's representatives reasonably available for discussion of such amendments or supplements and make such changes in such amendments or supplements prior to the filing thereof, if reasonably practicable, or prepare and file further amendments or supplements, as the Holders, may reasonably request (it being understood that a request to correct a material misstatement or omission is an example of one such reasonable request);

  (g)
  make available at reasonable times for inspection by one or more representatives of the selling Holders, any underwriter participating in any distribution pursuant to the Shelf Registration Statement, and any attorney or accountant retained by such selling Holders or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the Company's officers, directors, managers and employees to supply all information reasonably requested by any such representative or representatives of the selling Holders, underwriter, attorney or accountant in connection with the Shelf Registration Statement after the filing thereof and before its effectiveness; provided, however, that (i) each such representative of the selling Holders (on its behalf and on behalf of its underwriter(s), attorneys and accountants) will be required to agree in writing to hold in confidence and not to use for any purpose other than to satisfy applicable due diligence responsibilities all nonpublic information obtained by it as a result of such inspections until such is made generally available to the public through no fault of such representative of the selling Holders or their underwriter(s), attorneys or accountants of a selling Holder, and (ii) each selling Holder of such Transfer Restricted Securities will be required further to agree in writing that it will, upon learning that the disclosure of such records or information is sought in a court of competent jurisdiction, or in connection with any action, suit or proceeding, give notice to the Company and allow the Company at its expense to undertake appropriate action to prevent disclosure of the records and information deemed confidential;

  (h)
  if reasonably requested by any selling Holders or the underwriter(s), if any, promptly incorporate in the Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may request to have included therein, including, without limitation: (i) information relating to the "Plan of Distribution" of the Transfer Restricted Securities; (ii) information with respect to the number of Shares of Beneficial Interest being sold to such underwriter(s); (iii) the purchase price being paid therefor; and (iv) any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; provided, however, that with respect to any information requested for inclusion by a selling Holder, this clause (h) shall apply only to such information that relates to the Transfer Restricted Securities to be sold by such selling Holder; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

  (i)
  furnish to each selling Holder and each of the underwriter(s), if any, upon request, without charge, at least one conformed copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto (without any documents incorporated by reference therein or exhibits thereto (or exhibits incorporated in such exhibits by reference) unless requested);

  (j)
  deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; subject to any notice by the Company in accordance with this Section of the existence of any fact or event of the kind described in clauses (ii) through (iv) of Section 4(d), the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

  (k)
  if an underwriting agreement is entered into and the registration is an Underwritten Registration, the Company shall:

  (i)
  upon request, furnish to each underwriter and, in the case of clause (1) below, to each selling Holder, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of closing of any sale of Transfer Restricted Securities in an Underwritten Registration:

    (ii)
    a certificate, dated the date of such closing, signed by the Chief Financial Officer of the Company confirming, as of the date thereof, such matters as such parties may reasonably request;

    (iii)
    opinions, each dated the date of such closing, of counsel to the Company covering such of the matters as are customarily covered in legal opinions to underwriters in connection with primary underwritten offerings of securities;

    (iv)
    customary comfort letters, dated the date of such closing, from the Company's independent accountants (and from any other accountants whose report is contained or incorporated by reference in the Shelf Registration Statement), in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with primary underwritten offerings of securities;

    (v)
    set forth in full in the underwriting agreement, if any, indemnification provisions and procedures which provide rights no less protective than those set forth in Section 6 hereof with respect to all parties to be indemnified by the Company; and

    (vi)
    deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the selling Holders pursuant to this clause (k);

  (l)
  prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration or qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may reasonably request and do any and all other acts or things necessary or customary to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Company shall not be required (i) to register or qualify as a foreign corporation or a dealer of securities where it is not now so qualified or to take any action that would subject it to the service of process in any jurisdiction where it is not now so subject or (ii) to subject themselves to taxation in any such jurisdiction if they are not now so subject;

  (m)
  cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted

    Securities to be sold and not bearing any restrictive legends (unless required by applicable securities laws) and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days before any sale of Transfer Restricted Securities made by such Holders or underwriter(s);

  (n)
  cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter that is required to be retained in accordance with the rules and regulations of the NASD;

  (o)
  otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and all reporting requirements under the rules and regulations of the Exchange Act; and

  (p)
  cause all Transfer Restricted Securities covered by the Shelf Registration Statement to be listed or quoted, as the case may be, on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed or quoted.

Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in clauses (ii) through (iv) of Section 4(d) hereof and during any Suspension Period, such Holder will, and will use commercially reasonable efforts to cause any underwriter(s) in an Underwritten Offering to, forthwith discontinue disposition of Transfer Restricted Securities pursuant to the Shelf Registration Statement until:

  (a)
  such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 4(b) hereof; or

  (b)
  such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.

If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice of suspension.

5.     Registration Expenses.

        All expenses incident to the Company's performance of and compliance with this Agreement shall be borne by the Company regardless of whether a Registration Statement becomes effective, including, without limitation:

  (a)
  all registration and filing fees and expenses (including filings made by the Holders or underwriter(s), if any, with the NASD);

  (b)
  all fees and expenses of compliance with U.S. and Canadian securities and Blue Sky laws and any notice or similar filing reasonably requested by the Holders outside of the U.S. and Canada;

  (c)
  all expenses of printing (including printing of Prospectuses and certificates for the Shares of Beneficial Interest, messenger and delivery services and telephone);

  (d)
  all fees and disbursements of counsel to the Company;

  (e)
  all application and filing fees in connection with listing (or authorizing for quotation) the Shares of Beneficial Interest on any securities exchange or automated quotation system pursuant to the requirements hereof;

  (f)
  all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance); and

  (g)
  all fees and expenses of the Holders (including fees and disbursements of counsel to the Holders up to a maximum of $50,000) in connection with any amendment, modification or supplement to this Agreement.

The Company shall bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal, accounting or other duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

6.     Indemnification and Contribution.

  (a)
  The Company shall indemnify and hold harmless each Holder, such Holder's officers, directors and employees and each person, if any, who controls or is controlled by such Holder within the meaning of the Securities Act (each Holder and each of its respective officers, employees and any such control person being an "Indemnified Holder"), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to resales of the Transfer Restricted Securities), to which such Indemnified Holder may become subject, insofar as any such loss, claim, damage, liability or action arises out of, or is based upon:

  (i)
  any untrue statement or alleged untrue statement of a material fact contained in (A) the Shelf Registration Statement or Prospectus or any amendment or supplement thereto (including in any periodic or current report filed by the Company pursuant to the Securities Exchange Act of 1934 which is incorporated by reference therein) or (B) any blue sky application or other document or any amendment or supplement thereto prepared or executed by the Company (or based upon written information furnished by or on behalf of the Company expressly for use in such blue sky application or other document or amendment on supplement) filed in any jurisdiction specifically for the purpose of qualifying any or all of the Transfer Restricted Securities under the securities law of any state or other jurisdiction (such application or document being hereinafter called a "Blue Sky Application"); or

    (ii)
    the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, and shall reimburse each Indemnified Holder promptly upon demand for any legal or other expenses reasonably incurred by such Indemnified Holder in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or Prospectus or amendment or supplement thereto or Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Holder (or its related Indemnified Holder) specifically for use therein or out of the failure by the Indemnified Holder to furnish to any purchaser of its Restricted Transfer Security of the Prospectus and any supplement or amendment thereto in the form provided to such Indemnified Holder by the Company. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any Indemnified Holder.

  (b)
  Each Holder, severally and not jointly, shall indemnify and hold harmless the Company, their respective officers and employees, their respective directors and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, or any such director, officer, employee or controlling person may become subject, insofar as any such loss, claim, damage or liability or action arises out of, or is based upon:

  (i)
  any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement or Prospectus or any amendment or supplement thereto or any Blue Sky Application; or

  (ii)
  the omission or the alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case (i) only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder (or its related Indemnified Holder) specifically for use therein which shall, except as otherwise specifically agreed by any Holder, be the information provided by such Holder in response to the Notice and Questionnaire or otherwise provided by such holder in respect of Item 507 of Regulation S-K by such Holder and (ii) such Holder shall be liable under this Agreement for only that amount as does not exceed the proceeds actually received by such Holder as a result of the sale of Transfer Restricted Securities pursuant to such Shelf Registration Statement, and shall reimburse the Company, and any such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Company, or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that any Holder may otherwise have to the Company, or any of their respective directors, officers, employees or controlling persons and any such director, officer, employee or controlling person.

  (c)
  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties, other than reasonable costs of investigation, unless: (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action; (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action; or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the fees and expenses of one counsel selected by all the indemnified parties to represent them all shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or reasonably could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party (an "Action"), unless such settlement, compromise or judgment (x) includes an unconditional release of the indemnified party from all liability on claims that are the subject matter of such action and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party. No indemnified party shall, without the prior written consent of the indemnifying party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any Action, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Action.

  (d)
  If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that a Holder will not be obligated to contribute more than the net proceeds received by such Holder from such offering. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute as provided in this Section 6(d) are several and not joint.

7.     Rule 144 and 144A.

        The Company shall use commercially reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A. The Company covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such

Holder to sell Transfer Restricted Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Holders understand and agree that, for so long as the Shares of Beneficial Interest are quoted on NASDAQ, such shares are not eligible for resale pursuant to Rule 144A. Upon the written request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

8.     Participation in Underwritten Registrations.

        No Holder may participate in any Underwritten Registration hereunder unless such Holder:

  (a)
  agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements; and

  (b)
  completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

9.     Selection of Underwriters.

        The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by Holders holding a majority of the Transfer Restricted Securities whose Transfer Restricted Securities are included in such offering; provided, however, that such investment bankers and managers must be reasonably satisfactory to the Company.

10.   Miscellaneous.

  (a)
  Remedies.    The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Section 2 hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2 hereof, in addition to the Default Damages provided for in Section 2(a) hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

  (b)
  Adjustments Affecting Transfer Restricted Securities.    The Company shall not, directly or indirectly, take any action with respect to the Transfer Restricted Securities as a class that would adversely affect the ability of the Holders of Transfer Restricted Securities to include such Transfer Restricted Securities in a registration undertaken pursuant to this Agreement.

  (c)
  No Inconsistent Agreements.    The Company shall not, on or after the date of this Agreement, enter into any agreement with respect to its securities that interferes with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

  (d)
  Amendments and Waivers.    This Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders holding a majority of the Transfer Restricted Securities.

  (e)
  Notices.    All notices and other communications provided for or permitted hereunder shall be made in writing (except if the context expressly permits otherwise) by hand-delivery, first-class mail (registered or certified, return receipt requested), telecopier, or air courier guaranteeing overnight delivery:

  (i)
  if to a Holder, at the address set forth on the records of the transfer agent of Shares of Beneficial Interest, as the case may be with a copy to:

      Fasken Martineau
      2100-1075 West Georgia Street
      Vancouver, British Columbia
      Canada V6E 3G2
      Tel: 604 631 3131
      Fax: 604 631 3232
      Attention: Donald Dalik

      and

    (ii)
    if to the Company:

      Mercer International Inc.
      14900 Interurban Ave. South, Suite 282
      Seattle, Washington, USA 98168
      Attention: David Gandossi, Chief Financial Officer
      Telephone: (206) 674-4639
      Facsimile: (206) 674-4629

      With a copy to:

      Sangra Moller
      1000 Cathedral Place
      935 West Georgia Street
      Vancouver, B.C. V62 3L2 Canada
      Attention: H.S. Sangra
      Telephone: (604) 692-3022
      Facsimile: (604) 692-8803

    All such notices and communications shall be deemed to have been duly given at: the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

  (f)
  Successors and Assigns.    This Agreement shall not be assigned without the prior written consent of the Company in its sole discretion other than to the Banks, KPMG and their Affiliate or, if permitted by the underwriters under the Lock-Up Agreement, with the consent of the Company with such consent not to be unreasonably withheld; provided, however, that (i) this Agreement shall not inure to the benefit of or be binding upon a permitted successor or assign of a Holder as provided herein unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder; (ii) nothing contained herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms of the Lock-Up Agreement; and (iii) upon the occurrence of a Registration Default that continues for 30 days or more or Registration Defaults that continue for more than 45 days in any 365-day period, the Agreement may be assigned by the Holder with the written consent of the Company not to be unreasonably withheld.

  (g)
  Counterparts.    This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

  (h)
  Securities Held by the Company or its Affiliates.    Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Company or its Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

  (i)
  Headings.    The headings in this Agreement are for convenience of reference only and are not to be considered a part of this Agreement and shall in no way modify or restrict any of the terms or provisions hereof.

  (j)
  Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF WASHINGTON, BUT WITHOUT REGARD TO ANY APPLICABILITY PRINCIPLES OF CONFLICTS OF LAW.

  (k)
  Severability.    If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

  (l)
  Entire Agreement.    This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MERCER INTERNATIONAL INC.		KPMG INC.

By:	/s/ DAVID M. GANDOSSI	By:	/s/ TODD M. MARTIN

Name: Title:		Name: Title:
By:

Name: Title:

Exhibit A

FORM OF SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

The undersigned beneficial holder of shares of beneficial interest, $1.00 par value (the "Registrable Securities"), of Mercer International Inc. ("Mercer") understands that Mercer has filed or intends to file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (the "Shelf Registration Statement") for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), of the Registrable Securities in accordance with the terms of the Registration Rights Agreement (the "Registration Rights Agreement") dated November 22, 2004 between Mercer and the Holders named therein. The information in this notice includes a summary of certain of the provisions of the Registration Rights Agreement, which you should review. A copy of the Registration Rights Agreement is available from Mercer upon request at the address set forth below. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Each beneficial owner of Registrable Securities is entitled to the benefits of the Registration Rights Agreement. In order to sell or otherwise dispose of any Registrable Securities pursuant to the Shelf Registration Statement, a beneficial owner of Registrable Securities generally will be required to be named as a selling securityholder in the related prospectus, deliver a prospectus to purchasers of Registrable Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions as described below). Beneficial owners that do not complete this Notice and Questionnaire and deliver it to Mercer as provided below will not be named as selling securityholders in the prospectus and therefore will not be permitted to sell any Registrable Securities pursuant to the Shelf Registration Statement. Beneficial owners are encouraged to complete and deliver this Notice and Questionnaire at least five business days prior to the effectiveness of the Shelf Registration Statement so that such beneficial owners may be named as selling securityholders in the related prospectus at the time of its effectiveness. Upon receipt of a completed Notice and Questionnaire from a beneficial owner following the effectiveness of the Shelf Registration Statement, together with such other information as Mercer may reasonably request, Mercer will, as promptly as practicable but in any event within five business days of such receipt, file such amendments to the Shelf Registration Statement or supplements to the related prospectus as are necessary to permit such holder to deliver such prospectus to purchasers of Registrable Securities.

Certain legal consequences arise from being named as selling securityholders in the Shelf Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and the related prospectus.

D-A-1

Notice

The undersigned beneficial owner (the "Selling Securityholder") of Registrable Securities hereby gives notice to Mercer of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the Shelf Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless Mercer, and each person, if any, who controls Mercer within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all loss, liability, claim, damage and expense arising in connection with statements concerning the undersigned made in the Shelf Registration Statement or the related prospectus in reliance upon the information provided in this Notice and Questionnaire.

The undersigned hereby provides the following information to Mercer and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1.	(a	)	Full Legal Name of Selling Securityholder:

	(b	)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in (3) below are held:

	(c	)	Full Legal Name of Depository Trust Company Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in (3) below are held:

2.	Address for Notices to Selling Securityholder:

Telephone:
Fax:
Contact Person:

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3.
Beneficial Ownership of Registrable Securities:

(a)
Type and Principal amount of Registrable Securities Beneficially Owned:

  (b)
  CUSIP No(s). of such Registrable Securities Beneficially Owned:

4.
Beneficial Ownership of Mercer Securities Owned by the Selling Securityholder:

  Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any securities of Mercer other than the Registrable Securities listed in Item (3).

  (a)
  Type and Amount of Other Securities Beneficially Owned by the Selling Securityholder:

  (b)
  CUSIP No(s). of such other Securities Beneficially Owned:

5.
Relationship with Mercer:

  Except as set forth below, neither the undersigned nor any of its affiliates, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with Mercer (or its predecessors or affiliates) during the past three years.

  State any exceptions here:

6.
Plan of Distribution:

  Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Registrable Securities listed above in Item (3) pursuant to the Shelf Registration Statement only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned or alternatively through underwriters or

D-A-3

  broker dealers or agents. If the Registrable Securities are sold through underwriters or broker dealers, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent's commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options, swaps or other derivatives (whether exchange-listed or otherwise); or (vi) through any combination of the foregoing, or by any other legally available means. In connection with sales of the Registrable Securities or otherwise, the undersigned may enter into hedging transactions with broker dealers, which may in turn engage in short sales of the Registrable Securities, short and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker dealers that in turn may sell such securities. The shares may be sold or distributed from time to time by pledgees, donees or transferees of, or other successors in interest to, the undersigned.

  State any exceptions here:

Note:	In no event may such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of Mercer and an undertaking by the Selling Securityholder to pay certain expenses related to such offering.

The undersigned acknowledges that it understands its obligation to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Shelf Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provision.

The Selling Securityholder hereby acknowledges that there may be "black out" periods during which Registrable Securities may not be sold pursuant to the Shelf Registration Statement, as set forth in the Registration Rights Agreement.

The Selling Securityholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons set forth therein.

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Pursuant to the Registration Rights Agreement, Mercer has agreed under certain circumstances to indemnify the Selling Securityholders against certain liabilities.

In accordance with the undersigned's obligations under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the undersigned agrees to promptly notify Mercer of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective. All notices to Mercer hereunder and pursuant to the Registration Rights Agreement shall be made in writing at the address set forth below. All notices to the undersigned pursuant to the Registration Rights Agreement shall be made in writing at the address set forth in paragraph 2, or any other address given to Mercer by notice from the undersigned.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (6) above or provided by the undersigned as contemplated by the immediately preceding paragraph and the inclusion of such information in the Shelf Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by Mercer in connection with the preparation or amendment of the Shelf Registration Statement and the related prospectus.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Beneficial Owner
By:
Name: Title:
Dated:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO MERCER INTERNATIONAL INC., AT:

14900 Interurban Avenue South, Suite 282
Seattle, Washington, USA 98168
Attention: Investor Relations

with a copy to:

Sangra Moller
1000 Cathedral Place
925 West Georgia Street
Vancouver, British Columbia, Canada
V6C 3L2
Attention: H.S. Sangra

D-A-5

EXHIBIT E

RBC Capital Markets
Credit Suisse First Boston LLC
CIBC World Markets
Mercer International Inc.

c/o RBC Capital Markets Corporation
1 Liberty Plaza
New York, NY 10006

                             Re:        Mercer International Inc.

Ladies and Gentlemen:

        In consideration of the agreement of RBC Capital Markets, Credit Suisse First Boston and CIBC World Markets to act as underwriters for the proposed public offering (the "Offering") of Shares of Beneficial Interest (the "Securities") of Mercer International Inc., a business trust organized under the laws of the State of Washington (the "Company"), the undersigned hereby (i) agrees that the undersigned will not, directly or indirectly, during a period of one hundred eighty (180) days, or such lesser period, if any, as may apply to the trustees and officers of the Company, from the "Closing Date", as such term is defined in the asset purchase agreement made among the Company, 0706906 B.C. Ltd. and the undersigned dated November 22, 2004 (the "Lock-Up Period"), without the prior written consent of RBC Capital Markets (such consent not to be unreasonably withheld or delayed), issue, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or maintain a "put equivalent position" (within the meaning of Rule 16-a-1(h) under the Securities Exchange Act of 1934, as amended), enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or other consideration, or otherwise dispose of, any Securities (or any securities convertible into, exercisable for or exchangeable for the Securities), or interest therein of the Company, unless it is a condition to any such transfer that the transferee certifies in writing to RBC Capital Markets that (x) such transferee is receiving and holding the Securities or other securities subject to the provisions of this Agreement and that there shall be no further transfer of such Securities or other securities except in accordance with this Agreement, and (y) such transferee will comply with the terms of this Agreement as if such transferee were bound by this Agreement, and (ii) authorizes the Company during the Lock-Up Period to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of the Company with respect to any Securities and any securities convertible into, exercisable for or exchangeable for the Securities for which the undersigned is the record or beneficial holder.

        The undersigned agrees that any Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement. The undersigned further

E-1

        agrees, from the date hereof until the end of the Lock-up Period, that the registration of the undersigned's Securities will not change or amend its obligations and restrictions hereunder.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into the agreements set forth herein, and that, upon request, the undersigned will execute any additional documents necessary in connection with implementing the agreements, authorizations and other terms hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned.

Very truly yours,
KPMG INC.
Per: /s/ TODD M. MARTIN
Dated: November 22, 2004

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EXHIBIT F

Assumption Agreement

        THIS ASSUMPTION AGREEMENT is made as of the          day of                 , 200      ,

AMONG:

      MERCER INTERNATIONAL INC., a business trust organized under the laws of the State of Washington, having an office at 14900 Interurban Avenue South, Suite 282, Seattle, Washington, 98168

      ("Mercer")

AND:

      0706906 B.C. LTD., a corporation organized under the laws of British Columbia, having an office at Suite 1790, 400 Burrard Street, Vancouver, B.C., V6C 3A6

      (the "Purchaser")

AND:

      KPMG INC., in its capacity as the receiver of all the assets and undertaking of Stone Venepal (Celgar) Pulp Inc. having an office at Suite 900, 777 Dunsmuir Street, Vancouver, B.C., V7Y 1K3

      (the "Vendor")

WHEREAS:

A.    By an asset purchase agreement made the 22nd day of November 2004 (the "Agreement") among the Parties, the Vendor agreed to sell and the Purchaser agreed to purchase the Purchased Assets used in the conduct of the Business;

B.    By Section 3.3 of the Agreement, the Purchaser has agreed to assume certain liabilities and obligations of the Vendor and the Company related to the Business; and

C.    By Section 3.3 of the Agreement, the Purchaser and Mercer have agreed to provide the Vendor the indemnity set forth therein.

NOW, THEREFORE ASSIGNMENT WITNESSES that in consideration of the completion of the transactions contemplated by the Agreement and other good and valuable consideration (the receipt and sufficiency of which are acknowledged and agreed to by each of the Vendor and Mercer), the Parties covenant and agree, each with the other, as follows:

1.         The Purchaser covenants with the Vendor that, subject to the terms and conditions contained in the Agreement, the Purchaser will pay, discharge and satisfy only the following liabilities and obligations of the Vendor and the Company related to the Business:

  (a)
  all liabilities and obligations of the Vendor accruing on and after the Time of Closing under the Contracts, and the Licences and Permits, excluding the unassignable Contracts and Licences and Permits referred to in Section 3.10 of the Agreement;

  (b)
  the Current Liabilities;

  (c)
  all liabilities and obligations of the Vendor accruing on and after the Time of Closing in respect of the Permitted Encumbrances; and

  (d)
  the obligations and liabilities assumed by the Purchaser under Article 8, including for greater certainty, any and all funding obligations under pension plans disclosed in the Disclosure Letter, whether or not such plans are currently in a deficit position,

(individually and collectively, the "Assumed Obligations").

2.         The Purchaser and Mercer acknowledge and confirm the indemnity provided to the Vendor set forth in Section 3.3 of the Agreement.

3.         Unless otherwise specifically provided or the context otherwise requires, where used in this Assumption Agreement and the Recitals to this Assumption Agreement, capitalized terms and expressions shall have the respective meanings set forth in the Agreement.

4.         This Assumption Agreement will enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

5.         All notices hereunder shall be deemed given if in writing and delivered personally or sent by facsimile or by registered or certified mail (return receipt requested), but not by email, to the Parties at the addresses set out in the Agreement (or at such other addresses as shall be specified by like notice).

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6.         This Assumption Agreement and any amendments hereto may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be considered one and the same Assumption Agreement. A signed facsimile or telecopied copy of this Assumption Agreement shall be effectual and valid proof of execution and delivery.

        IN WITNESS WHEREOF the Parties have caused this Assumption Agreement to be executed as of the day and year first above written.

MERCER INTERNATIONAL INC.	KPMG INC.

Per:	Per:

Per:	Per:

0706906 B.C. LTD.

Per:

Per:

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QuickLinks

ASSET PURCHASE AGREEMENT BETWEEN MERCER INTERNATIONAL INC. AND 0706906 B.C. LTD. AND KPMG INC. Dated November 22, 2004 SANGRA MOLLER FASKEN MARTINEAU DUMOULIN LLP
TABLE OF CONTENTS
ASSET PURCHASE AGREEMENT
EXHIBIT A
Representations and Warranties of the Vendor
EXHIBIT B
Representations and Warranties of the Purchaser and Mercer
EXHIBIT C
Form of Vesting Order
EXHIBIT D
Registration Rights Agreement
EXHIBIT E
Lock-up Agreement
EXHIBIT F
Assumption Agreement